NOTICE OF COURT MEETING

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

2003: NO. [*]

IN THE MATTER OF

EK CHOR CHINA MOTORCYCLE CO. LTD.

AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

NOTICE OF COURT MEETING OF THE HOLDERS OF SCHEME SHARES

NOTICE IS HEREBY GIVEN that, by an Order dated the [*] day of [*], 2003, made in the above matter, the Supreme Court of Bermuda has directed a meeting (the “Court Meeting”) to be convened of the holders of the Scheme Shares (as defined in the Scheme of Arrangement hereinafter mentioned) for the purposes of considering and, if thought fit, approving (with or without modification), a Scheme of Arrangement proposed to be made between EK CHOR CHINA MOTORCYCLE CO. LTD. (the “Company”) and the holders of the Scheme Shares. The Court Meeting will be held at [Address] at [*] a.m. on [*], 2003, at which place and time the holders of the Scheme Shares are requested to attend.

A copy of the said Scheme of Arrangement and the Explanatory Statement required to be furnished pursuant to section 100 of the Companies Act 1981 of Bermuda (as amended) are incorporated as Appendices [A] and [B] to the proxy statement of which this notice forms a part. Additional copies of the said documents can be obtained by any person entitled to attend the said Court Meeting during usual business hours on any day prior to the day appointed for the said Court Meeting (other than a Saturday afternoon, a Sunday or a statutory holiday):

[(i)	at the registered office of the Company in Bermuda situate at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda;

(ii)	at the office of the branch registrar of the Company in New York, namely The Bank of New York situate at 101 Barclay Street, New York, NY 10286, United States of America; and

(iii)	at the office of the Company’s Bermuda attorneys, namely Appleby Spurling & Kempe, situate at 5511, The Center, 99 Queen’s Road Central, Central, Hong Kong,

and can also be seen on display at the principal place of business of the Company at 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong.]

The holders of the Scheme Shares may vote in person at the said Court Meeting or they may appoint another person, whether a shareholder of the Company or not, as their proxy to attend and vote in their stead. The form of proxy for use at the Court Meeting is enclosed.

In the case of joint holders of the Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose, seniority shall be determined by the order in which the names stand in the register of members of the Company in respect of the relevant joint holding.

The accompanying form of proxy should be signed, dated and returned in the enclosed postage prepaid envelope to the Company Secretary, EK Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong, or else submitted with voting instructions via facsimile at (852) – [            ] in accordance with the instructions on the accompanying proxy card before [            ] a.m./ p.m. Hong Kong time on [            ], 2003 (approximately 48 hours before the time of the holding of the Court Meeting), but if the form of proxy is not so lodged it may be handed to the Chairman of the Court Meeting at the start of the Court Meeting.

By its Order, the Supreme Court of Bermuda has appointed Mr. [*], a director of the Company, or failing him, Mr. [*], a director of the Company to act as Chairman of the Court Meeting and has directed the Chairman to report the result thereof to it.

The said Scheme of Arrangement will be subject to the subsequent approval of the Supreme Court of Bermuda.

Dated this [*] day of [*], 2003.

Appleby Spurling & Kempe

Cedar House, 41 Cedar Avenue

Hamilton, Bermuda

Attorneys for the Company

NOTICE OF SPECIAL GENERAL MEETING

EK CHOR CHINA MOTORCYCLE CO. LTD.

(Incorporated in Bermuda with limited liability)

NOTICE IS HEREBY GIVEN that a Special General Meeting of the shareholders of EK CHOR CHINA MOTORCYCLE CO. LTD. (the “Company”) will be held at [Address] on [Date] at [Time] (or so soon thereafter as the meeting of the holders of the Scheme Shares (as defined in the Scheme of Arrangement hereinafter mentioned) convened by the direction of the Supreme Court of Bermuda for the same day and place, shall have been concluded or concluded after any adjournment thereof, for the purpose of considering and, if thought fit, passing the following resolution of the Company.

RESOLUTION

“THAT

(a)	the Scheme of Arrangement dated [*] (the “Scheme”) between the Company and the holders of the Scheme Shares (as defined in the Scheme) in the form of the print thereof which has been produced to this Special General Meeting and for the purposes of identification signed by the Chairman of the Special General Meeting, subject to any modification or addition or condition as may be approved or imposed by the Supreme Court of Bermuda, be approved;

(b)	for the purpose of giving effect to the Scheme, on the Effective Date (as defined in the Scheme):

(i)	the issued share capital of the Company be reduced by the cancellation and extinguishment of all the Scheme Shares;

(ii)	subject to and forthwith upon such reduction of issued share capital taking effect, the authorized share capital of the Company of US$2,500,000 divided into 25,000,000 shares of US$0.10 each be reduced by the amount and number of shares represented by the Scheme Shares (as defined in the Scheme) cancelled;

(iii)	the share premium account of the Company as it shall stand at the close of business (Bermuda time) on the Effective Date (as defined in the Scheme) shall be reduced by US$[ ]; and

(iv)	the Company shall apply the credit arising in its books of account as a result of the reductions referred to above to a reserve account in the books of account of the Company; and

(c)	the directors of the Company be authorized to do all other acts and things necessary or desirable in connection with the implementation of the Scheme and including the giving of consent to any modification of, or addition to, the Scheme, which the Supreme Court of Bermuda may see fit to impose.”

A form of proxy and a proxy statement containing more detailed information on the matters to be considered at the Special General Meeting, including the Scheme of Arrangement and Explanatory Statement are incorporated as Appendices [A] and [B] to the proxy statement of which this notice forms a part.

Shareholders may vote in person at the Special General Meeting or they may appoint another person, whether a shareholder of the Company or not, as their proxy to attend and vote in their stead. The form of proxy for use at the Special General Meeting is enclosed.

In the case of joint holders of shares, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose, seniority shall be determined by the order in which the names stand in the register of members of the Company in respect of the relevant joint holding.

Only shareholders of record at the close of business on [            ], 2003, the record date fixed by the board of directors, are entitled to notice of, and to vote at, the Special General Meeting.

The accompanying form of proxy should be signed, dated and returned in the enclosed postage prepaid envelope to the Company Secretary, EK Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong, or else submitted with voting instructions via facsimile at (852) – [            ] in accordance with the instructions on the accompanying proxy card before [            ] a.m./ p.m. Hong Kong time on [            ], 2003 (approximately 48 hours before the time of the holding of the Special General Meeting).

Dated [*], 2003

Principal office in Hong Kong	By Order of the Board
21st Floor Far East Finance Centre 16 Harcourt Road Hong Kong	EK CHOR CHINA MOTORCYCLE CO. LTD.
Secretary

EK CHOR CHINA MOTORCYCLE CO. LTD.

(Incorporated in Bermuda with limited liability)

Form of proxy for use at the meeting (or at any adjournment thereof) convened by the direction of the Supreme Court of Bermuda (the “Court Meeting”) of the holders of the Scheme Shares (as defined in the Scheme of Arrangement hereinafter mentioned) for the purposes of considering and, if thought fit, approving (with or without modification), a Scheme of Arrangement under section 99 of the Companies Act 1981 of Bermuda (as amended) (the “Scheme”) proposed to be made between EK CHOR CHINA MOTORCYCLE CO. LTD. (the “Company”) and the holders of the Scheme Shares (as defined in the Scheme).

IN THE SUPREME COURT OF BERMUDA, CIVIL JURISDICTION, 2003: NO. [*]

In the matter of EK CHOR CHINA MOTORCYCLE CO. LTD. and in the matter of Section 99 of the Companies Act 1981 of Bermuda (as amended).

I/We1                                                                                        of                                                                                                       being the

registered holder(s) of2                                                      Scheme Shares, HEREBY APPOINT the Chairman of the Court Meeting or3

                                of                                                                                                                    as my/our proxy to act for me/us at the

Court Meeting convened by the direction of the Supreme Court of Bermuda (or at any adjournment thereof) of the holders of Scheme Shares to be held at [*] at [*] a.m. on [*], 2003, for the purpose of considering and, if thought fit, approving (with or without modification) the Scheme of Arrangement and at such Court Meeting (or at any adjournment thereof) to vote for me/us and in my/our name(s) for the Scheme as hereunder indicated, and if no such indication is given, as my/our proxy thinks fit.

	For[4] the Scheme	Against[4] the Scheme

Resolution to adopt Scheme of Arrangement	☐	☐

Dated this                                                  day of                                                  2003

Signature5

Notes:-

1.	Full name(s) and address(es) to be inserted in BLOCK CAPITALS.

2.	Please insert the number of Scheme Shares registered in your name(s) and to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the Scheme Shares registered in your name(s).

3.	If any proxy other than the Chairman of the Court Meeting is preferred, strike out the words “the Chairman of the Court Meeting or” and insert the name and address of the proxy desired in the space provided. The proxy need not be a shareholder of the Company, but must attend the Court Meeting in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON WHO SIGNS IT.

4.	IMPORTANT: IF YOU WISH TO VOTE FOR THE SCHEME, SIGN IN THE BOX MARKED “For the Scheme”. IF YOU WISH TO VOTE AGAINST THE SCHEME, SIGN IN THE BOX MARKED “Against the Scheme”. Failure to sign either box will entitle your proxy to cast your vote at his discretion.

5.	This form of proxy must be signed by you or your attorney duly authorised in writing or, in the case of a corporation, must be either under its common seal or under the hand of an officer or attorney duly authorised.

6.	In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority shall be determined by the order in which their names stand in the register of members of the Company.

7.	The accompanying form of proxy should be signed, dated and returned in the enclosed postage prepaid envelope to the Company Secretary, EK Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong, or else submitted with voting instructions via facsimile at (852) – [ ] in accordance with the instructions on the accompanying proxy card before [ ] a.m./ p.m. Hong Kong time on [ ], 2003 (approximately 48 hours before the time of the holding of the Court Meeting), but if the form of proxy is not so lodged it may be handed to the Chairman of the Court Meeting at the start of the Court Meeting.

Subject to the notes on revocation in Note 8 below, delivery of this form of proxy will not preclude you from attending and voting in person at the Court Meeting.

8.	A shareholder may revoke a proxy at any time prior to its exercise by:

•	delivering to the Secretary of the Company a written notice of revocation stating that you are revoking your previously delivered proxy;

•	delivering to the Secretary of the Company a duly executed proxy bearing a later date or time to the proxy to be revoked; or

•	attending the Court Meeting and voting in person. However, your attendance by itself will not automatically revoke your proxy.

Unless you revoke your proxy, it will be voted in accordance with the instructions on your proxy card. A written notice revoking a proxy or a later dated proxy card should be sent to the Company Secretary, EK Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC, or hand delivered to the Company Secretary at least one hour before the commencement of the Court Meeting.

EK CHOR CHINA MOTORCYCLE CO. LTD.

(Incorporated in Bermuda with limited liability)

Form of proxy for use at the special general meeting (or at any adjournment thereof) (the “Special General Meeting”) of the shareholders of EK CHOR CHINA MOTORCYCLE CO. LTD. (the “Company).

I/We1                                                                                               of                                                                                                being the

registered holder(s) of2                                                              shares of par value US$0.10 each (“Shares”), HEREBY APPOINT the

Chairman of the Special General Meeting or3                                                                                                                                    of

as my/our proxy to act for me/us at the Special General Meeting (or at any adjournment thereof) to be held at [*] at [*] a.m. on [*], 2003, for the purpose of considering and, if thought fit, approving the resolution noted below as a Resolution of the Company and at such Special General Meeting (or at any adjournment thereof) to vote for me/us and in my/our name(s) in respect of the Resolution as hereunder indicated, and if no such indication is given, as my/our proxy thinks fit.

	For[4]	Against[4]

Resolution	☐	☐

Dated this day of 2003

Signature5

Notes:-

1.	Full name(s) and address(es) to be inserted in BLOCK CAPITALS.

2.	Please insert the number of Shares registered in your name(s) and to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the Shares registered in your name(s).

3.	If any proxy other than the Chairman of the Special General Meeting is preferred, strike out the words “the Chairman of the Special General Meeting or” and insert the name and address of the proxy desired in the space provided. The proxy need not be a shareholder of the Company, but must attend the Special General Meeting in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON WHO SIGNS IT.

4.	IMPORTANT: IF YOU WISH TO VOTE FOR THE RESOLUTION, SIGN IN THE BOX MARKED “For”. IF YOU WISH TO VOTE AGAINST THE RESOLUTION, SIGN IN THE BOX MARKED “Against”. Failure to sign either box will entitle your proxy to cast your vote at his discretion.

5.	This form of proxy must be signed by you or your attorney duly authorised in writing or, in the case of a corporation, must be either under its common seal or under the hand of an officer or attorney duly authorised.

6.	In the case of joint holders of Shares, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority shall be determined by the order in which their names stand in the register of members of the Company.

7.	The accompanying form of proxy should be signed, dated and returned in the enclosed postage prepaid envelope to the Company Secretary, EK Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong, or else submitted with voting instructions via facsimile at (852) – [ ] in accordance with the instructions on the accompanying proxy card before [ ] a.m./ p.m. Hong Kong time on [ ], 2003 (approximately 48 hours before the time of the holding of the Special General Meeting). Subject to the notes on revocation in Note 8 below, delivery of this form of proxy will not preclude you from attending and voting in person at the Special General Meeting.

8.	A shareholder may revoke a proxy at any time prior to its exercise by:

•	delivering to the Secretary of the Company a written notice of revocation stating that you are revoking your previously delivered proxy;

•	delivering to the Secretary of the Company a duly executed proxy bearing a later date or time to the proxy to be revoked; or

•	attending the Special General Meeting and voting in person. However, your attendance by itself will not automatically revoke your proxy.

Unless you revoke your proxy, it will be voted in accordance with the instructions on your proxy card. A written notice revoking a proxy or a later dated proxy card should be sent to the Company Secretary, EK Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC, or hand delivered to the Company Secretary at least one hour before the commencement of the Court Meeting which precedes the Special General Meeting.

[EKC logo]

EK CHOR CHINA MOTORCYCLE CO. LTD.

(An exempted company incorporated with limited liability under the laws of Bermuda)

PROXY STATEMENT

Dear Shareholders:

You are cordially invited to a meeting of shareholders of Ek Chor China Motorcycle Co. Ltd. (the “Company”) convened at the direction of the Supreme Court of Bermuda (the “Court Meeting”) and a special general meeting of shareholders of the Company (the “Special General Meeting”) scheduled to be held immediately following the Court Meeting. At the Court Meeting and the Special General Meeting, you will be asked to consider and vote upon a proposal (the “Proposal”) pursuant to which the Company will become a wholly-owned subsidiary of C.P. Pokphand Co. Ltd. (“CPP”), an exempted company incorporated with limited liability under the laws of Bermuda and, as of April 15, 2003, the holder of approximately 68.2% of the issued and outstanding share capital of the Company.

The Proposal will be implemented by means of a scheme of arrangement (the “Scheme”) under Section 99 of the Companies Act 1981 of Bermuda (as amended) (the “Bermuda Companies Act”). The terms and conditions of the Scheme are set forth under the caption “The Scheme of Arrangement” beginning on page 11 of this Proxy Statement. For further information about the Scheme, please see also the Scheme of Arrangement, dated             , 2003, and the Explanatory Statement, dated             , 2003, accompanying this Proxy Statement.

Under the Proposal, holders of the approximately 31.8% of the issued and outstanding share capital of the Company not currently owned by CPP will receive US$3.75 in cash for each share of common stock, par value US$0.10 per share, of the Company (the “Shares”) held. Upon completion of the Proposal, current holders of Shares other than CPP will cease to have ownership interests in the Company or rights as the Company’s shareholders and, as a result, current holders of Shares other than CPP will not participate in any future earnings, losses, growth or decline of the Company. Moreover, the Company intends to have the Shares delisted from The New York Stock Exchange (“NYSE”) following completion of the Scheme. As a result, public trading of the Shares will cease.

The implementation of the Scheme will require, among other things, the approval of holders of Shares other than the Shares owned by CPP (the “Scheme Shares”) at the Court Meeting. If, at the Court Meeting, a majority in number of the holders of Scheme Shares who represent at least three-fourths in value of the Scheme Shares present and voting (either in person or by proxy) agree to the Scheme, it will be binding on all shareholders of the Company, provided that the Supreme Court of Bermuda (the “Bermuda Court”) grants its sanction. At the Special General Meeting following the Court Meeting, a simple majority of the Shares present and voting (either in person or by proxy) will be required to approve the resolutions for implementing the Scheme. In order to become effective, the Scheme must be sanctioned by the Bermuda Court at a hearing following the Court Meeting, and a copy of the order of the Bermuda Court sanctioning the Scheme must be delivered to and duly registered with the Registrar of Companies in Bermuda.

The Board of Directors of the Company has unanimously determined that the Proposal is fair to and in the best interests of the holders of the Scheme Shares. Accordingly, the Board of Directors has unanimously approved the Scheme and unanimously recommends that the holders of Scheme Shares vote to approve and adopt the Scheme and the transactions contemplated thereby.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE COURT MEETING AND THE SPECIAL GENERAL MEETING. You may vote your shares by mailing your signed proxy card for each of the Court Meeting and the Special General Meeting in the enclosed envelope, or submit your proxy with voting instructions via facsimile at (852)              in accordance with the instructions on the accompanying proxy card, before 5:00 p.m., Hong Kong time on             , 2003 (approximately 48 hours before the Court Meeting). You may also vote in person at the Court Meeting and the Special General Meeting (however, your attendance will not automatically revoke your proxy). If your shares are not registered in your own name and you plan to attend the Court Meeting and the Special General Meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership as of             , 2003, and bring that evidence to the Court Meeting and the Special General Meeting.

The date, time and place of the Court Meeting are as follows:

[Date and Time]

[Address]

The date, time and place of the Special General Meeting are as follows:

[Date and Time] (or so soon thereafter as the Court Meeting for the same day and place shall have been concluded or concluded after an adjournment thereof)

[Address]

On behalf of the Board of Directors of the Company, we would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Court Meeting and the Special General Meeting.

By order of the Board of Directors of

Ek Chor China Motorcycle Co. Ltd.

Thanakorn Seriburi

Chairman of the Board of Directors

No person has been authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied on as having been authorized by the Company or any of its affiliates. The delivery of this Proxy Statement shall not imply that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time after its date.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction, passed upon the merits or fairness of the transaction, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This Proxy Statement is dated         , 2003

and was first mailed to Shareholders on or about         , 2003.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth below. The Company believes that the following important factors, among others, in some cases have affected, and, in the future, could affect, the operations of the Company and the ventures in which the Company has interests (the “Ventures”):

•	Political, economic and social conditions in the People’s Republic of China (the “PRC”), including the PRC government’s specific policies with respect to economic growth, inflation, taxation, currency conversion, imports and sources of supplies, expropriation of private enterprises and the availability of credit, particularly to the extent such current or future conditions and policies affect the motorcycle and motorcycle parts and components industries and markets in the PRC, the automotive and automotive parts and components industries and markets in the PRC, the Ventures’ motorcycle and motorcycle parts and components customers and automotive parts and components customers, and the demand, sales volume and sales prices for the Ventures’ motorcycles and motorcycle and automotive parts and components;

•	The effects of competition in the motorcycle market on the demand, sales volume and sales prices for the Ventures’ motorcycles and motorcycle parts and components;

•	The effects of competition in the automotive market on the demand, sales volume and sales prices for the Ventures’ automotive parts and components;

•	The Ventures’ ability to collect and reduce the levels of their accounts receivable;

•	The Company’s and the Ventures’ ability to finance their working capital and capital expenditure requirements, including obtaining any required external debt or other financing; and

•	The effects of inflation on the Company’s and the Ventures’ results of operations, including the effects on the Ventures’ costs of raw materials and parts and labor costs.

The forward-looking events and circumstances discussed in this document may not occur in the way we expect, or at all. Accordingly, you should not place undue reliance on any forward-looking information.

FOREIGN CURRENCY TRANSLATIONS

Solely for the convenience of the reader, this document contains translations of certain Chinese Renminbi and Hong Kong dollar amounts into US dollars and vice versa at specified rates. These translations should not be construed as representations that the Renminbi or Hong Kong dollar amounts actually represent such US dollar amounts or could be converted into US dollars at the rates indicated or at all. Unless otherwise stated, the translations of Renminbi and Hong Kong dollars into US dollars and vice versa have been made at the rate of RMB8.28 to US$1.00, the rate quoted by the People’s Bank of China on April 15, 2003, and HK$7.80 to US$1.00, the noon buying rate in New York City for cable transfers in Hong Kong dollars as certified for customs purposes by the Federal Reserve Bank of New York on April 15, 2003.

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

Q:	What is the proposed transaction?

A:	Under the Proposal, the Company will become a wholly-owned subsidiary of CPP, the holder as of April 15, 2003 of approximately 68.2% of the issued and outstanding share capital of the Company. See “Summary of the Proposal”.

Q:	What is the scheme of arrangement?

A:	The scheme of arrangement is the means by which the proposed transaction will be implemented under Section 99 of the Bermuda Companies Act. Upon taking effect, the Scheme will be binding on all shareholders of the Company. In order for the Scheme to take effect, the following conditions must be satisfied or, if permissible, waived:

•	Approval of the Scheme by a majority in number of the holders of Scheme Shares who represent at least three-fourths in value of the Scheme Shares present and voting (either in person or by proxy) at the Court Meeting;

•	Sanction of the Scheme by the Bermuda Court;

•	Registration of the court order sanctioning the Scheme;

•	Passage of the necessary resolutions to approve and implement the Scheme as set out in the notice of the Special General Meeting contained in this Proxy Statement, including the reduction of both the authorized and issued share capital and the additional paid-in capital account of the Company as referred to therein by a simple majority of the shareholders of the Company present and voting; and

•	Compliance with the procedural requirements under Section 46 of the Bermuda Companies Act for the proposed reduction of both the authorized and issued share capital and the additional paid-in capital account of the Company.

See “The Scheme of Arrangement”.

Q:	What vote is required from the shareholders of the Company in order for the Scheme to be approved?

A:	The Scheme must be approved by the affirmative vote of a majority in number of the holders of shares of the Company’s common stock that represent at least three-fourths in value of the shares of the Company’s common stock not owned by CPP, or the Scheme Shares, and present and voting (either in person or by proxy) at the Court Meeting. In the event that the holders of the Scheme Shares do not approve the Scheme, it will not take effect. In addition to the vote for approving the Scheme at the Court Meeting, approval of resolutions for implementing the Scheme will require a simple majority of the votes attaching to the Shares present and voting (either in person or by proxy) at the Special General Meeting. See “The Court Meeting—Vote Required” and “The Special General Meeting—Vote Required”.

Q:	As a shareholder of the Company, what do I receive for my shares if the Scheme takes effect?

A:	If all of the conditions to the Scheme are satisfied or, if permissible, waived, and the Scheme takes effect, holders of Scheme Shares will receive US$3.75 in cash for each share of common stock held. See “Summary Term Sheet—Payment”.

Q:	What do I need to do now?

A:	After you have carefully read this document, mail your signed proxy cards in the enclosed envelope, or submit your proxy with voting instructions via facsimile at (852) in accordance with the instructions on the accompanying proxy cards, before 5:00 p.m., Hong Kong time on , 2003 (approximately 48 hours before the Court Meeting), so that your shares will be represented at the Court Meeting and the Special General Meeting.

Q:	If my Shares are held in “street name” by my broker, will my broker vote my Shares for me?

A:	Your broker should send you directions on how to provide your broker with instructions to vote your Shares. If you do not provide your broker with instructions on how to vote your “street name” Shares, your broker will not be permitted to vote them on the proposals. You should therefore be sure to provide your broker with instructions on how to vote your Shares. If you do not give voting instructions to your broker, you will not be counted as voting for the purposes of any of the proposals unless you have the Shares registered in your name and appear in person at the meeting. See “The Court Meeting” and “The Special General Meeting”.

Q:	Can I change my vote after I have submitted my proxy with voting instructions?

A:	Yes. There are three ways in which you may revoke your proxy and change your vote in respect of the Scheme and the resolutions for implementing the Scheme before the Court Meeting and the Special General Meeting, respectively:

•	You may send a written notice of revocation, which must be received one hour before the commencement of the relevant meeting, stating that you are revoking your previous delivered proxy.

•	You may complete and submit a later dated proxy card by mail or submit your proxy card with new voting instructions via facsimile at (852) . The latest vote actually received in respect of the Scheme and the resolutions for implementing the Scheme prior to the Court Meeting and the Special General Meeting, respectively, will be recorded and any earlier votes will be revoked.

•	You may attend the Court Meeting or the Special General Meeting; however, your attendance will not automatically revoke your proxy.

If you have instructed a broker to vote your Shares, you must follow directions received from your broker to change or revoke your proxy.

Q:	When do you expect the transaction to be completed?

A:	We are working toward completing the transaction as quickly as possible. Assuming that the Scheme receives the approval of holders of the Scheme Shares at the Court Meeting and the resolutions for implementing the Scheme receive the approval of shareholders at the Special General Meeting, we currently expect that we will complete the transaction by , 2003.

Q:	What are the tax consequences of the transaction to shareholders?

A:	The receipt of cash for Shares of the Company in the transaction will be taxable for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. Generally, holders of Scheme Shares will recognize gain or loss for these purposes equal to the difference between US$3.75 per share and their tax basis for the shares of common stock that were owned immediately before completion of the Scheme. For U.S. federal income tax purposes, this gain or loss generally would be a capital gain or loss if the Scheme Shares are held as a capital asset.

TAX MATTERS ARE VERY COMPLEX, AND THE TAX CONSEQUENCES OF THE SCHEME TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE SCHEME TO YOU.

Q:	What is the location, date and time of the Court Meeting?

A:	The Court Meeting will be held at , located at , Hong Kong Special Administrative Region, PRC, on , 2003 at [a.m.]/[p.m.] local time. See “The Court Meeting”.

Q:	What is the location, date and time of the Special General Meeting?

A:	The Special General Meeting will be held at , located at , Hong Kong Special Administrative Region, PRC, on , 2003 at [a.m.]/[p.m.] local time. See “The Special General Meeting”.

Q:	Whom should I call with additional questions?

A:	If you have questions concerning the Proposal, please call our information agent, MacKenzie Partners, Inc. at 105 Madison Avenue, 14th Floor, New York, New York 10016, USA, (1-212) 929-5239 (telephone) or (1-212) 929-0308 (fax).

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this document and may not contain all of the information that is important to you. You are urged to read carefully the entire Proxy Statement carefully, including the appendices.

•	Shareholders’ Vote: The implementation of the Scheme will require, among other things, the approval of the holders of Scheme Shares at the Court Meeting. If, at the Court Meeting, a majority in number of the holders of Scheme Shares who represent at least three-fourths in value of the Scheme Shares present and voting (either in person or by proxy) agree to the Scheme, it will be binding on all Shareholders provided that the Bermuda Court grants its sanction. See “The Court Meeting—Vote Required”.

•	Payment: Pursuant to the Proposal, holders of the issued and outstanding share capital of the Company not currently owned by CPP would receive US$3.75 in cash for each Share held. See “The Scheme of Arrangement”.

•	Fairness of the Transaction: After careful consideration, the Board of Directors of the Company has unanimously determined that the Scheme is fair to, and in the best interests of, the holders of the Scheme Shares. Accordingly, the Board of Directors has unanimously approved the Scheme and unanimously recommends that the holders of Scheme Shares vote to approve and adopt the Scheme and the transactions contemplated thereby. See “Special Factors—Fairness of the Transaction”.

•	Material Accounting Treatment: Upon cancellation of the Company’s capital stock purchased, the Company’s capital stock will be reduced by US$557,400, the par value of the Shares purchased, and additional paid-in capital will be reduced by US$20,345,100, the excess of the purchase price over the par value of the Shares.

•	Tax Consequences: The receipt of cash for shares of the Company’s common stock in the transaction will be taxable for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. Generally, holders of Scheme Shares will recognize gain or loss for these purposes equal to the difference between US$3.75 per share and their tax basis for the shares of common stock that were owned immediately before completion of the Scheme. For U.S. federal income tax purposes, this gain or loss generally would be a capital gain or loss if the Scheme Shares are held as a capital asset.

TAX MATTERS ARE VERY COMPLEX, AND THE TAX CONSEQUENCES OF THE SCHEME TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE SCHEME TO YOU.

•	Conditions: The Scheme will become effective and binding on all Shareholders if the following conditions are satisfied or, if permissible, waived:

—	Affirmative vote of a majority in number of the holders of Scheme Shares who represent at least three-fourths in value of the Scheme Shares present and voting (either in person or by proxy) at the Court Meeting;

—	Sanction (with or without modification) of the Scheme by the Bermuda Court;

—	Delivery of a copy of the Order of the Bermuda Court sanctioning the Scheme to the Registrar of Companies in Bermuda for registration, and the due registration by the Registrar of such Order;

—	Passage of the necessary resolutions to approve and implement the Scheme as set out in the notice of the Special General Meeting contained in this Proxy Statement, including the reduction of both the authorized and issued share capital and the additional paid-in capital account of the Company as referred to therein by a simple majority of the Shareholders present and voting (either in person or by proxy) at the Special General Meeting; and

—	Compliance with the procedural requirements under Section 46 of the Bermuda Companies Act for the proposed reduction of both the authorized and issued share capital and the additional paid-in capital account of the Company to give effect to the Scheme.

See “The Scheme of Arrangement—Conditions of the Scheme”.

•	Effect of Completion: Upon completion of the Scheme, CPP will own 100% of the issued share capital of the Company. Current shareholders other than CPP will cease to have ownership interests in the Company or rights as the Company’s shareholders, and, as a result, if the Scheme is completed, current shareholders other than CPP will not participate in any future earnings, losses, growth or decline of the Company. Moreover, the Company intends to have the Shares delisted from the NYSE upon completion of the Scheme. As a result, public trading of the Shares will cease. See “The Scheme of Arrangement—The Effect of the Scheme of Arrangement”.

•	No Dissenters’ Rights: Shareholders do not have express appraisal rights in connection with the Scheme under the Bermuda Companies Act. However, the Bermuda Court in considering whether to sanction a scheme of arrangement may decline to sanction a scheme unless it is satisfied, not only that the court meeting was properly constituted and that the proposals were approved by the requisite majority, but that the result of the meeting fairly reflected the view of the parties concerned.

SUMMARY OF THE PROPOSAL

This summary, together with the preceding “Questions and Answers about the Proposal” and the “Summary Term Sheet”, highlights certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement and the attached appendices. We urge you to read carefully this Proxy Statement and the attached appendices in their entirety.

This Proxy Statement contains a number of forward-looking statements with respect to future events that will have an effect on future performance. These forward-looking statements are subject to various risks and uncertainties, including those set forth under “Cautionary Statement Concerning Forward-Looking Information” and elsewhere that could cause actual results to differ materially from historical results or those currently anticipated.

The Scheme of Arrangement

The Company proposes to effect an arrangement with the holders of Scheme Shares which will result in the Company’s becoming a wholly-owned subsidiary of CPP. The Scheme Shares are the issued and outstanding Shares in the capital of the Company other than those Shares owned by CPP. The arrangement is intended to be implemented by way of a scheme of arrangement under Section 99 of the Bermuda Companies Act. See “The Scheme of Arrangement”.

Approval by the Board of Directors

Since July 2001, CPP and the Company have considered various alternative structures and arrangements relating to a “going-private” transaction of the Company. In February 2003, the Company appointed Bear, Stearns & Co. Inc. (“Bear Stearns”) to advise the Board of Directors regarding a possible going-private transaction. See “Special Factors—Past Contacts, Transactions, Negotiations and Agreements”.

After careful consideration of numerous factors, including the benefits and disadvantages of remaining a publicly listed company, the Company’s future operating needs, and the analyses and other information provided by Bear Stearns in its April 11, 2003 presentation to the Board of Directors, the Board of Directors has unanimously determined that the Scheme is fair to, and in the best interests of, the holders of Scheme Shares. Accordingly, the Board of Directors has unanimously approved the Scheme and unanimously recommends that the holders of Scheme Shares vote to approve and adopt the Scheme and the transactions contemplated thereby. In considering the recommendation of the Board of Directors regarding the Scheme, holders of Scheme Shares should be aware that the Company does not have any independent directors. All of the Company’s directors are executive officers of the Company. Accordingly, no independent committee of the Board of Directors was constituted for the purpose of evaluating the fairness or advisability of the Scheme. Holders of Scheme Shares should also note that at the time Bear Stearns presented its report to the Board of Directors on April 11, 2003, no proposal relating to the terms of any transaction, or the consideration to be paid in respect of the Scheme Shares, had been made. As a result, with the consent of the Board of Directors, Bear Stearns did not address any aspect of the Scheme or any other transaction in its presentation to the Board of Directors. The Bear Stearns presentation does not constitute a recommendation to any shareholder of the Company as to any matter relating to the Scheme. The Board of Directors also did not ask Bear Stearns to make any evaluation of or to deliver any opinion on, and Bear Stearns has not evaluated or opined on, the fairness or advisability of the Scheme or any other transaction. See “Special Factors—Fairness of the Transaction” and “Special Factors—Report of Financial Advisor”.

The Court Meeting

Matters to be Considered at the Court Meeting

The Court Meeting is scheduled to be held at             [a.m.]/[p.m.] local time on             , 2003 at             , Hong Kong Special Administrative Region, PRC. At the Court Meeting, holders of Scheme Shares will consider and, if thought fit, approve the Scheme proposed to be made between the Company and the holders of the Scheme Shares.

Record Date, Quorum and Voting

The record date for entitlement to attend and vote at the Court Meeting is the close of business on             , 2003 (the “Record Date”). Each holder of Scheme Shares on the Record Date is entitled to one vote per Scheme Share held. Pursuant to the Company’s Bye-Laws, no business shall be transacted at the Court Meeting unless there is a quorum comprising at least two shareholders entitled to vote and present in person.

Proxies and Revocability of Proxies

You may mail your signed proxy card in the enclosed envelope, or submit your proxy with voting instructions via facsimile at  (852)                      in accordance with the instructions on the accompanying proxy card, before 5:00 p.m., Hong Kong time, on             , 2003 (approximately 48 hours before the Court Meeting). Shares represented by properly executed proxies received in time for the Court Meeting will be voted at the Court Meeting in the manner specified in the proxy. Failure to check either box marked “For the Scheme” or “Against the Scheme” will entitle your proxy to cast your vote at his/her discretion. A shareholder may revoke a proxy at any time prior to its exercise by:

•	delivering to the Secretary of the Company a written notice of revocation stating that you are revoking your previously delivered proxy;

•	delivering to the Secretary of the Company a duly executed proxy bearing a later date or time than the proxy to be revoked; or

•	attending the Court Meeting and voting in person. However, your attendance by itself will not automatically revoke your proxy.

Unless you revoke your proxy, it will be voted in accordance with the instructions on your proxy card. See “The Court Meeting—Solicitation of Proxies”. Any written notice revoking a proxy or a later dated proxy card should be sent to the Company Secretary, Ek Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC, or hand-delivered to the Company Secretary at least one hour before the commencement of the Court Meeting. See “The Court Meeting—Vote Required; Revocability of Proxies”.

Required Vote

Approval of the Proposal requires the affirmative vote of a majority in number of the holders of Scheme Shares who represent at least three-fourths in value of the Scheme Shares present and voting (either in person or by proxy). See “The Court Meeting—Vote Required”.

Solicitation of Proxies

The Company is soliciting proxies pursuant to this Proxy Statement. The Company will bear the cost of the solicitation of proxies from its shareholders and the cost of printing and mailing this Proxy Statement to them. In addition to the solicitation by mail, the Company’s directors, officers, agents and employees may solicit proxies from its shareholders in person or by telephone or facsimile or electronically. See “The Court Meeting—Solicitation of Proxies”.

The Special General Meeting

Matters to be Considered at the Special General Meeting.

The Special General Meeting is scheduled to be held at             [a.m.]/[p.m.] local time on                 , 2003 at             , Hong Kong Special Administrative Region, PRC. At the Special General Meeting, shareholders will consider and, if thought fit, approve resolutions for implementing the Scheme.

Record Date, Quorum and Voting.

The record date for entitlement to attend and vote at the Special General Meeting is the close of business on             , 2003 (the “Record Date”). Each holder of Shares on the Record Date is entitled to one vote per Share held. Pursuant to the Company’s Bye-Laws, no business shall be transacted at the Special General Meeting unless there is a quorum comprising at least two shareholders entitled to vote and present in person.

If a quorum is not present at the Special General Meeting, the meeting will be adjourned to the next business day at the same time and place, or to such other time and place as the Board of Directors shall direct. At any such adjourned meeting, the presence either in person or by properly executed proxy of not less than one-third of the total number of outstanding Shares entitled to vote at the Special General Meeting is required to constitute a quorum so that any business may be transacted that might have been transacted at the meeting as originally held, and proxies will be voted there as directed.

Proxies and Revocability of Proxies.

You may mail your signed proxy card in the enclosed envelope, or submit your proxy with voting instructions via facsimile at  (852)                  in accordance with the instructions on the accompanying proxy card, before 5:00 p.m., Hong Kong time, on             , 2003 (approximately 48 hours before the Special General Meeting). Shares represented by properly executed proxies received in time for the Special General Meeting will be voted at the Special General Meeting in the manner specified in the proxy. Failure to check either box marked “For” or “Against” will entitle your proxy to cast your vote at his/her discretion. A shareholder may revoke a proxy at any time prior to its exercise by:

•	delivering, to the Secretary of the Company a written notice of revocation stating that you are revoking your previously delivered proxy;

•	delivering to the Secretary of the Company a duly executed proxy bearing a later date or time than the proxy to be revoked; or

•	attending the Special General Meeting and voting in person. However, your attendance by itself will not automatically revoke your proxy.

Unless you revoke your proxy, it will be voted in accordance with the instructions on your proxy card. See “The Special General Meeting—Solicitation of Proxies”. Any written notice revoking a proxy or a later dated proxy card should be sent to the Company Secretary, Ek Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC, or hand delivered to the Company Secretary at least one hour before the commencement of the Court Meeting. See “The Special General Meeting—Vote Required; Revocability of Proxies”.

U.S. Federal Income Tax Consequences

The receipt of cash for shares of the Company’s common stock in the transaction will be taxable for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. Generally, holders of Scheme Shares will recognize gain or loss for these purposes equal to the difference between US$3.75 per share and their tax basis for the shares of common stock that were owned immediately before completion of the Scheme. For U.S. federal income tax purposes, this gain or loss generally would be a capital gain or loss if the Scheme Shares are held as a capital asset. See “Special Factors—Material Federal Income Tax Consequences”.

TAX MATTERS ARE VERY COMPLEX, AND THE TAX CONSEQUENCES OF THE SCHEME TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE SCHEME TO YOU.

Accounting Treatment

Upon cancellation of the Company’s capital stock purchased, the Company’s capital stock will be reduced by US$557,400, the par value of the Shares purchased, and additional paid-in capital will be reduced by US$20,345,100, the excess of the purchase price over the par value of the Shares.

No Dissenters’ Rights

Shareholders do not have express appraisal rights in connection with the Scheme under the Bermuda Companies Act. However, the Bermuda Court in considering whether to sanction a scheme of arrangement may decline to sanction a scheme unless it is satisfied not only that the required court meeting was properly constituted and that the proposals were approved by the requisite majority but also that the result of the meeting fairly reflected the view of the parties concerned. See “Special Factors—No Dissenters’ Rights”.

NYSE Listing

The Company intends to have the Shares delisted from the NYSE following completion of the Scheme. As a result, public trading of the Shares will cease. See “Special Factors—NYSE Listing”.

Interests of Certain Persons in the Securities of the Company

Certain persons, primarily directors and executive officers of the Company and CPP, hold Shares. These persons have agreed to abstain from voting their shares in the Court Meeting. See “Interests of Certain Persons in the Securities of the Company”.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

	Year Ended December 31,
	2001	2002
	(in thousands of U.S. dollars except share and per share data)
Income Statement Data:
Share of net income/(loss) of the Ventures and associated companies	$6,533	$8,924
Interest income	679	326
Other income/(loss), net of other expenses	153	108
Minority interests	114	160
Net income/(loss) (a)	4,630	6,397
Basic and diluted earnings/(loss) per share (b)	0.26	0.37
Cash dividends declared per share	0.25	—
Weighted average number of shares outstanding: basic (b)	17,526,000	17,526,000
Weighted average number of shares outstanding: diluted (b)	N/A	N/A

	As of December 31,
	2001	2002
	(in thousands of U.S. dollars except share and per share data)
Balance Sheet Data:
Total assets	$96,547	$103,904
Investments in the Ventures	50,676	51,769
Current assets	15,540	36,841
Current liabilities	368	1,488
Amount due to a related party	627	468
Shareholders’ equity	95,551	101,948
Net book value per share	5.45	5.82
Cash Flow Statement Data:
Net cash flows provided by/(used in) operating activities	(2,642)	11,833
Net cash flows provided by/(used in) investing activities	1,917	9,548
Net cash flows used in financing activities	(4,392)	—

(a)	The Company and its subsidiaries are not subject to tax on income or capital gain. The Company’s investments in the Ventures are subject to tax holidays as described in Note 6 of the Notes to the Consolidated Financial Statements of the Company.
(b)	The calculation of earnings per share is based on the weighted average number of shares of common stock outstanding during the applicable period. As there were no dilutive potential common shares in 2000, 2001 and 2002, the amounts of diluted earnings per share are the same as that of basic earnings per share for all of these years. The weighted average number of shares of common stock outstanding for the year ended December 31, 2002 was 17,526,000.

The following table presents ratio of earnings to fixed charges for the Company for each of the years ended December 31, 2001 and 2002.

	Year Ended December 31,
	2001	2002
Earnings to fixed charges	(8)	70

THE SCHEME OF ARRANGEMENT

Introduction

The Company proposes to effect an arrangement with the holders of Scheme Shares which will result in the Company becoming a wholly-owned subsidiary of CPP. The Scheme Shares are the issued and outstanding Shares in the capital of the Company other than those Shares owned by CPP.

The arrangement is intended to be implemented by way of a scheme of arrangement under Section 99 of the Bermuda Companies Act. It is proposed that under the Scheme, all the Scheme Shares shall be cancelled with the result that the Company becomes a wholly-owned subsidiary of CPP.

The Scheme of Arrangement

The Scheme comprises the following principal steps:

(a)	the issued share capital of the Company will be reduced by cancelling and extinguishing all the Scheme Shares;

(b)	subject to and immediately upon such reduction of issued share capital taking effect, the authorized share capital of the Company of US$2,500,000 divided into 25,000,000 shares of US$0.10 each will be reduced by the amount and number of Shares represented by the Scheme Shares cancelled;

(c)	the additional paid-in capital of the Company as it shall stand at the close of business (Bermuda time) on the date (Bermuda time) upon the Scheme becoming effective will be reduced by US$20,345,100; and

(d)	in consideration of the cancellation and extinguishment of the Scheme Shares, the payment or procurement of payment by the Company of US$3.75 per Share to the holders of the Scheme Shares (as appearing in the Register at the Entitlement Date) for each Share held.

The Scheme will not be completed until all conditions to the Scheme are satisfied or waived. [It is anticipated that all such conditions will have been satisfied or, if permissible, waived by [the time of the Court hearing convened in Bermuda to sanction the Scheme] which is presently scheduled for             , 2003, which is days after the date of the scheduled Court Meeting.] This date is subject to change. Unless this Scheme shall become effective on or before             , 2003 or such later date as the Court on the application of the Company may allow, this Scheme shall lapse. For a discussion of the key regulatory approvals necessary for the Scheme, please see “Conditions of the Scheme” below.

Purposes of the Scheme

The Company has identified several purposes for the Scheme, which are:

•	To provide holders of Scheme Shares with the opportunity to realize the value of their investment in the Company in cash at a premium to the market price for the Shares prior to the announcement of the Proposal;

•	To eliminate, for the holders of Scheme Shares, the risks associated with the Company’s operations, including the risks arising from political and legal uncertainties of the PRC, the risks associated with the motorcycle and automotive industry, the risks associated with execution of the Ventures’ business plans, and the risks caused by the Company’s limited ability to control significant aspects of the Ventures’ businesses and operations;

•	To reduce the expenses of the Company’s operations through eliminating the costs of reporting and compliance that are required for public companies; and

•	To eliminate potential conflicts of interest between CPP and the holders of Scheme Shares.

Conditions of the Scheme

The Scheme will become effective and binding on all holders of Scheme Shares if the following conditions are satisfied or, if permissible, waived:

•	Affirmative vote of a majority in number of the holders of Scheme Shares who represent at least three-fourths in value of the Scheme Shares present and voting (either in person or by proxy) at the Court Meeting;

•	Sanction (with or without modification) of the Scheme by the Bermuda Court;

•	Delivery of a copy of the Order of the Bermuda Court sanctioning the Scheme to the Registrar of Companies in Bermuda for registration, and the due registration by the Registrar of such Order;

•	Passage of the necessary resolutions to approve and implement the Scheme as set out in the notice of the special general meeting contained in this Proxy Statement, including the reduction of both the authorized and issued share capital and the additional paid-in capital of the Company as referred to therein by a simple majority of the Shareholders present and voting (either in person or by proxy) at the Special General Meeting; and

•	Compliance with the procedural requirements under Section 46 of the Bermuda Companies Act for the proposed reduction of both the authorized and issued share capital and the additional paid-in capital of the Company to give effect to the Scheme.

The Effect of the Scheme of Arrangement

Upon completion of the Scheme, CPP will own 100% of the issued share capital of the Company. If the Scheme is completed, current shareholders other than CPP will cease to have ownership interests in the Company and rights as the Company’s shareholders, and, as a result, current shareholders other than CPP will not participate in any future earnings, losses, growth or decline of the Company. Moreover, the Company intends to have the Shares delisted from the NYSE following completion of the Scheme. As a result, public trading of the Shares will cease.

The receipt of cash for shares of the Company’s common stock in the transaction will be taxable for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. Generally, holders of Scheme Shares will recognize gain or loss for these purposes equal to the difference between US$3.75 per share and their tax basis for the shares of common stock that were owned immediately before completion of the Scheme. For U.S. federal income tax purposes, this gain or loss generally would be a capital gain or loss if the Scheme Shares are held as a capital asset. See “Special Factors—Material Federal Income Tax Consequences”.

The Company’s net income was US$6,397,000 for year ended December 31, 2002 and the shareholders’ equity was US$101,948,000 as of December 31, 2002. As of December 31, 2002 and April 15, 2003, CPP was the holder of approximately 68.2% of the issued and outstanding share capital of the Company. Pursuant to the Proposal, holders of the approximately 31.8% of the issued and outstanding share capital, totaling 5,574,000 shares, of the Company not currently owned by CPP will receive US$3.75 in cash for each share of common stock, par value US$0.10 per share, of the Company held. Excluding the estimated aggregate expenses of US$1,733,700 in connection with the Proposal, a total amount of US$20,902,500 will be paid to these shareholders from the working capital of the Company. If the transaction is consummated, CPP’s interest in the Company’s net income and in the Company’s shareholders’ equity will equal to 100%. The shareholders’ equity of the Company, before deduction of the aggregate expenses, and after the transaction will be US$81,045,500. After the transaction, CPP and its affiliates and investors will be entitled to all benefits resulting from such interest, including all income generated by the Company’s operations and any future increase in the Company’s value. Similarly, CPP and its affiliates and investors will also bear all the risks of losses generated by the Company’s operations and any future decrease in the value of the Company after the transaction.

Material Interests of the Directors of the Company

The material interests of the Directors of the Company as directors and shareholders of the Company and the effect of the Scheme on such persons is set out in the following table showing the number of Shares held by each of the members of the Board of Directors of the Company:

Thanakorn Seriburi	100,000
Robert Ping-Hsien Ho	0
Edward Chih-Li Chen	20,000
Prasertsak Ongwattanakul	0

Each of Thanakorn Seriburi, Robert Ping-Hsien Ho, Edward Chih-Li Chen and Prasertsak Ongwattanakul is an executive officer of the Company. Each of Robert Ping-Hsien Ho and Edward Chih-Li Chen is also an employee of CPP. Thanakorn Seriburi is also a director of CPP.

The Governing Law on Jurisdiction

The Scheme will be governed by and construed in accordance with the laws of Bermuda, and upon the adoption of the Scheme at the Court Meeting the Company and the holders of the Scheme Shares shall irrevocably submit to the exclusive jurisdiction of the Court.

Effective Date of the Scheme

If the Scheme is duly approved at the Court Meeting and the resolutions for implementing the Scheme are duly approved at the Special General Meeting, the effective date of the Scheme will be the date upon which a copy of the Order of the Court sanctioning the Scheme under Section 99 of the Bermuda Companies Act is duly registered by the Registrar.

THE COURT MEETING

Matters to be Considered at the Court Meeting

The Court Meeting is scheduled to be held at             [a.m.]/[p.m.] local time on             , 2003 at             , Hong Kong Special Administrative Region, PRC. At the Court Meeting, shareholders will consider and vote on the following resolution:

THAT the Scheme of Arrangement dated             , 2003, a print of which has been included in the Proxy Statement, and which has also been submitted to this Court Meeting and for the purpose of identification signed by the Chairman of this Court Meeting be and is hereby approved subject only to any modification thereof or addition thereto or conditions approved or imposed by the Bermuda Court.

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY

THE ACCOMPANYING PROXY CARD FOR THE COURT MEETING

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Record Date

The Board of Directors has fixed the close of business on             , 2003 as the record date for the determination of which shareholders are entitled to vote at the Court Meeting. You may attend and vote at the Court Meeting only if you own Scheme Shares on the Record Date and will be entitled to one vote for each such Scheme Share you owned on such date.

Quorum

Pursuant to the Company’s Bye-Laws, no business shall be transacted at the Court Meeting unless there is a quorum comprising at least two shareholders entitled to vote and present in person.

Vote Required

Approval of the Scheme requires the affirmative vote of a majority in number of the holders of Scheme Shares who represent at least three-fourths in value of the Scheme Shares present and voting (either in person or by proxy). Abstentions will not be counted as having been voted on any proposal.

Revocability of Proxies

Whether or not you are able to attend the Court Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Board of Directors and which will be voted as you direct on your proxy when properly executed. Failure to check either box marked “For the Scheme” or “Against the Scheme” will entitle your proxy to cast your vote at his or her discretion. You may revoke or change your proxy prior to the Court Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to: The Company Secretary, Ek Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC, or hand-delivered to the Company Secretary at least an hour before the commencement of the Court Meeting. All Shares represented by a valid proxy received at least 48 hours before the Court Meeting and not subsequently revoked will be voted in accordance with the proxy.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional soliciting material furnished to the shareholders. The Company has retained MacKenzie Partners, Inc. to act as information agent for this transaction and to assist in the solicitation of proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodian holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners, and the Company will reimburse such persons for their costs of forwarding the solicitation material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these persons, other than MacKenzie Partners, Inc. for these services.

THE SPECIAL GENERAL MEETING

If the Scheme is approved by the affirmative vote of a majority in number of the holders of the Scheme Shares who represent at least three-fourths in value of the Scheme Shares present and voting (either in person or by proxy) at the Court Meeting, a special general meeting will be held to consider, and if thought fit, pass a resolution necessary to approve and implement the Scheme, and approve certain mechanisms to give effect to the Scheme. The resolution is:

THAT

(a)	the Scheme of Arrangement dated , 2003 (the “Scheme”) between the Company and the holders of the Scheme Shares (as defined in the Scheme) in the form of the print thereof which has been produced to this Special General Meeting and for the purposes of identification signed by the Chairman of the Special General Meeting, subject to any modification or addition or condition as may be approved or imposed by the Bermuda Court, be approved;

(b)	for the purpose of giving effect to the Scheme, on the Effective Date (as defined in the Scheme):

(i)	the issued share capital of the Company be reduced by the cancellation and extinguishment of all the Scheme Shares;

(ii)	subject to and forthwith upon such reduction of issued share capital taking effect, the authorized share capital of the Company of US$2,500,000 divided into 25,000,000 shares of US$0.10 each be reduced by the amount and number of shares represented by the Scheme Shares (as defined in the Scheme) cancelled;

(iii)	the additional paid-in capital of the Company as it shall stand at the close of business (Bermuda time) on the Effective Date (as defined in the Scheme) shall be reduced by US$20,345,100;

(iv)	the Company shall apply the credit arising in its books of account as a result of the reduction referred to above to a reserve account in the books of account of the Company; and

(c)	the directors of the Company be authorized to do all other acts and things necessary or desirable in connection with the implementation of the Scheme and including the giving of consent to any modification of, or addition to, the Scheme, which the Bermuda Court may see fit to impose.

Shareholders may also transact such other business as may properly come before the Special General Meeting or any postponements or adjournments thereof.

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY

THE ACCOMPANYING PROXY CARD FOR THE SPECIAL GENERAL MEETING

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Record Date

The Board of Directors has fixed the close of business on             , 2003 as the record date for the determination of which shareholders are entitled to attend and vote at the Special General Meeting. You may vote at the meeting only if you owned Shares on the Record Date and are entitled to one vote for each Share you owned on such date.

Quorum

Pursuant to the Company’s Bye-Laws, no business shall be transacted at the Special General Meeting unless there is a quorum comprising at least two shareholders entitled to vote and present in person.

Vote Required

Approval of the resolutions presented to the Special General Meeting requires a simple majority of the votes attaching to the Shares present and voting (either in person or by proxy). Abstentions will not be counted as having been voted on any proposal.

Revocability of Proxies

Whether or not you are able to attend the Special General Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Board of Directors and which will be voted as you direct on your proxy when properly executed. Failure to check either box marked “For” or “Against” will entitle your proxy to cast your vote at his or her discretion. You may revoke or change your proxy prior to the Special General Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to: The Company Secretary, Ek Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC, or hand-delivered to the Company Secretary at least one hour before the commencement of the Court Meeting. All shares represented by a valid proxy received at least 48 hours before the Special General Meeting and not subsequently revoked will be voted in accordance with the proxy.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional soliciting material furnished to the shareholders. The Company has retained MacKenzie Partners, Inc. to act as information agent for this transaction and to assist in the solicitation of proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners, and the Company will reimburse such persons for their costs of forwarding the solicitation material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these persons, other than MacKenzie Partners, Inc., for these services.

THE COMPANIES

The Company

The name of the subject company is Ek Chor China Motorcycle Co. Ltd. The address of the Company’s principal executive office is 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC. The telephone number of the Company’s principal executive office is (852) 2520-1601.

The Company owns interests in and actively manages Sino-foreign equity joint venture enterprises in the PRC. The Ventures are engaged in the design, manufacture and sale of motorcycles and motorcycle parts and components, automotive air conditioner compressors and carburetors, and certain other automotive parts and components and the dealership of earth moving machines and power generation equipment.

The directors and executive officers of the Company and their respective positions are identified below:

Name	Positions
Thanakorn Seriburi	Chairman, Chief Executive Officer and Director
Robert Ping-Hsien Ho	Executive Vice Chairman and Director
Edward Chih-Li Chen	Chief Financial and Accounting Officer and Director
Prasertsak Ongwattanakul	Chief Operating Officer and Director

The Company does not have any independent directors, and all of the Company’s directors are appointed by CPP. The address of each of the directors and executive officers of the Company is c/o Ek Chor China Motorcycle Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC.

C.P. Pokphand Co. Ltd.

CPP, an exempted company incorporated with limited liability under the laws of Bermuda, is the holder as of April 15, 2003 of approximately 68.2% of the issued and outstanding share capital of the Company. The business address of CPP is 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC. Its telephone number is (852) 2520-1602.

CPP is engaged in the trading of agricultural products, feedmill and poultry operations, the production and sale of motorcycles and accessories for automotives and property and investment holding.

As the holder of approximately 68.2% of the issued and outstanding share capital of the Company, CPP controls the Company and is able to:

•	nominate the Company’s entire board of directors and, in turn, indirectly influence the selection of the Company’s senior management;

•	determine the timing and amount of the Company’s dividend payments;

•	otherwise control or influence actions that require the approval of the Company’s shareholders; and

•	effect certain corporate transactions without the concurrence of the Company’s minority shareholders.

The directors and executive officers of CPP and their respective positions are identified below:

Name	Position
Dhanin Chearavanont	Chairman, Chief Executive Officer and Director
Sumet Jiaravanon	Executive Chairman and Director
Prasert Poongkumarn	Director
Min Tieanworn	Director
Thirayut Phitya-Isarakul	Director and President
Thanakorn Seriburi	Director
Veeravat Kanchanadul	Director and Treasurer
Budiman Elkana	Independent Non-Executive Director
Cheung Koon Yuet, Peter	Independent Non-Executive Director

The address of each of the directors and executive officers of CPP is c/o C.P. Pokphand Co. Ltd., 21st Floor, Far East Finance Centre, 16 Harcourt Road, Hong Kong Special Administrative Region, PRC.

The following parties have controlling interests in CPP:

Name of shareholder	Percentage held	No. of shares	Notes
Charoen Pokphand Overseas Investment Company Limited	9.24	199,507,249	1
Charoen Pokphand (Hong Kong) Company Limited	9.24	199,507,249	1
Chia Tai International Investment Company Limited	11.50	247,963,640	2
Charoen Pokphand (China) Company Limited	11.50	247,963,640	2
Charoen Pokphand Holding Company Limited	20.74	447,470,889	3
Perfect Investment Limited	20.74	447,470,889	4
Pakeman Co. Inc.	26.52	572,482,210	5
CPI Holding Co., Ltd.	2.16	46,709,735	6
Dhanin Chearavanont	49.42	1,066,662,834	7
Sumet Jiaravanon	49.42	1,066,662,834	7

Notes :

1.	Charoen Pokphand Overseas Investment Company Limited directly owns 199,507,249 shares. Charoen Pokphand (Hong Kong) Company Limited has also declared an interest in these same 199,507,249 shares by virtue of its shareholding in Charoen Pokphand Overseas Investment Company Limited.
2.	Chia Tai International Investment Company Limited directly owns 247,963,640 shares. Charoen Pokphand (China) Company Limited has also declared an interest in these same 247,963,640 shares by virtue of its shareholding in Chia Tai International Investment Company Limited.
3.	Certain of the subsidiaries of Charoen Pokphand Holding Company Limited beneficially own 199,507,249 shares. It has also declared an additional interest in the same 247,963,640 shares referred to in Note 2 above by virtue of its shareholding in Charoen Pokphand (China) Company Limited.
4.	Perfect Investment Limited has declared an interest in the same 447,470,889 shares which Charoen Pokphand Holding Company Limited has declared an interest, by virtue of its shareholding in Charoen Pokphand Holding Company Limited.
5.	Pakeman Co. Inc. and its nominees beneficially own a total of 572,482,210 shares.
6.	CPI Holding Co., Ltd. directly owns 46,709,735 shares.
7.	Each of Dhanin Chearavanont and Sumet Jiaravanon has declared an interest in an aggregate of 1,066,662,834 shares, comprising the 447,470,889 shares in which Perfect Investment Limited has declared an interest (see Note 4 above), the 572,482,210 shares in which Pakeman Co. Inc. has declared an interest (see Note 5 above) and the 46,709,735 shares in which CPI Holding Co., Ltd. has declared an interest (see Note 6 above) by virtue of their respective beneficial shareholding interests in these three companies.

SPECIAL FACTORS

Past Contacts, Transactions, Negotiations and Agreements

In the past two years, the Company and CPP have considered a variety of options for optimizing returns on their respective investments and enhancing value for their respective shareholders. To achieve these objectives, each of the Company and CPP has been aiming to (i) reduce its level of expenditures, (ii) increase its level of free cash flow, (iii) divest itself of business interests which were not closely integrated with its core business, and (iv) simplify corporate structure and management decision making processes. Following the PRC’s accession to the World Trade Organization in 2001, the PRC’s import restrictions on automotive components, automobiles and motorcycles have diminished and tariffs have been, and are expected to continue to be, lowered gradually. Although these developments could benefit the Company by reducing the cost of imported parts and components used in its businesses, lower tariffs and reduced import restrictions could also lead to increased competition in sales of products such as motorcycles, air conditioner compressors and carburetors, increased downward pressure on profit margin and, therefore, could have an adverse effect on the financial performance of certain businesses of the Company. In particular, the dominant automotive companies may place greater pressure on the prices that may be charged by suppliers like the Ventures. Operating in this challenging environment has underscored the need to reduce the level of expenditures, consider divestitures of business interests which are not closely integrated with the Company’s core business, and simplify corporate structure. Options considered by the Company and CPP have included disposal by the Company of portions of its interests in certain joint ventures, disposal by CPP of its interests in the Company and the acquisition by the Company of additional interests in an existing Venture. Accordingly, in the past two years, each of the Company and CPP has explored transactional opportunities through discussion with various parties.

In June 2001, the Japanese participant in Zhanjiang Deni Carburetor Co. Ltd., or Deni Carburetor, a joint venture in which the Company owned a 28% interest, approached the Company to discuss a potential increase of the Japanese participant’s interest in Deni Carburetor from 20% to 51% by acquiring shares of Deni Carburetors from the other three participants in Deni Carburetor. A meeting of Deni Carburetor’s board of directors, which comprised representatives of each of the four participants in the joint venture, was held on March 19, 2002 to discuss the proposed acquisition in light of a valuation analysis prepared by the PRC affiliate of a major international accounting firm. The three parties other than the Japanese participant agreed in principle to consider a pro-rata sale of their shares to the Japanese participant, and a working committee was set up to discuss the proposed sale in greater detail. The Japanese participant subsequently proposed a price for the acquisition which was approximately 30% below the net asset value of the joint venture and which was a price that, for regulatory reasons, could not be accepted by the two Chinese participants in the joint venture. The three participants in the joint venture other than the Japanese participant, including the Company, therefore, rejected the price offered. Since then, no further discussions have occurred.

In July 2001, an investment fund registered in Hong Kong approached CPP with a view to begin discussions on the possible sale of CPP’s interests in the Company. On July 31, 2001, the parties entered into a confidentiality agreement. Preliminary discussions followed but were terminated prior to due diligence being conducted. No proposal for a sale consideration was made by either CPP or the investment fund.

In December 2001, a Japanese company engaged in the manufacturing of automotive parts approached the Company and expressed desire to purchase the Company’s interest in Shanghai Ek Chor General Machinery Co., Ltd., or Shanghai Machinery, a joint venture in which the Company owned a 50% interest. The parties conducted preliminary discussions, but no agreement was reached on price or any other material term for an acquisition.

In April 2002, following the introduction by an international commercial bank in Hong Kong, CPP held meetings with the corporate finance advisory division of a major international accounting firm with a view to appointing the firm as CPP’s agent in the disposal of all of its interests in the Company. A mandate letter was proposed by the firm, but no agreement was reached on the mandate letter. No offer for the purchase of CPP’s interests in the Company was solicited or received by the firm, and no proposal for the sale consideration was made by CPP or any other party.

Also in April 2002, the Chinese participant in Shanghai Machinery approached the Company to discuss a potential sale by the Company of its interests in the joint venture. The parties held a meeting in July 2002 to discuss the matter. The prospective purchaser made an offer of US$24 million for the Company’s interests in Shanghai Machinery, and the Company responded with a counter-offer of US$40 million. Further discussions were conducted, but no agreement was reached on price or any other material term of the proposed acquisition.

In June 2002, an international company approached CPP and expressed a desire in acquiring all of CPP’s interests in the Company. The international company proposed to acquire all of CPP’s interests in the Company for a consideration equal to approximately 70% of the net tangible asset value of the Company as stated in its audited financial statements for the year ended December 31, 2001. CPP rejected the proposed consideration. The discussions ceased in the third quarter of 2002, without the parties’ reaching agreement on the consideration or any other material term of the proposed acquisition.

The Company’s wholly-owned subsidiary, Ek Chor Investment Company Limited, entered into a sale and purchase agreement on July 22, 2002 relating to the sale of its entire 43% interest in Hong Kong Ek Chor Nissei Company Limited, or HENS, to Nippon Seiki Co., Ltd., which prior to the sale owned a 43% interest in HENS, for a consideration of US$5,363,820. The sale was completed in September 2002.

In July 2002, representatives from a PRC-based manufacturing company approached CPP concerning the sale of CPP’s interest in the Company. The potential buyer proposed to acquire all of CPP’s interest in the Company for a consideration equal to approximately 90% of the net tangible asset value of the Company as stated in its audited financial statements for the year ended December 31, 2001. Discussions continued until October 2002. No agreement was reached concerning the consideration or any other material term of the proposed acquisition.

In November 2002, the Company approached the Chinese participant in the Luoyang Northern Ek Chor Motorcycle Company Limited, a joint venture in which the Company owned a 55% interest, and expressed a desire to increase its interests in the joint venture. While the parties conducted preliminary discussions on the matter, no agreement was reached on the percentage to be acquired, price or any other material term.

On January 16, 2003, the Company met with Bear Stearns to discuss a possible going-private transaction, the timing of a transaction of that kind and the scope of the financial advisor’s role. The Company’s management believed that as a private company, the Company would have greater flexibility in its operations, and would minimize the impact of the legal, structural and tax issues and accounting concerns associated with a public company. Of particular relevance was the low trading volume of the Shares, the lack of coverage by third party analysts and the relatively small capitalization of the Company.

Since February 2003, the Company has actively considered different options for structuring a going-private transaction and began work in connection with the detailed mechanism and implementation of the Proposal near the end of February 2003. Among the structures that the Company has considered for a going-private transaction included a scheme of arrangement under Section 99 of the Bermuda Companies Act and an amalgamation under Sections 104 to 109 of the Bermuda Companies Act. The implementation of a scheme of arrangement requires, among other conditions, the approval of a majority in number of the relevant class of shareholders that represent at least three-fourths in value of the shares present and voting at a meeting of shareholders convened by the Bermuda Court. The Company has been advised by its Bermuda counsel that, as a matter of Bermuda law, a controlling shareholder, such as CPP, may constitute a “separate class” for the purposes of a scheme of arrangement, and accordingly may not be able to participate in a court meeting. In contrast, in connection with an amalgamation, approval of which requires only a simple majority, a controlling shareholder, such as CPP, would be entitled to vote. In the context of an amalgamation, a shareholder who is not satisfied that he has been offered fair value for his shares may apply to the Bermuda Court for an appraisal of his shares. While both a scheme of arrangement and an amalgamation, if completed, would have the effect of making the Company a private company, the Company has decided to pursue a scheme of arrangement, with the added condition that only the holders of Scheme Shares may vote, in order to allow minority shareholders to express their views on the proposed transaction.

On February 24, 2003, the Company engaged Bear Stearns to advise the Board of Directors regarding a possible going-private transaction. To assist the Board of Directors in evaluating a going-private transaction of the Company, Bear Stearns was asked to prepare a presentation describing factors the Board of Directors might find useful in its deliberations.

On or about February 26, 2003, Bear Stearns commenced its business and financial due diligence investigation on the business of the Company and of the material Ventures, and met with representatives of the Company and the material Ventures in Shanghai, PRC, between February 26 and February 28, 2003. Bear Stearns’ due diligence continued through April of 2003.

On March 26 and 27, 2003, Bear Stearns met with the Company’s management and representatives of CPP in Hong Kong to perform follow-up due diligence and obtain clarification and confirmation on various business and financial matters and assumptions.

On March 27, 2003, Bear Stearns met with the Company, CPP and their legal advisors to discuss the timing of and responsibilities in a possible going-private transaction of the Company. The participants also discussed whether the Company should engage an information agent for a possible going-private transaction and prospective candidates for the position.

On April 10, 2003, the Company engaged MacKenzie Partners, Inc. as its information agent for a possible going-private transaction of the Company and to assist the Company in soliciting proxies from shareholders.

On April 11, 2003, Bear Stearns made a presentation to the Board of Directors, providing a business and financial analysis of certain factors, methodologies and other information that the Board of Directors might find useful in considering and evaluating a going- private transaction of the Company.

On April 16, 2003, at a meeting of the Board of Directors, the directors unanimously determined that the Proposal is in the best interest of the holders of Scheme Shares, voted to proceed with the Proposal by means of the Scheme, concluded that the Scheme is fair to, and in the best interest of, the holders of Scheme Shares, and recommended the approval and adoption of the Scheme by the holders of Scheme Shares.

Source and Amounts of Funds or Other Consideration

The Company will finance the Proposal and the transactions contemplated therein, including the consideration to be paid to the holders of Scheme Shares, using cash on hand. The financing described is not subject to any material conditions. The Company has not made arrangement for any alternative financing arrangements or plans.

The estimated aggregate expenses of the Company in connection with the Proposal are as follows:

Accounting fees	US$	32,000
Filing fees	US$	1,691
Financial advisor fees and expenses	US$	1,250,000
Legal fees and expenses	US$	400,000
Printing, mailing and vote solicitation fees	US$	50,000
Total	US$	1,733,691

Fairness of the Transaction

Each of the Company and CPP believes that the transaction is fair to all shareholders of the Company. The Board of Directors of the Company has unanimously determined that the Scheme is fair to and in the best interests of the holders of the Scheme Shares. Accordingly, the Board of Directors has unanimously approved the Scheme and unanimously recommends that the holders of Scheme Shares vote to approve and adopt the Scheme and the transactions contemplated thereby.

In deciding to approve the Proposal, the Board of Directors considered the factors discussed below, including the business and financial presentation made by Bear Stearns to the Board of Directors on April 11, 2003. On the basis of these factors, the Board of Directors has unanimously concluded that the US$3.75 per share cash consideration to be received by the holders of Scheme Shares is fair to, and in the best interests of, the holders of Scheme Shares. In reaching its conclusion that the US$3.75 per share cash consideration to be received by the holders of Scheme Shares is fair to, and in the best interests of, the holders of Scheme Shares, CPP has also considered the factors discussed below.

In considering the recommendation of the Board of Directors, holders of Scheme Shares should be aware that the Company does not have any independent directors. All of the Company’s directors are executive officers of the Company, and two of the directors are also employees of CPP. Accordingly, no independent committee of the Board of Directors was convened for the purpose of evaluating the fairness of the Scheme. Holders of Scheme Shares should also note that at the time Bear Stearns presented its report to the Board on April 11, 2003, no proposals relating to the terms of any transaction, or the consideration to be paid in respect of the Scheme Shares, had been made. As a result, with the consent of the Board of Directors, Bear Stearns did not address any aspect of the Scheme or any other transaction in its presentation to the Board of Directors. Bear Stearns assumed, with the Board of Directors’ consent, that any transaction that the Company might pursue will be completed by means of an arrangement by which every shareholder of the Company other than CPP will receive the same cash consideration in exchange for their shares of the Company’s common stock. The Bear Stearns presentation does not constitute a recommendation to any shareholder of the Company as to any matter relating to the Scheme. The Board of Directors also did not ask Bear Stearns to make any evaluation of or to deliver any opinion on, and Bear Stearns has not evaluated or opined on, the fairness or advisability of the Scheme or any other transaction.

Holders of Scheme Shares should also note that all of the executive officers, directors or affiliates of the Company who hold Scheme Shares intend to abstain from voting their own Scheme Shares at the Court Meeting. All of the (1) executive officers or directors of CPP, (2) persons controlling CPP or (3) executive officers or directors of any corporation or other persons ultimately in control of CPP also intend to abstain from voting their own Scheme Shares at the Court Meeting. The foregoing persons believe that abstaining from voting at the Court Meeting will enable the Scheme to be approved to the extent possible by shareholders in the Company who are not currently directors, controlling persons or other affiliates of CPP or the Company.

Factors Considered in Determining Fairness

In reaching its determination, each of the Board of Directors of the Company and CPP considered a number of factors, including the following:

•	the business and prospects of the Company and the risks inherent in achieving those prospects, and that completion of the Scheme will eliminate, for the holders of Scheme Shares, the risks associated with the Company’s operations, including the risks arising from political and legal uncertainties of the PRC, the risks associated with the motorcycle and automotive industry, the risks associated with execution of the Ventures’ business plans, and the risks caused by the Company’s limited ability to control significant aspects of the Ventures’ businesses and operations;

•	the condition to the completion of the Scheme that the Scheme receive the affirmative vote of the holders of a majority in number of the holders of Scheme Shares who represent at least three-fourths in value of the Scheme Shares present and voting (either in person or by proxy) at the Court Meeting convened by the Bermuda Court, and thereby presenting an opportunity for holders of Scheme Shares to express their views on and, if thought fit, approve the Scheme;

•	the condition to the completion of the Scheme that, following approval by the holders of Scheme Shares at the Court Meeting, the Scheme be sanctioned by the Bermuda Court and the fact that the Bermuda Court may decline to sanction the Scheme unless it is satisfied that the result of the Court Meeting fairly reflects the views of the parties concerned;

•	the fact that access to capital through public share markets is likely to be limited for the Company given the limited trading volume of the Shares in recent years;

•	the fact that the Shares have experienced a relative lack of research coverage, published analyses or earnings estimates by third parties;

•	the fact that the Shares have lost nearly 93% of their value since the Shares were trading at their all-time high in December 1993 and that the Shares have traded in a very low band since 1998;

•	the fact that consideration to be paid to holders of Scheme Shares represents a premium of US$0.70, or approximately 23%, over the closing middle market price of the Shares on the NYSE on April 15, 2003, the last full trading day before the public announcement of the Proposal, thereby providing holders of Scheme Shares with the opportunity to realize the value of their investment in the Company in cash at a premium to the market price for the Shares prior to the announcement of the Proposal;

•	the fact that upon completion of the Scheme any potential conflicts of interest between CPP and minority shareholders will be eliminated; and

•	the report of Bear Stearns regarding certain factors, methodologies and other information that might be useful in considering and evaluating a going-private transaction of the Company.

These factors are not intended to be exhaustive but include the material factors considered by the Board of Directors. The Board of Directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the approval and adoption of the Proposal is in the best interests of the Company.

Report of Financial Advisor

Overview

The Company engaged Bear Stearns to act as its financial advisor to advise the Board of Directors regarding a possible going-private transaction of the Company. On April 11, 2003, in connection with the Company’s evaluation of its options, Bear Stearns delivered to the Board of Directors a written presentation that provided a business and financial analysis of certain factors, methodologies and other information that the Board of Directors might find useful in considering and evaluating a transaction of this kind.

The presentation by Bear Stearns to the Board of Directors on April 11, 2003, also referred to as the Bear Stearns report, is addressed to the Board of Directors and does not constitute, and should not be viewed as, a recommendation to any shareholder of the Company as to how to vote or act in connection with the Scheme or any other transaction. While the Bear Stearns report addressed information designed to be useful to the Board of Directors in considering a possible transaction, the report was not intended to identify all of the information that the Board of Directors should have taken into account or the analyses that the Board of Directors should have undertaken in considering the fairness of the Scheme or any other transaction. At the time the Bear Stearns report was presented to the Board of Directors, no proposal regarding the terms of any transaction, or the consideration to be paid in respect of the Scheme Shares, had been made. As a result, with the consent of the Board of Directors, the Bear Stearns report did not address any aspect of the Scheme or any other transaction. Bear Stearns assumed, with the Board of Directors’ consent, that any transaction that the Company might pursue will be completed by means of an arrangement by which every holder of Shares, other than CPP, will receive the same cash consideration in exchange for their Shares. The Bear Stearns report also did not address the Company’s underlying business decision to pursue the Scheme or any other transaction, the relative merits of the Scheme or any other transaction as compared to any alternative business strategies that might exist for the Company, and the effects of the Scheme or any other transaction. The Board of Directors did not ask Bear Stearns to make any evaluation of or deliver any opinion on, and Bear Stearns has not evaluated or opined on, the fairness or advisability of the Scheme or any other transaction.

In the course of performing its review and analyses for preparing its report, Bear Stearns:

•	reviewed the Company’s Annual Reports to Shareholders and Annual Reports on Form 20-F for the years ended December 31, 2000 and 2001, its Current Report on Form 6-K, dated September 17, 2002, and a draft of its financial statements as of and for the year ended December 31, 2002, including a draft audit report for the same period;

•	reviewed the historical and projected financial and operating data of the Company and of its material Ventures (Shanghai-Ek Chor General Machinery Co., Ltd., Luoyang Northern Ek Chor Motorcycle Company Limited, Zhanjiang Deni Carburetor Co. Ltd. and ECI Metro Investment Co., Ltd., also collectively referred to as the material Ventures), including projections for each of the five years ended December 31, 2007 relating to the Company’s and each material Venture’s business and prospects that were provided to Bear Stearns by the Company’s Ventures’ management;

•	compared the Company’s historical monthly financial and operating data with that underlying the Company’s projections;

•	met with certain members of the Company’s, the material Ventures’ and CPP’s senior management to discuss the Company’s and the material Ventures’ businesses, operations, historical and projected financial results and future prospects;

•	reviewed the historical stock prices, trading multiples and trading volumes of the shares of the Company’s common stock;

•	reviewed the Company’s relative stock price performance versus various stock market indices;

•	reviewed publicly available financial data, stock market performance data and trading multiples of selected companies which Bear Stearns deemed relevant;

•	reviewed the terms of recent minority buy-in transactions involving selected companies and assets which Bear Stearns deemed relevant;

•	performed discounted dividend analyses and discounted cash flow analyses based on projections for the Company and the material Ventures furnished to Bear Stearns by the Company and the material Ventures; and

•	conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

Bear Stearns has not made any representation or warranty to the Company or any other person regarding the accuracy or completeness of any of the materials contained in the Bear Stearns report. Any valuations, estimates or projections contained in the Bear Stearns report were provided to Bear Stearns by the Company or by the material Ventures at the Company’s request, or prepared or derived from financial and other information supplied by the Company or by the material Ventures or derived from other public sources, and involve numerous and significant subjective determinations by the Company or the material Ventures that may or may not be correct. In the course of its review, Bear Stearns relied on and assumed, without independent verification, the accuracy and completeness of these financial and other information, including the estimates, valuations and projections provided by the Company and its material Ventures. Bear Stearns further relied on the assurances of the senior management of the Company and of the material Ventures that they were unaware of any facts that would make the information provided to Bear Stearns incomplete or misleading.

The Bear Stearns report is necessarily based on financial, economic, monetary, market and other conditions, and the information made available to it, as of April 11, 2003, the date of its report. Bear Stearns does not have any obligation to update or revise its report based on circumstances or events occurring after that date. For purposes of preparing its report, with the consent of the Board of Directors, Bear Stearns assumed that any transaction will be completed in a timely manner without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, which collectively would have an adverse effect on the Company or the contemplated benefits of the transaction to the Company and its shareholders. Furthermore, the Bear Stearns report did not consider the potential effects of the tax laws of any jurisdiction.

In conducting its analysis and preparing the Bear Stearns report, Bear Stearns did not make any independent evaluation or appraisal of the Company’s assets or liabilities, contingent or otherwise, nor was Bear Stearns furnished with any evaluation or appraisal. The Board of Directors also did not ask Bear Stearns to, and Bear Stearns did not, participate in the negotiations or structuring of any transaction to be considered by the Company. The Board of Directors has not asked Bear Stearns to solicit bids or offers for the Company from other parties.

In preparing the Bear Stearns report for the Board of Directors, Bear Stearns performed a variety of financial and comparative analyses, including those described below. The summary of these analyses does not purport to be a complete description of the analyses discussed in the Bear Stearns report. Each of the methodologies presented in the Bear Stearns report is subject to unique advantages and disadvantages. None of the methodologies presented in the Bear Stearns report should be considered as being more meaningful than others without considering all alternative methodologies along with the advantages, disadvantages and assumptions impacting these methodologies. Accordingly, Bear Stearns believes that its analyses and summaries described below must be considered as a whole and that selecting or focusing on portions of its analyses, factors and methodologies or of the summary described above, without considering all analyses, factors and methodologies or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses.

The Bear Stearns report and the financial analyses performed by Bear Stearns were only one of many factors considered by the Board of Directors in its evaluation of the Scheme and the Proposal, and should not be viewed as determinative of the views of the Board of Directors or the Company’s management with respect to the Scheme or the Proposal or the fairness, from a financial point of view, of the cash consideration to be received by the holders of the scheme of shares.

The full text of the Bear Stearns report will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of the Scheme Shares or his or her representative who has been so designated in writing. A copy of the Bear Stearns report will be transmitted by the Company to any interested holder of the Scheme Shares, or his or her representative who has been so designated in writing, upon written request and at the expense of the requesting holder.

Summary of Analysis

The following is a summary of the material analyses presented by Bear Stearns to the Board of Directors on April 11, 2003.

Historical Stock Price Analysis.

Using publicly available information, Bear Stearns reviewed the reported daily trading volumes and historical closing share prices of the Company’s common stock for various periods since its initial public offering in 1993. Bear Stearns observed that since the Company’s common stock reached an all-time high in December 1993, the Company’s share price has lost nearly 93% of its value and that the closing share price has not exceeded US$3.88 since March 1998. Bear Stearns further observed that during the last 36 months, the closing share price for the Company’s common stock has not exceeded US$3.38, and during the last 12 months, the closing share price for the Company’s common stock has ranged from US$0.90 to US$2.80.

Selected Company Analysis.

Using publicly available information, Bear Stearns reviewed and compared the Company’s financial and operating data to corresponding data of the following selected publicly traded companies in the automotive parts and accessories industry.

•	Autoliv, Inc.

•	Borg Warner Inc.

•	Dana Corporation

•	Delphi Corporation

•	Intermet Corporation

•	Lear Corporation

•	Modine Manufacturing Company

•	Stoneridge Inc.

•	Superior Industries International, Inc.

•	Tenneco Automotive Inc.

•	Tower Automotive Inc.

•	Visteon Corporation

For each of the selected companies, Bear Stearns reviewed certain publicly available financial data, valuation statistics, financial ratios, research reports, published earnings estimates for calendar year 2003 and 2004 and stock market information and calculated the ratios and multiples based on such information. Adjustments were made, where applicable, for certain extraordinary and non-recurring items. Bear Stearns compared stock prices of the selected companies and the Company as multiples of calendar year 2003 and 2004 estimated earnings per share, commonly referred to as the P/E ratio.

All multiples were based on closing stock prices on April 8, 2003. Estimated financial data for the selected companies were based on publicly available research analysts’ estimates and, in the case of the Company, its estimated financial data. This analysis yielded an implied price per share for the Company’s common stock ranging from US$2.25 to US$2.89.

Premiums Paid Analysis.

Bear Stearns reviewed the premiums paid in 58 selected minority buy-in transactions announced since January 19, 2000, each having a transaction value of less than US$100 million. Bear Stearns reviewed the purchase prices paid in the selected transactions relative to the target company’s closing stock prices one day prior and 30 days prior to announcement. Bear Stearns then applied the mean and median of premiums implied in the selected transactions over the specified periods to the Company’s stock price as of April 8, 2003 and March 16, 2003 (assuming a transaction announcement date of April 15, 2003). This analysis yielded an implied price per share for the Company’s common stock ranging from US$2.70 to US$2.90 (based on a 30 day premium) and US$3.06 to US$3.31 (based on a 1 day premium).

Discounted Dividend Analysis.

Bear Stearns performed a discounted dividend analysis based on projections for each of the material Ventures to calculate the estimated present value of the dividends that each of the material Ventures is expected to distribute to the Company from February 28 of calendar year 2003 until the end of calendar year 2007. Bear Stearns performed its analysis based on each material Venture’s historical financial results and historical dividend distributions, consultation with the management of the Company and of each material Venture, and projections and assumptions provided by the Company’s and each material Venture’s management. Bear Stearns then calculated a range of estimated terminal values for each material Venture’s dividend by applying growth rates ranging from -2.0% to 5.0% to that Venture’s projected calendar year 2007 dividends into perpetuity. The present value of the resulting dividends and range of terminal values were calculated using discount rates ranging from 19.0% to 21.0%, based on Bear Stearns’ estimate of each material Venture’s and the Company’s cost of equity. Bear Stearns then added the net present value of each material Venture’s dividends multiplied by the Company’s ownership interest in that material Venture. To this aggregate amount, Bear Stearns added the net present value of the Company’s corporate-level free cash flows and the Company’s cash, cash equivalents and monetizable non-operating assets less its total debt. Bear Stearns calculated the Company’s corporate-level free cash flows by using discount rates ranging from 19.0% to 21.0%, based on Bear Stearns’ estimate of the Company’s weighted average cost of capital and applying growth rates ranging from 1.0% to 3.0% to the Company’s projected corporate-level free cash flow for calendar year 2007 into perpetuity. This analysis yielded an implied price per share for the Company’s common stock ranging from US$2.42 to US$3.01.

Discounted Cash Flow Analysis.

Bear Stearns performed a discounted cash flow analysis based on projections for each of the material Ventures to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that the Company could, in the aggregate, generate from February 28 of calendar year 2003 until the end of calendar year 2007. Bear Stearns performed its analysis based on each material Venture’s historical financial results, consultation with the management of the Company and of each material Venture, and projections and assumptions provided by the Company’s and each material Venture’s management. Bear Stearns then calculated a range of estimated terminal values for each material Venture by applying growth rates ranging from -2.0% to 5.0% to that material Venture’s projected calendar year 2007 free cash flow into perpetuity. The present value of the resulting cash flows and range of terminal values were calculated using discount rates ranging from 14.0% to 16.0%, based on Bear Stearns’ estimate of each material Venture’s weighted average cost of capital. To calculate each material Venture’s implied equity value, Bear Stearns subtracted total debt from and added unrestricted cash and cash equivalents to the sum of the present value of the projected free cash flows and the present value of the terminal value. For purposes of Bear Stearns’ discounted cash flow analysis, Bear Stearns deemed unrestricted cash to be a material Venture’s total cash less “restricted” cash, and restricted cash to be cash which is unavailable for distribution by that material Venture to the Company as a result of restrictions under Sino-foreign joint venture rules relating to reserve accounts, as described by the management of the Company and the material Ventures. Bear Stearns then added the net present value of each material Venture’s implied equity value multiplied by the Company’s ownership interest in that material Venture. To this aggregate amount, Bear Stearns added the net present value of the Company’s corporate-level free cash flows (using the same discount rates and estimates described in the discounted dividend analysis above) and the Company’s cash, cash equivalents and monetizable assets less its total debt. This analysis yielded an implied price per share for the Company’s common stock ranging from US$2.66 to US$3.66.

Selected Precedent M&A Analysis.

Using publicly available information, Bear Stearns reviewed and analyzed the transaction values and certain implied multiples in the following selected merger and acquisition transactions:

Date Announced	Target Name	Acquirer Name
February 5, 2003	Astra International	Cycle & Carriage (Mauritius) Ltd
January 29, 2003	Fuji Univance Corp	I S Precision Machinery Inc
August 28, 2002	Unisia Jecs Corp	Hitachi Ltd
August 20, 2002	Tochigi Fuji Industrial	GKN Automotive International
July 5, 2002	Pacific Dunlop Ltd	Shamrock Holdings of CA Inc
July 5, 2002	Jeco Co Ltd	Denso Corp
March 25, 2002	Fuji Kiko Co Ltd	Koyo Seiko Co Ltd
March 22, 2002	Bosch Braking Systems Co Ltd	Bosch Automotive Systems Corp
November 22, 2001	Kiriu Corp	Unison Industrial Partners
August 13, 2001	Tochigi Fuji Industrial	GKN Automotive International
July 6, 2001	Tennex Corp	Mahle Filtersysteme GmbH
May 7, 2001	Bosch Automotive Systems Corp	Robert Bosch GmbH

Bear Stearns reviewed total transaction values, calculated as equity value plus debt, preferred stock at liquidation value and minority interest, less cash, of the selected corporate transactions as multiples of latest 12-month EBITDA. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Bear Stearns then applied ranges of selected multiples of latest 12-month EBITDA derived from the selected corporate transactions to the estimated calendar year 2002 EBITDA of each of the material Ventures to determine an implied enterprise value. To calculate the implied equity value of each material Venture, Bear Stearns subtracted total debt from and added unrestricted cash and cash equivalents to each material Venture’s implied enterprise value. Bear Stearns then added the implied equity value of each material Venture multiplied by the Company’s ownership interest in that material Venture. To this aggregate amount, Bear Stearns added the net present value of the Company’s corporate-level free cash flows (using the same discount rates and estimates described in the discounted dividend analysis above) and the Company’s cash, cash equivalents and monetizable non-operating assets less its total debt. This analysis yielded an implied price per share for the Company’s common stock ranging from US$2.70 to US$3.48.

Other Information.

The Company engaged Bear Stearns based on its qualifications, expertise and reputation. Bear Stearns is an internationally recognized investment banking firm and, as part of its investment banking activities, regularly engages in analyzing businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and performing analysis for estate, corporate and other purposes. The Company or the Board of Directors has not, in the last two years, engaged Bear Stearns to provide any investment banking and financial advisory services in connection with any mergers, acquisitions or business combinations or in connection with any offerings of equity or debt securities. In the ordinary course of business, Bear Stearns and its affiliates may hold or actively trade in securities of the Company or CPP or those of their affiliates for Bear Stearns’ own account and for the account of Bear Stearns’ customers and, accordingly, may at any time hold a long or short position in such securities.

Pursuant to an engagement letter, dated February 24, 2003, between the Company and Bear Stearns, the Company agreed to pay Bear Stearns a customary transaction fee, a substantial portion of which is contingent, and payable, upon the successful completion of the Proposal. The Company also agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel and any other consultant or advisor retained by Bear Stearns, up to the agreed upon amounts set forth in the engagement letter. The Company has agreed to indemnify Bear Stearns and related persons against certain liabilities arising out of or in connection with Bear Stearns’ engagement under the engagement letter.

Material Federal Income Tax Consequences

This section describes the material United States federal income tax consequences of the Proposal. It applies to you only if you are a U.S. holder, as defined below, and you hold your Shares as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more of the voting stock of the Company,

•	a person that holds Shares as part of a straddle or a hedging or conversion transaction, or

•	a person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. In addition, the Company believes, and this summary assumes, that the Company is not and never has been a passive foreign investment company for U.S. federal income tax purposes.

You are a U.S. holder if you are a beneficial owner of Shares and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You should consult your own tax advisor regarding the United States federal, state and local other tax consequences of the proposal in your particular circumstances.

Taxation of Capital Gains

If you are a U.S. holder of Scheme Shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the total consideration you receive for your Scheme Shares and your tax basis, determined in U.S. dollars, in your Scheme Shares. Capital gain of a non-corporate U.S. holder is generally taxed at a maximum rate of 20% where the property is held more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Backup Withholding and Information Reporting

If you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to the payment of the consideration to you from the tender of your Scheme Shares effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you are a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

Accounting Treatment

Upon cancellation of the Company’s capital stock purchased, the Company’s capital stock will be reduced by US$557,400, the par value of the Shares purchased, and additional paid-in capital will be reduced by US$20,345,100, the excess of the purchase price over the par value of the Shares.

No Dissenters’ Rights

Shareholders do not have express appraisal rights in connection with the Scheme under the Bermuda Companies Act. However, the Bermuda Court in considering whether to sanction a scheme of arrangement may decline to sanction a scheme unless it is satisfied, not only that the required court meeting was properly constituted and that the proposals were approved by the requisite majority, but that the result of the meeting fairly reflected the view of the parties concerned.

NYSE Listing

The Company intends to have the Shares delisted from the NYSE following completion of the Scheme. As a result, public trading of the Shares will cease.

INTERESTS OF CERTAIN PERSONS IN THE SECURITIES OF THE COMPANY

The following table sets forth certain information, as of April 15, 2003, regarding the ownership of the Company’s Shares by (i) CPP, its executive officers and directors and the Company’s executive officers and directors; and (ii) each associate and majority-owned subsidiary of those persons:

Identity of Person or Group	Amount Owned	Percent of Class
C.P. Pokphand Co. Ltd.	11,952,000	68.2%
Thanakorn Seriburi	100,000	0.6%
Robert Ping-Hsien Ho	—	—
Edward Chih-Li Chen	20,000	0.1%
Prasertsak Ongwattanakul	—	—
Dhanin Chearavanont	80,000	0.5%
Sumet Jiaravanon	80,000	0.5%
Prasert Poongkumarn	—	—
Min Tieanworn	—	—
Thirayut Phitya-Isarakul	—	—
Veeravat Kanchanadul	—	—
Budiman Elkana	—	—
Cheung Koon Yuet, Peter	—	—

None of the shareholders of CPP named in the section “The Companies—C.P. Pokphand Co. Ltd.”, except Mr. Dhanin Chearavanont and Mr. Sumet Jiaravanon, owns any shares in the Company.

MARKET PRICE INFORMATION AND DIVIDEND POLICY

The NYSE is the principal trading market for the Shares, which are not listed on any other exchange in or outside of the United States. The high and low closing prices for the Shares on the NYSE for each full quarterly period during the past two years are as follows:

	High		Low
2001
First Quarter	US$	2.550	US$	2.000
Second Quarter	US$	2.380	US$	1.950
Third Quarter	US$	1.970	US$	1.200
Fourth Quarter	US$	1.960	US$	1.300
2002
First Quarter	US$	2.000	US$	1.650
Second Quarter	US$	2.400	US$	1.340
Third Quarter	US$	1.350	US$	1.000
Fourth Quarter	US$	2.000	US$	0.900
2003
First Quarter	US$	2.370	US$	1.710

The following table shows the amount of dividends per Share paid in the past two years:

Dividends Paid per Share
Payment Date	US$
May 25, 2001	0.25

The Company has been designated as a non-resident for exchange control purposes by the Bermuda Monetary Authority. Consequently, there are no restrictions on its ability to pay dividends, other than in respect of local Bermuda currency.

INDEX TO APPENDIXES

(A)	Scheme of Arrangement, dated May , 2003.
(B)	Explanatory Statement pursuant to Section 100 of the Bermuda Companies Act, dated May , 2003.

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of Ek Chor China Motorcycle Co. Ltd.

We have audited the accompanying consolidated balance sheets of Ek Chor China Motorcycle Co. Ltd. as of December 31, 2001 and 2002, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of Ek Chor China Motorcycle Co. Ltd.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ek Chor China Motorcycle Co. Ltd. at December 31, 2001 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ernst & Young

Hong Kong, March 28, 2003

EK CHOR CHINA MOTORCYCLE CO. LTD.

CONSOLIDATED BALANCE SHEETS

December 31, 2001 and 2002

(Amounts stated in thousands, except share and per share data)

	2001	2002	2002
	RMB	RMB	US$
ASSETS
Current assets:
Cash	125,299	302,334	36,514
Prepayments, deposits and other receivables	3,372	2,708	327

Total current assets	128,671	305,042	36,841
Amounts due from related parties (Note 9)	136,058	41,944	5,066
Property and equipment, net (Note 7)	44,346	43,401	5,242
Investments in the PRC joint ventures (Note 14)	419,599	428,652	51,769
Investments in associated companies	70,735	41,288	4,986

Total assets	799,409	860,327	103,904

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	3,050	12,322	1,488

Total current liabilities	3,050	12,322	1,488

Amount due to a related party (Note 9)	5,192	3,873	468
Shareholders’ equity (Note 10):
Capital stock—Common stock, par value
US$0.10 each, 25,000,000 shares authorized;
17,526,000 shares outstanding	10,652	10,652	1,286
Additional paid-in capital	740,828	740,828	89,472
Retained earnings	39,687	92,652	11,190

Total shareholders’ equity	791,167	844,132	101,948

Total liabilities and shareholders’ equity	799,409	860,327	103,904

The accompanying notes are an integral part of these consolidated financial statements.

/s/ Edward Chen	/s/ Prasertsak Ongwattanakul
Director	Director

EK CHOR CHINA MOTORCYCLE CO. LTD.

CONSOLIDATED STATEMENTS OF INCOME

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands, except share and per share data)

	2000	2001	2002	2002
	RMB	RMB	RMB	US$

Share of net income of joint ventures and associated companies	61,615	54,090	73,890	8,924
Interest income	7,171	5,620	2,700	326
Other income	3,605	1,263	895	108

	72,391	60,973	77,485	9,358

General and administrative expenses	(29,818)	(25,367)	(23,976)	(2,896)
Management service and consultancy fees paid to ultimate holding company (Note 9)	(998)	(2,060)	(3,672)	(454)
Foreign exchange gains, net	104	19	73	9
Provision for investments (Note 4)	(14,263)	—	(16,500)	(1,993)

Income before minority interests	27,416	33,565	33,320	4,024

Minority interests	348	942	1,319	160

Net income from continuing operations	27,764	34,507	34,639	4,184

Discontinued operations (Note 5):
Share of net income of a disposed associated company	214	3,832	2,999	362
Gain on disposal of interest in an associated company	—	—	15,327	1,851

	214	3,832	18,326	2,213

Net income	27,978	38,339	52,965	6,397

Basic and diluted earnings per share	1.60	2.19	3.02	0.37

Dividend per share	4.14	2.08	—	—

The accompanying notes are an integral part of these consolidated financial statements.

EK CHOR CHINA MOTORCYCLE CO. LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands, except share and per share data)

	Capital stock	Additional paid-in capital	Retained earnings	Total

	RMB	RMB	RMB	RMB
Balance at January 1, 2000	10,652	740,828	82,294	833,774
Net income for the year	—	—	27,978	27,978
Cash dividend (RMB4.14 per share)	—	—	(72,557)	(72,557)

Balance at December 31, 2000	10,652	740,828	37,715	789,195
Net income for the year	—	—	38,339	38,339
Cash dividend (RMB2.08 per share)	—	—	(36,367)	(36,367)

Balance at December 31, 2001	10,652	740,828	39,687	791,167
Net income for the year	—	—	52,965	52,965

Balance at December 31, 2002	10,652	740,828	92,652	844,132

The accompanying notes are an integral part of these consolidated financial statements.

EK CHOR CHINA MOTORCYCLE CO. LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	2000	2001	2002	2002
	RMB	RMB	RMB	US$
Cash flows from operating activities:
Net income	27,978	38,339	52,965	6,397
Adjustments to reconcile net income to net cash
provided by/(used in) operating activities:
Provision for investment	14,263	—	16,500	1,993
Minority interests	(348)	(942)	(1,319)	(160)
Depreciation	1,877	1,590	1,167	141

Loss on disposal of equipment	37	—	—	—
Share of net income of PRC joint ventures and associated companies	(61,615)	(54,090)	(73,890)	(8,924)
Share of net income of a disposed associated company	(214)	(3,832)	(2,999)	(362)
Distributions received from the PRC joint ventures	58,905	2,800	120,613	14,567
Gain on disposal of interest in an associated company	—	—	(15,327)	(1,851)
Changes in operating assets and liabilities:
Prepayments, deposits and other receivables	157	(1,311)	1,211	146
Accounts payable and accrued expenses	205	(4,432)	(944)	(114)

Net cash provided by/(used in) operating activities	41,245	(21,878)	97,977	11,833

Cash flows from investing activities:
Purchases of equipment	(524)	(57)	(222)	(27)
Increase in amounts due from related companies	(5,179)	(160)	(61)	(7)
Repayment of amounts due from related companies	4,200	16,092	36,978	4,466
Additional investment in an associated company	—	—	(2,049)	(248)
Net proceeds from sale of interest in an associated company	—	—	44,412	5,364

Net cash provided by/(used in) investing activities	(1,503)	15,875	79,058	9,548

The accompanying notes are an integral part of these consolidated financial statements.

continued/....

EK CHOR CHINA MOTORCYCLE CO. LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	2000	2001	2002	2002
	RMB	RMB	RMB	US$
Cash flows from financing activities:
Dividend paid	(72,557)	(36,367)	—	—

Net cash used in financing activities	(72,557)	(36,367)	—	—

Net increase/(decrease) in cash	(32,815)	(42,370)	177,035	21,381
Cash at beginning of year	200,484	167,669	125,299	15,133

Cash at end of year	167,669	125,299	302,334	36,514

The accompanying notes are an integral part of these consolidated financial statements.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 1—ORGANIZATION AND PRINCIPAL ACTIVITIES

Ek Chor China Motorcycle Co. Ltd. (the “Company”) was incorporated under the laws of Bermuda on October 16, 1987, and is a 68.2%-owned subsidiary of C.P. Pokphand Co. Ltd. (“Pokphand”), which is incorporated in Bermuda and whose shares are listed on The Stock Exchange of Hong Kong Limited and The London Stock Exchange Limited. Pokphand’s shares are also traded in the United States over the counter in the form of American Depository Receipts. The Company’s shares are listed on the New York Stock Exchange.

The Company holds six wholly-owned subsidiaries, namely Ek Chor Company Limited, Ek Chor Investment Company Limited (“Ek Chor Investment”), ECI Machinery Co., Ltd., Ek Chor Auto Parts Co., Ltd., Advance Motorcycle Investment Co. Ltd. (“Advance Investment”) and Ek Chor Research and Management Co. Ltd. Advance Investment, ECI Machinery Co., Ltd., Ek Chor Auto Parts Co., Ltd and Ek Chor Research and Management Co. Ltd are incorporated in the British Virgin Islands and the remaining two subsidiaries are incorporated in Hong Kong. In 2001, three dormant wholly-owned subsidiaries namely Ek Chor Enterprises Co., Ltd., Ek Chor Tyre Investment Company Limited and Ek Chor Instruments Investment Company Limited were deregistered in accordance with the relevant legislation of the jurisdictions in which they are incorporated or registered. In 2002, a wholly-owned subsidiary named Ek Chor Research and Management (Taiwan) Co. Ltd. was liquidated.

The Company, through its subsidiaries, participates in and actively manages the following three Sino-foreign equity joint venture enterprises (the “Ventures”) in the People’s Republic of China (the “PRC”): Luoyang Northern Ek Chor Motorcycle Company Limited (“Luoyang Motorcycle”), Shanghai-Ek Chor General Machinery Co., Ltd. (“Shanghai Machinery”) and Zhan Jiang Deni Carburetor Co. Ltd. (“Deni Carburetor”).

Luoyang Motorcycle was established in January 1992 and commenced operations in March 1992. It is engaged in the design, manufacture and sale of motorcycles. Ek Chor Investment has a 55% interest in Luoyang Motorcycle. Luoyang Northern Motorcycle Works, a wholly-owned subsidiary of China Northern Industries (Group) Corporation, is the PRC joint venture partner of Luoyang Motorcycle.

Shanghai Machinery was established in May 1990 and is engaged in the manufacture of automotive air conditioner compressors, automotive air conditioner receiver-dryers and certain other automotive parts and components. Ek Chor Investment has a 50% interest in Shanghai Machinery. Shanghai Automotive Company Limited (“Shanghai Automotive”) and Shanghai Longhua County Industry Company are the PRC joint venture partners of Shanghai Machinery.

Deni Carburetor was established in November 1992 and commenced operations in January 1993. It is engaged in the design, manufacture and sale of motorcycle and automotive carburetors. Ek Chor Investment holds a 28% interest in Deni Carburetor. The PRC joint venture partners, Dong Feng Automobile Carburetor Co., Ltd. and China Zhan Jiang Southern Carburetor Factory, hold 32% and 20% interest in Deni Carburetor, respectively. The remaining 20% interest in Deni Carburetor is held by a Japanese company.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 1—ORGANIZATION AND PRINCIPAL ACTIVITIES (continued)

Each of the above Ventures was formed under the Law of the PRC for Equity Joint Ventures Using Chinese and Foreign Investment, for terms of 30, 25 and 30 years, respectively. The remaining terms of the Ventures are 19, 12 and 19 years, respectively. These may be extended by mutual consent of the investors in the respective Venture, subject to the approval of the relevant PRC government authorities. For each of the Ventures, the subsidiary company holding the equity interest generally contributed its share in the form of cash, whereas the PRC joint venture partners’ contributions took the form of cash, plant, property and equipment. Profits are shared in accordance with the investors’ contributed equity interests in the respective Venture.

In addition to the major Ventures mentioned above, the Company also, through its subsidiaries, invests in a number of other Ventures in the PRC.

Ek Chor Investment, together with three foreign investors, established an associated company incorporated in Hong Kong called Hong Kong Ek Chor Nissei Company Limited (“Ek Chor Nissei”). The associated company is principally engaged in the manufacture and sale of automotive parts in the PRC. The Company’s contribution to the associated company is US$3,831, which represents a 43% interest in the associated company. On December 15, 1994, a Sino-foreign equity joint venture called Shanghai Ek Chor Nissei Co., Ltd. was formed by Ek Chor Nissei with a PRC enterprise in Shanghai, the PRC, with a capital contribution of US$8,000, which represented an 80% equity interest in the PRC joint venture. The principal activity of the PRC joint venture is the manufacture of automotive and motorcycle instrumentation. On November 16, 1994, Ek Chor Nissei entered into a technical license agreement with a Japanese company, whereby Ek Chor Nissei was granted a right to sub-license the right to manufacture or assemble certain licensed products within Hong Kong and the PRC, and a license fee of US$200 has been paid accordingly. The Company through its associated company participates in and actively manages this joint venture. On July 22, 2002, Ek Chor Investment entered into an agreement to dispose of its entire interest in Ek Chor Nissei and the disposal was completed by September 30 2002, details of which are set out in Note 5.

On November 2, 1994, Ek Chor Investment acquired a 50% interest in ECI Metro Investment Co., Ltd. (“ECI Metro”), a British Virgin Islands company which is engaged in the dealership of a full range of Caterpillar products in several provinces of the PRC. The remaining 50% interest of ECI Metro is held by Metro Tractor Co., Ltd. On March 5, 1999, Ek Chor Investment transferred its 50% interest to another wholly-owned subsidiary of the Company, ECI Machinery Co., Ltd. ECI Metro has established a number of wholly-foreign-owned enterprises in the PRC engaging in the business of providing machinery repair and maintenance services, namely Yunnan ECI Metro Engineering Machinery Service Co., Ltd., Sichuan ECI-Metro Machinery Co., Ltd., Guizhou ECI-Metro Machinery Co., Ltd. and Shantou Quality Machinery Co., Ltd. On September 21, 1998, ECI Metro established another wholly-foreign-owned enterprise in the PRC, namely ECI Metro Trading (Shanghai) Co., Ltd. This enterprise is engaged in the trading of Caterpillar products in the PRC. On November 6, 2001, November 12, 2001 and April 23, 2002, ECI Metro established Shaanxi ECI-Metro Engineering Machinery Service Co., Ltd., Gansu ECI-Metro Engineering Machinery Service Co., Ltd. and Qinghai ECI-Metro Engineering Machinery Service Co., Ltd., respectively. All of them are wholly-foreign-owned enterprises in the PRC engaging in the business of providing machinery repair and maintenance services. A 66.67%-owned subsidiary, EMC Chrome Industries Co. Ltd. (“EMC Chrome”), incorporated in the British Virgin Islands, was also set up by ECI Metro in 1997 with an initial share capital of US$45, and has remained dormant since its incorporation. In 2001, EMC Chrome was voluntarily struck off from the British Virgin Islands Companies Register.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 1—ORGANIZATION AND PRINCIPAL ACTIVITIES (continued)

On May 30, 1995, Advance Motorcycle Co., Ltd. (“Advance Motorcycle”), an 80%-owned subsidiary of the Company, reached an agreement with a PRC enterprise, Zhejiang Fengtong Electro Mechanical (Group) Co., to form a joint venture named Ningbo Advance Fengtong Motorcycle Co. Ltd. (“Ningbo Motorcycle”) in the PRC. The principal activity of the joint venture is the manufacture and sale of motorcycles. Advance Motorcycle’s contribution to the joint venture was US$19,500, representing a 65% interest in the joint venture. In 1998, Advance Motorcycle disposed of 40% of its 65% equity interest in Ningbo Motorcycle to Union Harvest Co., Ltd. Ningbo Motorcycle’s name was changed to Ningbo Advance Benteng Motorcycle Co., Ltd., and the PRC joint venture partner’s name was changed to Ningbo Benteng Motorcycle Co., Ltd. At December 31, 2001 and 2002, Advance Motorcycle held a 25% equity interest in Ningbo Motorcycle.

In 1994, S.P. International (HK) Co. Limited (“S.P. International”) was incorporated, in which the Company has a 20% equity interest through Advance Investment. S.P. International entered into an agreement with a PRC enterprise to form a joint venture named Nanning S.P. Motor Co. Ltd. (“Nanning S.P.”). At December 31, 2001 and 2002, S.P. International held a 60% equity interest in the joint venture.

On November 27, 1995, Ek Chor Investment acquired a 40% interest in Ek Chor Vee Tyre and Rubber Co., Ltd. (“Ek Chor Vee Tyre”), a Cayman Islands company which planned to be engaged in the dealership of tyres in the PRC. On November 11, 1996, Ek Chor Vee Tyre entered into an agreement with a PRC enterprise to form a PRC co-operative joint venture named Shanghai Ek Chor Vee Tyre and Rubber Co., Ltd. in the PRC. In 1998, the Company decided to discontinue further investment and divest its interest in Ek Chor Vee Tyre and a provision amounting to RMB3,237 was made against the amount due from this associated company. The Board of Directors of Shanghai Ek Chor Vee Tyre and Rubber Co., Ltd. decided to liquidate the joint venture in 1999, and the liquidation of the joint venture was completed in 2000. The Company received a sum of RMB1,826 in respect of the liquidation in 2000, and recorded it as other income since the carrying value of the investment in this joint venture was zero.

NOTE 2—BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. This basis of accounting differs from that used in the preparation of the statutory financial statements of the Ventures which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to joint venture enterprises as established by the Ministry of Finance of the PRC. The Company’s investments in and advances to the Ventures, including its 55% interest in Luoyang Motorcycle, are accounted for using the equity method. The Company’s control over Luoyang Motorcycle is restricted by a provision in the joint venture agreement that requires the unanimous approval by all directors present for certain major actions, notwithstanding the Company having a majority equity interest and the ability to appoint the majority of the directors. Accordingly, the Company has determined that it does not have control over Luoyang Motorcycle and the equity method is used to account for its investment in and advance to the Venture.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 2—BASIS OF PRESENTATION (continued)

The principal adjustments made to the statutory financial statements of the Ventures to conform to US GAAP include the following:

(i)	Consolidation of the results and assets and liabilities of subsidiaries;

(ii)	Provisions for doubtful accounts;

(iii)	Provisions for slow-moving and obsolete inventories;

(iv)	Reclassification of the staff bonus and welfare benefits, designated under the PRC accounting standards as an income appropriation, as a direct charge to income; and

(v)	Provision for deferred income taxes.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

(a)	Consolidation principles

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All material intercompany balances and transactions are eliminated on consolidation. The Company’s investments in and advances to the Ventures and associated companies are accounted for using the equity method. Under such method, the Company’s share of net income (or losses) is included as a separate item in the consolidated statements of income.

(b)	Property and equipment

Property and equipment are stated at cost, less allowance for depreciation.

Depreciation is provided using the straight-line method based on the estimated economic useful life of each category of assets as follows:

Building	50 years
Equipment	3-4 years

(c)	Foreign currency translation

The Ventures’ financial records are maintained and the statutory financial statements are stated in Renminbi (“RMB”). The financial statements of the Ventures are measured using RMB as the functional currency. In preparing the financial statements in accordance with US GAAP, all foreign currency transactions during the years ended December 31, 2000, 2001 and 2002 have been translated into RMB using the applicable rates of exchange quoted by the People’s Bank of China (the “unified exchange rates”) for the respective years. Monetary assets and liabilities denominated in foreign currencies have been translated into RMB at the unified exchange rates at December 31, 2001 and 2002. The resulting exchange gains or losses have been credited or charged to the Ventures’ statements of income.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

(c)	Foreign currency translation (continued)

The books and records of the Company and its subsidiaries are maintained in Hong Kong dollars. The records of these companies are remeasured into RMB using the applicable unified exchange rates prevailing at the date of the transactions. Monetary assets and liabilities in Hong Kong dollars are translated using the applicable unified exchange rates prevailing at the balance sheet dates. The exchange gains or losses arising have been credited or charged to the statements of income.

Translation of amounts from RMB into US$ for the convenience of the reader has been made at the unified exchange rate as quoted by the People’s Bank of China on December 31, 2002 of US$1.00 = RMB8.28. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate or at any other rate on December 31, 2002.

The market risks associated with changes in exchange rates and the restrictions over convertibility of RMB to foreign currencies are discussed in Note 8.

(d)	Income taxes

Income taxes, if any, are determined under the liability method as required by Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.

(e)	Earnings per share

The calculation of basic earnings per share is based on the weighted average number of shares outstanding during the applicable period.

The weighted average number of common shares outstanding for each of the years ended December 31, 2000, 2001 and 2002 was 17,526,000.

The calculation of diluted earnings per share is similar to that of the basic earnings per share, except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The treasury stock method is used to calculate diluted shares which reduces the gross number of dilutive shares by the number of shares purchasable from the proceeds of the options assumed to be exercised.

As there were no dilutive potential common shares in 2000, 2001 and 2002, the amounts of diluted earnings per share are the same as that of basic earnings per share for all of these years.

(f)	Cash

Cash consists of cash balances held, time deposits, commercial paper and other money market instruments with maturities of less than 3 months at the time of acquisition.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

(g)	Advertising costs

Advertising costs are charged to expenses as incurred and amounted to RMB1,064 and RMB3,887 in 2001 and 2002, respectively. No advertising costs were incurred in 2000.

(h)	Impairment or disposal of long-lived assets

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, impairment losses on long-lived assets used in operations are recorded when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

The Company’s investments in the PRC joint ventures to be disposed of are carried at the lower of carrying amount and fair value less cost to sell. The fair value of assets to be disposed of is determined with reference to the consideration receivable for the investments to be disposed of, and the cost to sell includes the incremental direct costs to transact the sale of the assets.

(i)	Recent pronouncements

In June 2002, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 146 (“FAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities”. FAS 146 addresses accounting and reporting for costs associated with exit or disposal activities, and requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. FAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company’s management does not expect the adoption of this statement to have a material effect on the Company’s financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees it has issued and clarifies the accounting for such guarantees. The initial recognition and measurement provisions of FIN 45 are effective on a prospective basis to guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for periods ending after December 15, 2002. The Company’ management does not expect the adoption of FIN 45 to have a material impact on the Company’s consolidated operating results or financial position.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

(i)	Recent pronouncements (continued)

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“FAS 148”), “Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123”. This Statement amends Statement of Financial Accounting Standards No. 123 (“FAS 123”), “Accounting for Stock-Based Compensation”, and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement requires that companies having a year-end after December 15, 2002 follow the prescribed format and provide the additional disclosures in their annual reports. The Company’s management does not expect the adoption of this statement to have a material effect on the Company’s financial statements.

NOTE 4—PROVISION FOR INVESTMENTS

In 2000, given the continuous loss incurred by Nanning S.P., in which the Company has an indirect interest of 12% through its investment in Advance Motorcycle Investment Co. Ltd., a provision for its investment of RMB4,700 (US$568) was recorded. In 2002, the Company made an additional provision for this investment amounting to RMB12,310 (US$1,487), which includes a potential liability amounting to RMB10,216 (US$1,234) arising from the request made to the Company by a bank for repayment of the bank loan drawn by Nanning S.P. Such potential liability was included in the Company’s accounts payable and accrued expenses. The carrying value of this investment amounted to RMB3,358 (US$406) and RMBNil as of December 31, 2001 and 2002, respectively.

The provision for investments in 2000 and 2002 also included a provision of RMB9,563 (US$1,155) and RMB4,190 (US$506), respectively, for the investment in Ningbo Motorcycle, in which the Company has an equity interest of 20%. The carrying value of this investment amounted to RMB6,595 (US$797) and RMB nil as of December 31, 2001 and 2002, respectively.

The above provisions were determined based on the best information available to management in the circumstances.

NOTE 5—DISCONTINUED OPERATIONS

On July 22, 2002, Ek Chor Investment entered into an agreement with Nippon Seiki Co., Ltd. (“Nippon Seiki”), to dispose of its entire 43% equity interest in Ek Chor Nissei, for a cash consideration of US$5,364. The carrying value of the Company’s interest in Ek Chor Nissei amounted to RMB29,087 (US$3,513) at the date of disposal. Nippon Seiki already owned a 43% equity interest in Ek Chor Nissei before this transaction. Ek Chor Nissei was a segment of the Company before the sale. The transaction was completed in September 2002 and resulted in a gain on disposal of RMB15,327 (US$1,851).

The earnings per share from discontinued operations amounted to RMB0.01, RMB0.22 and RMB1.05 for the years ended December 31, 2000, 2001 and 2002, respectively.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 6—INCOME TAXES

Under current Bermuda law, the Company and its subsidiaries are not subject to tax on income or capital gains, and no Bermuda withholding tax will be imposed upon payments of dividends by the Company to its shareholders.

The Company’s investments in the Ventures are held by companies incorporated in Hong Kong. Under current Hong Kong laws, dividends and capital gains arising from the investments in Hong Kong subsidiaries are not subject to income taxes and no withholding tax is imposed on payments of dividends by the Hong Kong subsidiaries to the Company.

The Ventures are governed by the Income Tax Law of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the “Income Tax Law”). Pursuant to the Income Tax Law, Sino-foreign equity joint venture enterprises are generally subject to income tax at a statutory rate of 33% (30% State income taxes plus 3% local income taxes) on income as reported in their statutory financial statements unless the enterprise is located in specially-designated regions or cities for which more favorable effective rates apply.

The Income Tax Law fully exempts Sino-foreign equity joint venture enterprises engaging in manufacturing businesses from State and local income taxes for two years starting from their first profitable year of operations, followed by a 50% exemption for the next three years. If an enterprise is deemed an “advanced technology enterprise”, the 50% exemption from local income taxes is extended to a 100% exemption for those three years. Thereafter, an advanced technology enterprise is eligible for a further three-year period of 50% exemption from State and local income taxes following the initial five years of preferential treatment.

Pursuant to the Preferential Provisions of the Government of Henan Province for the Encouragement of Foreign Investment, issued on February 26, 1987, Luoyang Motorcycle, being a Sino-foreign joint venture enterprise, can apply annually for a 100% tax exemption from the local income taxes. This annual application is subject to final approval from the relevant authorities of the Henan Provincial Government. As a result, a preferential tax rate of 30% is applicable to Luoyang Motorcycle. Shanghai Machinery and Deni Carburetor are located in regions where a preferential tax rate of 26.4% (80% of the full rate of 33%) applies. Deni Carburetor was eligible for a 50% exemption from the State income tax rate of 24% and full exemption from the local income tax rate of 2.4% from 1998 to 2000. This exemption has been extended for 3 more years from 2001 to 2003 as Deni Carburetor continued to qualify as an “advanced technology enterprise” in September 2000.

The aggregate effect of the tax holidays and exemptions of the Ventures attributable to the Company amounted to RMB1,435 (RMB0.08 per share), RMB1,347 (RMB0.08 per share) and RMB1,522 (RMB0.09 per share) for the years ended December 31, 2000, 2001 and 2002, respectively.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 7—PROPERTY AND EQUIPMENT, NET

	December 31,
	2001	2002
	RMB	RMB
At cost:
Building	47,849	47,849
Equipment	3,690	3,912

	51,539	51,761
Less: Accumulated depreciation	(7,193)	(8,360)

Net book value	44,346	43,401

NOTE 8—FOREIGN CURRENCY EXCHANGE

Sino-foreign joint venture enterprises can have their own foreign currency accounts and retain their own foreign currency. They can also buy and sell foreign currency from authorized foreign exchange banks in connection with current account transactions and retain foreign exchange in certain instances, including, but not limited to, payments for trade services, payments of interest on external debt and profit repatriation. However, with respect to foreign exchange in connection with capital account transactions, such as equity investments, foreign invested enterprises are required to seek the approval of State Administration of Exchange Control (“SAEC”) or its relevant branch to exchange RMB holdings into foreign currency. When applying for approval, such enterprises will be subject to the review by SAEC of the source and nature of the RMB funds.

Under the current foreign exchange control system, there is no guarantee that sufficient foreign currency will be available at a given exchange rate to satisfy the demand of a particular enterprise in full. There can be no assurance that shortages in the availability of foreign currency will not restrict the Company’s ability to obtain sufficient foreign currency to pay dividends or to satisfy its other foreign currency requirements. In addition, there can be no assurance that the special treatment currently afforded to foreign invested enterprises will continue.

The unified exchange rates as of December 31, 2000, 2001 and 2002 were as follows:

	2000	2001	2002
	RMB	RMB	RMB
RMB equivalent of US$1.00	8.28	8.28	8.28

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 8—FOREIGN CURRENCY EXCHANGE (continued)

The majority of sales of the Ventures’ products sold in the PRC were made in RMB. Revenue and profits are thus predominantly denominated in RMB. For certain Ventures, funds denominated in RMB may have to be, and from time to time are, converted to US$ or other foreign currencies for the purchase of imported parts. In addition, to the extent that foreign currencies are not sufficient to pay distributions, the Company’s share of distributions from the Ventures will have to be converted to foreign currency with the approval of SAEC at prevailing rates. The Ventures are not normally able to hedge their foreign exchange exposure because neither the Bank of China, nor other financial institutions authorized to engage in foreign exchange transactions in the PRC offer forward exchange contracts.

Should the RMB devalue against the US$, it may reduce the foreign currency equivalent of such earnings available for distribution by the Ventures to the Company.

NOTE 9—RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

Amounts due from/to related parties are as follows:

	2001	2002
	RMB	RMB
Due from related parties:
Shanghai Machinery	53,888	55
Luoyang Motorcycle	78,695	41,717
Deni Carburetor	2,800	—
Ek Chor Nissei	547	—
Ek Chor Advance Paint Co., Ltd.	128	172

	136,058	41,944

Due to a related party:
Forum Resources Limited	5,192	3,873

Forum Resources Limited is the minority shareholder of Advance Motorcycle.

The amounts due from/to related parties are unsecured, interest-free and have no specific terms of repayment, and represent advances to/from those related parties.

Pursuant to a management service contract between the Company and Pokphand executed on June 5, 1993, Pokphand furnishes to the Company certain corporate services. The fee is based on an estimate of the cost of services to be provided by Pokphand during such contract years. The service fees charged by Pokphand for the years ended December 31, 2000, 2001 and 2002 were RMB998, RMB996 and RMB996, respectively. In addition, the Company paid a consultancy fee to Pokphand amounting to RMB1,064 and RMB2,766 in 2001 and 2002, respectively. No such fee was paid in 2000.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 10—DISTRIBUTION OF EARNINGS

Pursuant to the relevant laws and regulations for Sino-foreign joint venture enterprises, the earnings of the Company’s Ventures are available for distribution to each of the joint venture partners after the Venture: (1) satisfies all tax liabilities; (2) provides for any losses in previous years; and (3) makes appropriations to reserve funds, as determined at the sole discretion of the board of directors of the Ventures. The appropriations include a general reserve fund, an enterprise expansion fund and staff bonus and welfare benefits. The Company has been advised that each of the Ventures intends to allocate as appropriations up to 15-20% of their net income as reflected in their statutory financial statements.

As described in Note 2, the earnings reflected in the financial statements prepared in accordance with US GAAP differ from those reflected in the statutory financial statements of the Ventures. In accordance with the relevant laws and regulations for Sino-foreign joint venture enterprises, the profits available for distribution by the Ventures are based on the statutory financial statements. Consequently, a portion of the earnings included in the retained earnings of the Company is not available for distribution to the Company and therefore is not available for distribution as dividends to the shareholders of the Company. At December 31, 2002, the amount of the Company’s retained earnings, which included an amount retained by the Ventures unrestricted for distribution, was approximately RMB109,376. The amount of undistributed earnings of the Ventures included in the Company’s retained earnings amounted to RMB79,481 at December 31, 2002.

Profit distributions of the Ventures are declared and payable in RMB. The Company may receive its share of any distributions as a joint venture partner in foreign currency through the conversion mechanism as described in Note 8.

The decision to make a distribution is at the discretion of the respective board of directors of each of the Ventures and depends upon the results of operations, financial position, and any other factors deemed relevant by each of the respective boards of directors. In 2000, Ek Chor Investment was entitled to distributions from Shanghai Machinery and Deni Carburetor of RMB53,865 and RMB5,040, respectively. The distribution from Shanghai Machinery was paid out in cash in 2000 and that from Deni Carburetor was paid out in cash in 2001. In 2001, Ek Chor Investment was entitled to distributions from Shanghai Machinery and Deni Carburetor of RMB53,850 and RMB5,600, respectively. The distribution from Deni Carburetor amounting to RMB2,800 was paid out in cash in 2001 and the remaining distributions of RMB53,850 and RMB2,800 from Shanghai Machinery and Deni Carburetor, respectively, were paid out in cash in 2002. In 2002, Ek Chor Investment was entitled to and received distributions from Shanghai Machinery and Deni Carburetor of RMB54,163 and RMB9,800, respectively.

NOTE 11—FINANCIAL INSTRUMENTS

Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash deposits.

(a)	Concentration of credit risk

The Company places its cash deposits with major international and PRC banks and financial institutions. This investment policy limits the Company’s exposure to concentrations of credit risk.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 11—FINANCIAL INSTRUMENTS (continued)

(b)	Fair value of financial instruments

The carrying amounts of cash approximate their fair values because of their short maturity.

The fair values of the amounts due from/to related parties are not determinable due to the related party nature of the transactions. The carrying values less any impairment in values of the respective amounts are disclosed in Note 9.

NOTE 12—CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company’s operating assets and primary source of income and cash flows are its interests in the Ventures in the PRC. The value of the Company’s interests in these Ventures may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 23 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social life. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

The majority of revenue of the Ventures derives from the sale of parts for automotives and motorcycles in the PRC, which is vulnerable to the increase in the level of competition and the change in the supply and demand relationship in the automotive and motorcycle industries in the PRC. Currently, the PRC imposes restrictions on the importation of motor vehicle components and motor vehicles, including motorcycles. These restrictions are intended, in part, to encourage the development of the domestic motor vehicle industry. As the PRC became a signatory of the World Trade Organization in 2001, which regulates trading among its signatory states, import restrictions on both motor vehicle components and motor vehicles, including motorcycles, will probably diminish and import tariffs will be gradually reduced. Although such developments could benefit the Ventures by reducing the cost of imported parts and components used in the manufacture of the Ventures’ products, lower tariffs and reduced import restrictions might lead to increased competition.

Some of the Ventures’ current products are based on technology originally procured from third parties, and no assurances can be given that additional technology transfer agreements for the upgrading of the Ventures’ existing products and development of new products could be reached in the future.

Currently, a large proportion of the Company’s revenue comes from the sale of motorcycles and automotive parts in the PRC, which is vulnerable to the increase in the level of competition and the change in the supply and demand relationship in the motorcycle and automotive industries in the PRC.

NOTE 13—SUPPLEMENTAL CASH FLOW INFORMATION

The Company paid no interest or income taxes in the three years ended December 31, 2000, 2001 and 2002.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 14—SUMMARIZED FINANCIAL INFORMATION OF EQUITY JOINT VENTURES

The following tables present the summarized financial information on a combined 100% basis of the Ventures and associated companies accounted for using the equity method. The amounts presented include the accounts of the following entities: Luoyang Motorcycle (owned as to 55%), Shanghai Machinery (owned as to 50%), Deni Carburetor (owned as to 28%), ECI Metro (owned as to 50%) and Ek Chor Nissei (for 2000 and 2001 only) (owned as to 43%).

	December 31,
	2001	2002
	RMB	RMB
Current assets	1,208,117	1,305,175

Non-current assets	830,774	730,903

Current liabilities	972,627	1,023,159

Non-current liabilities	76,630	50,581

Total equity	989,634	962,338

	Year ended December 31,
	2000	2001	2002
	RMB	RMB	RMB
Net sales	2,375,558	2,193,239	2,573,477

Sales less cost of sales	442,884	424,237	480,975

Net income	139,815	144,861	172,489

NOTE 15—SEGMENT REPORTING

The Company has the following reportable segments: Luoyang Motorcycle, Shanghai Machinery and Deni Carburetor, ECI Metro and Ek Chor Nissei. These reportable segments are the Company’s investments in the PRC joint ventures and associated companies, details of which operations and background information are set out in Note 1. The Company evaluates performance and allocates resources based on its share of net income or loss from these joint ventures. The reportable segments are each managed separately because they manufacture and sell distinct products with different production processes.

EK CHOR CHINA MOTORCYCLE CO. LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, except share and per share data)

NOTE 15—SEGMENT REPORTING (continued)

The following table summarizes the reported segment income or loss, which does not include the impairment charges, and the reported segment assets:

	Luoyang Motorcycle	Shanghai Machinery	Deni Carburetor	ECI Metro	Ek Chor Nissei	Other Ventures and associated companies*	Total
	RMB	RMB	RMB	RMB	RMB	RMB	RMB
2002
Share of net income/(loss) of segments	1,102	59,661	10,019	7,691	—	(4,583)	73,890

Investments in segment assets	166,032	202,131	54,767	47,010	—	—	469,940

2001
Share of net income/(loss) of segments	(13,763)	66,703	7,214	900	—	(6,964)	54,090

Investments in segment assets	165,488	196,844	54,693	37,270	26,085	9,954	490,334

2000
Share of net income/(loss) of segments	365	52,715	7,530	3,662	—	(2,657)	61,615

*	The sources of net income/(loss) of other Ventures and associated companies include the manufacture and sale of motorcycles in the PRC.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Ek Chor China Motorcycle Co. Ltd.

We have audited the accompanying consolidated balance sheets of Luoyang Northern Ek Chor Motorcycle Company Limited, registered in the People’s Republic of China, as of December 31, 2001 and 2002, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of Luoyang Northern Ek Chor Motorcycle Company Limited’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Luoyang Northern Ek Chor Motorcycle Company Limited at December 31, 2001 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ernst & Young

Hong Kong, March 28, 2003

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS

December 31, 2001 and 2002

(Amounts stated in thousands)

	2001	2002	2002
	RMB	RMB	US$
ASSETS
Current assets:
Cash	44,420	74,890	9,045
Accounts receivable, net of allowance of RMB98,368 in 2001 and RMB 99,475 in 2002 (Note 5)
Related parties	—	1,241	150
Others	75,791	64,069	7,738
Other receivables	9,937	7,169	866
Inventories (Note 6)	121,423	106,854	12,905
Prepayments and deposits	10,371	18,073	2,183
Deferred tax assets (Note 4)	11,768	6,046	730

Total current assets	273,710	278,342	33,617

Property, plant and equipment, net (Note 7)	313,131	273,528	33,034
Investments in and receivables from/payable to joint ventures (Note 8)	4,974	2,720	328
Deposits paid for purchases of machinery and equipment	1,381	786	95
Other receivables	2,500	—	—
Intangible assets	218	—	—
Deferred tax assets (Note 4)	3,486	5,729	692

Total assets	599,400	561,105	67,766

The accompanying notes are an integral part of these consolidated financial statements.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2001 and 2002

(Amounts stated in thousands)

	2001	2002	2002
	RMB	RMB	US$
LIABILITIES AND EQUITY
Current liabilities:
Short-term bank loans (Note 9)	64,977	6,000	725
Accounts payable
Related parties	6,398	1,630	197
Others	83,332	120,365	14,537
Other payables and accrued expenses	8,320	9,991	1,207
Advance payments by customers	8,749	24,330	2,938
Amount due to PRC joint venture partner (Note 14)	63,406	58,640	7,082
Amount due to foreign joint venture partner (Note 14)	78,695	42,964	5,189
Accrued wages, staff bonus and welfare benefits	3,025	7,800	942
Sales tax payable	725	5,640	681

Total current liabilities	317,627	277,360	33,498

Minority interests	134	103	12

Contingencies and commitments (Note 10)

Equity (Notes 12 and 13):
Capital	410,439	410,439	49,570
Reserve funds	50,834	50,834	6,139
Accumulated losses	(179,634)	(177,631)	(21,453)

Total equity	281,639	283,642	34,256

Total liabilities and equity	599,400	561,105	67,766

The accompanying notes are an integral part of these consolidated financial statements.

/s/ Edward Chen

Director

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	2000	2001	2002	2002
	RMB	RMB	RMB	US$
Sales to:
Related parties	176,409	194,489	179,681	21,701
Others	667,214	444,759	674,614	81,475
Royalty income	—	16,667	19,000	2,295

	843,623	655,915	873,295	105,471
Cost of sales (including purchases from related parties of RMB134,278, RMB199,162 and RMB342,635 and subcontracting expenses paid to related parties of RMBNil, RMB7,072 and RMB3,434)	(777,623)	(616,301)	(793,848)	(95,875)

Gross profit	66,000	39,614	79,447	9,596

Write back of provision/(provision) for doubtful accounts	(7,689)	3,273	(1,107)	(134)
Selling and administrative expenses	(57,952)	(65,905)	(81,651)	(9,861)
Other income (including consultancy fee income from a related party of RMB3,000, RMBNil and RMBNil)	14,594	12,085	11,455	1,384
Other operating expenses	(4,107)	(5,411)	(2,922)	(353)

Operating income/(loss)	10,846	(16,344)	5,222	632
Foreign exchange gains/(losses), net	(82)	30	(58)	(7)
Interest income	726	523	754	91
Share of net income of joint ventures	1,606	80	615	74
Gain/(Loss) on disposal of joint ventures	88	(1,030)	—	—
Loss on disposal of subsidiaries	—	—	(107)	(13)
Interest expense	(6,467)	(5,182)	(852)	(103)

Income/(Loss) before income taxes	6,717	(21,923)	5,574	674
Income taxes (Note 4)	(6,012)	(3,555)	(3,624)	(438)

	705	(25,478)	1,950	236
Minority interests	(41)	455	53	6

Net income/(loss)	664	(25,023)	2,003	242

The accompanying notes are an integral part of these consolidated financial statements.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

CONSOLIDATED STATEMENTS OF EQUITY

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	Accumulated		Reserve funds
	Capital	losses
	RMB	RMB	RMB
Balance at January 1, 2000	410,439	(155,275)	50,834
Net income for the year	—	664	—

Balance at December 31, 2000	410,439	(154,611)	50,834
Net loss for the year	—	(25,023)	—

Balance at December 31, 2001	410,439	(179,634)	50,834
Net income for the year	—	2,003	—

Balance at December 31, 2002	410,439	(177,631)	50,834

The accompanying notes are an integral part of these consolidated financial statements.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	2000	2001	2002	2002
	RMB	RMB	RMB	US$
Cash flows from operating activities:
Net income/(loss)	664	(25,023)	2,003	242
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	46,400	51,976	46,822	5,655
Amortization of intangible assets	2,205	861	218	26
Share of net income of joint ventures	(1,606)	(80)	(615)	(74)
Distributions received from a joint venture	—	—	614	74
Loss/(Gain) on disposal of joint ventures	(88)	1,030	—	—
Loss on disposal of subsidiaries	—	—	107	13
Minority interests in net loss/(income)	41	(455)	(53)	(6)
Provision for long-term investment	—	941	—	—
Loss on disposal of property, plant and equipment	697	1,147	111	13
Deferred tax assets	5,777	3,536	3,479	420
Unrealized foreign exchange losses/(gains)	(442)	(903)	769	93
Changes in operating assets and liabilities:
Accounts receivable	(13,534)	24,011	9,802	1,184
Other receivables	674	(4,612)	896	107
Inventories	41,091	3,838	14,569	1,760
Prepayments and deposits	(29,691)	30,395	(2,848)	(344)
Accounts payable	(25,864)	(3,103)	32,287	3,900
Other payables and accrued expenses	(10,111)	(5,062)	1,663	201
Advance payments by customers	1,311	(1,416)	15,498	1,871
Accrued wages, staff bonus and welfare benefits	(8,520)	(5,979)	4,775	577
Sales tax payable	(4,815)	(5,328)	4,915	593

Net cash provided by operating activities	4,189	65,774	135,012	16,305

The accompanying notes are an integral part of these consolidated financial statements.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	2000	2001	2002	2002
	RMB	RMB	RMB	US$
Cash flows from investing activities:
Purchases of property, plant and equipment	(9,682)	(8,623)	(7,680)	(926)
Proceeds from disposal of property, plant and equipment	984	1,720	350	42
Purchase of long term investment	(941)	—	—	—
Increase in intangible assets	(686)	—	—	—
Proceeds from disposal of joint ventures	310	2,000	—	—
Decrease/(increase) in amounts due from joint ventures	7,609	(3,892)	2,255	273
Net cash outflow in acquisition of controlling interest in a subsidiary	(326)	—	—	—

Net cash used in investing activities	(2,732)	(8,795)	(5,075)	(611)

Cash flows from financing activities:
Increase in short-term bank loans	124,000	71,977	6,000	725
Repayment of short-term bank loans	(146,500)	(87,000)	(64,974)	(7,847)
Increase in long-term bank loans	8,500	—	—	—
Repayment of long-term bank loans	—	(8,500)	—	—
Decrease in amount due to PRC joint venture partner	(8,142)	(25,575)	(4,766)	(576)
Decrease in amount due to foreign joint venture partner	(1)	(11,000)	(35,731)	(4,315)
Increase in amount due to minority interests	548	—	—	—

Net cash used in financing activities	(21,595)	(60,098)	(99,471)	(12,013)

Effect of exchange rate changes on cash	5	(11)	4	—

Net increase/(decrease) in cash	(20,133)	(3,130)	30,470	3,681
Cash at beginning of year	67,683	47,550	44,420	5,364

Cash at end of year	47,550	44,420	74,890	9,045

The accompanying notes are an integral part of these consolidated financial statements.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 1—ORGANIZATION AND PRINCIPAL ACTIVITIES

Luoyang Northern Ek Chor Motorcycle Company Limited (“Luoyang Motorcycle” or the “Company”) was a Sino-foreign equity joint venture with limited liability formed on January 29, 1992 under the relevant laws of the People’s Republic of China (the “PRC”). Luoyang Northern Motorcycle Works (formerly known as “Luoyang Jialing Motorcycle Works”)—the “PRC joint venture partner” and Ek Chor Investment Company Limited (the “foreign joint venture partner”), a subsidiary of Ek Chor China Motorcycle Co. Ltd., holds an equity interest of 45% and 55%, respectively, in the Company. The Company’s principal activities are the design, manufacture and sale of motorcycles.

The Company has a term of 30 years commencing January 29, 1992 and may be extended with the mutual consent of the joint venture partners, subject to the approval of the relevant PRC authorities. The Company currently has a remaining term of 19 years. Profits are shared in accordance with the investors’ contributed equity interest in the Company.

Pursuant to the terms of the joint venture agreement, each joint venture partner is entitled to receive its attributable share of net assets upon the liquidation of Luoyang Motorcycle.

In January 2000, Luoyang Motorcycle and the PRC joint venture partner formed a subsidiary to develop and sell motorcycles. The subsidiary, Luoyang Gao Xin Bei Yi Ke Mou Company Limited (“Luoyang Gao Xin”), is a limited liability company with registered capital of RMB3,000. Pursuant to the joint venture agreement dated January 20, 2000, Luoyang Motorcycle and the PRC joint venture partner hold 90% and 10% equity interests, respectively, in Luoyang Gao Xin and its profits are shared by the joint venture partners at a ratio according to their respective equity interests.

In June 2000, Luoyang Gao Xin acquired a 45% equity interest in Tianjian Luoyi Motorcycle Sales Company Limited (“Tianjian Luoyi”), a company in which Luoyang Motorcycle already has a 55% equity interest, for a net cash consideration of RMB326. As a result of the above acquisition, Luoyang Motorcycle holds, directly and indirectly, 95.5% equity interest in Tianjian Luoyi. The financial statements of Tianjian Luoyi have been consolidated into the Company’s financial statements since the date of acquisition of Tianjian Luoyi by Luoyang Gao Xin. During the year, Tianjian Luoyi was deregistered by the Company, resulting in a loss of RMB197.

In January 2001, Luoyang Motorcycle and Luoyang Gao Xin formed a subsidiary named Shanghai Dayang Motorcycle Company Limited (“Shanghai Dayang”) to develop and sell motorcycles. The subsidiary is a limited liability company with registered capital of RMB2,000, in which Luoyang Motorcycle and Luoyang Gao Xin hold an equity interest of 90% and 10%, respectively. As a result, Luoyang Motorcycle holds, directly and indirectly, 99% equity interest in Shanghai Dayang and its financial statements have been consolidated into the Company’s financial statements since the date of its establishment. During the year, Shanghai Dayang was deregistered by the Company, resulting in a gain of RMB90.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 2—BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Consolidation principles

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All material intercompany balances and transactions are eliminated on consolidation.

(b)	Inventories

Inventories are valued at the lower of average cost or market value.

(c)	Property, plant and equipment

Property, plant and equipment, except for construction in progress, are stated at cost, less allowances for depreciation.

Depreciation is provided using the straight-line method based on the estimated economic useful life of each category of assets as follows:

Buildings	20 years
Machinery and equipment	5-10 years
Land use rights	Over the tenure of the Company (30 years)

Construction in progress represents the costs incurred in connection with the construction of factories and production facilities. No depreciation is provided for construction in progress until such time as the relevant assets are completed and is ready for its intended use.

(d)	Equity method of accounting

Investments in affiliates, in which the Company does not have a controlling interest, are accounted for by the equity method of accounting, whereby the investment is carried at cost of acquisition, plus the Company’s equity in undistributed earnings or losses since acquisition.

(e)	Intangible assets

Intangible assets represent technology know-how fees.

Technology know-how fees are amortized using the straight-line method over a period of 10 years or over the term of the technology know-how agreement, whichever is shorter.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(e)	Intangible assets (continued)

The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amount might not be recoverable. If indicators of impairment were present in intangible assets used in operations, and future cash flows were not expected to be sufficient to recover the asset’s carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the value of intangible assets recorded in the accompanying consolidated financial statements.

(f)	Accounts receivable

Accounts receivable are stated at estimated net realisable value. Accounts receivable comprise balance due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

(g)	Revenue recognition

Sales represent the net invoiced value of goods sold, net of value-added and sales tax and returns. Revenue is recognized upon the delivery of goods to and acceptance by customers, when collectibility of the sales price is reasonably assured.

The Company also grants to a third party the licensee exclusive rights to use a trademark owned by the Company in connection with the manufacturing and sales of motorcycle in specified geographical areas. Royalty income is recognized on a time proportion basis over the term of royalty agreement.

(h)	Foreign currency translation

Luoyang Motorcycle’s financial records are maintained and the statutory financial statements are stated in Renminbi (“RMB”). In preparing these financial statements, all foreign currency transactions during the years ended December 31, 2000, 2001 and 2002 have been translated into RMB using the applicable rates of exchange quoted by the People’s Bank of China (the “unified exchange rates”) for the respective years. Monetary assets and liabilities denominated in foreign currencies have been translated into RMB at the unified exchange rates at December 31, 2001 and 2002. The resulting exchange gains or losses have been credited or charged to the statements of operations.

Translation of amounts from RMB into United States dollars (“US$”) for the convenience of the reader has been made at the unified exchange rate as quoted by the People’s Bank of China on December 31, 2002 of US$1.00 = RMB 8.28. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate on December 31, 2002 or at any other rate.

The market risks associated with changes in exchange rates and the restrictions over convertibility of RMB to foreign currencies are discussed in Note 11.

(i)	Income taxes

Income taxes, if any, are determined under the liability method as required by Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(j)	Provisions for product warranties

Luoyang Motorcycle provides for warranty periods on various products, during which time the Company provides free repair services or replacements. Provisions for product warranties granted by the Company on certain products are recognized based on management’s estimates of the amount that will eventually be required to settle such obligations. The Company records a liability in the amount of such costs at the time the product revenue is recognised. The amount is based on several factors including sales volume, past experience and various other considerations. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s product liability during the year are as follows:

	2002	2001
	RMB	RMB
Balance at beginning of the year	1,349	1,118
Warranties issued during the year	17,805	10,895
Settlements made during the year	(17,286)	(10,664)

Balance at end of the year	1,868	1,349

(k)	Research and development costs

Research and development costs are charged to expense as incurred and amounted to RMB4,989, RMB4,289 and RMB18,010 in 2000, 2001 and 2002, respectively.

(l)	Advertising costs

Advertising costs are charged to expenses as incurred and amounted to RMB8,267, RMB5,606 and RMB15,140 in 2000, 2001 and 2002, respectively.

(m)	Cash

The Company considers cash to include cash on hand and demand deposits with banks with maturities of less than 3 months at the time of acquisition. At December 31, 2001 and 2002, cash included foreign currency deposits equivalent to RMB15,997 (US$1,916, JP¥2,184) and RMB3,117 (US$3,099, JP¥196, EUR 1), respectively.

(n)	Shipping and handling fees and costs

Shipping and handling fees associated with the purchase of raw materials are included in inventories and charged to cost of sales when the goods are sold.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(o)	Recent pronouncements

In June 2002, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 146 (“FAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities”. FAS 146 addresses accounting and reporting for costs associated with exit or disposal activities, and requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. FAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company’s management does not expect the adoption of this statement to have a material effect on the Company’s financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees it has issued and clarifies the accounting for such guarantees. The initial recognition and measurement provisions of FIN 45 are effective on a prospective basis to guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for periods ending after December 15, 2002. The Company’s management does not expect the adoption of FIN 45 to have a material impact on the Company’s consolidated operating results or financial position.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“FAS 148”), “Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123”. This Statement amends Statement of Financial Accounting Standards No. 123 (“FAS 123”), “Accounting for Stock-Based Compensation”, and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement requires that companies having a year-end after December 15, 2002 follow the prescribed format and provide the additional disclosures in their annual reports. The Company’s management does not expect the adoption of this statement to have a material effect on the Company’s financial statements.

NOTE 4—INCOME TAXES

Pursuant to the Income Tax Law of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the “Income Tax Law”), Sino-foreign equity joint venture enterprises generally are subject to income tax at an effective rate of 33% (30% State income taxes plus 3% local income taxes) on income as reported in their statutory financial statements unless the enterprise is located in specially-designated regions or cities for which more favorable effective rates apply.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 4—INCOME TAXES (continued)

Luoyang Motorcycle was exempt from income taxes for a period of two years starting from the first profitable year of operations (1992) and, as an advanced technology enterprise, was entitled to a 50% tax exemption from State income taxes for the next six years (1994 to 1999). Pursuant to the Preferential Provisions of the Government of Henan Province for the Encouragement of Foreign Investment issued on February 26, 1987, the Company, being a Sino-foreign joint venture enterprise located in the Luoyang Economic and Technology Development District, can apply annually for 100% tax exemption from the local income taxes. This annual application is subject to final approval from the relevant authorities of the Henan Provincial Government. For the six-year tax reduction period from 1994 to 1999, the income tax rate on income as reported in Luoyang Motorcycle’s statutory financial statements was 15%. Commencing 2000, the Company is subject to a tax rate of 30%.

The provision for income taxes comprised the following:

	Year ended December 31,
	2000	2001	2002
	RMB	RMB	RMB
State and local taxes:
Current	235	19	145
Deferred	5,777	3,536	3,479

	6,012	3,555	3,624

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of these differences, to the extent that they are temporary, are recorded as deferred tax assets and liabilities, and consisted of the following major components:

	December 31,
	2001	2002
	RMB	RMB
Deferred tax assets:
Allowance for doubtful accounts	29,580	29,800
Allowance for slow-moving inventories	4,932	4,932
Allowance for other investments	282	282
Provision for expenses	42	—
Loss carry forwards	14,811	14,133
Others	141	84

	49,788	49,231
Valuation allowances	(33,304)	(35,508)

Total deferred tax assets	16,484	13,723

Deferred tax liability:
Property, plant and equipment	(1,230)	(1,072)
Others	—	(876)

	(1,230)	(1,948)

Net deferred tax assets	15,254	11,775

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 4—INCOME TAXES (continued)

Movements in the valuation allowances are as follows:

	December 31,
	2000	2001	2002
	RMB	RMB	RMB
Balance at beginning of year	19,967	23,049	33,304
Additions—charged to income taxes	3,082	10,255	2,204

Balance at end of year	23,049	33,304	35,508

The reconciliation of the effective income tax rate stated in the statements of operations to the statutory income tax rates applicable to Luoyang Motorcycle is as follows:

	Year ended December 31,
	2000	2001	2002
	RMB	RMB	RMB
Statutory tax rate	33.0%	(33.0%)	33.0%
Tax holiday and exemption	(3.0%)	3.0%	(3.0%)
Valuation allowances	45.9%	46.8%	39.5%
Utilization of tax losses	—	—	(30.0%)
Non-taxable income	—	—	(10.1%)
Non-deductible expenses	9.3%	—	33.0%
Other items	4.3%	(0.6%)	2.6%

Effective tax rate	89.5%	16.2%	65.0%

The effect of tax holiday and exemption to the Company amounted to RMB571, RMB Nil and Nil for the years ended December 31, 2000, 2001 and 2002, respectively.

The total amount of tax loss carried forward amounted to RMB47,109, of which RMB31,332 could be used to offset future taxable income in 2003 and RMB15,777 could be used to offset future taxable income for a period of four years from 2003 to 2006.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 5—ACCOUNTS RECEIVABLE

Movements in the allowance for doubtful accounts are as follows:

	December 31,
	2000	2001	2002
	RMB	RMB	RMB
Balance at beginning of year	96,200	103,889	98,368
Additions—charged/(credited) to expenses	7,689	(3,273)	1,107
—write-off of accounts receivable	—	(2,248)	—

Balance at end of year	103,889	98,368	99,475

Accounts receivable denominated in foreign currencies at December 31, 2001 and 2002 totaled RMB10,989 (US$1,327) and RMB10,617 (US$1,282), respectively.

The Company was involved in various legal actions against its customers for recovery of outstanding debts amounting to RMB104,445 (2001: RMB105,224). The Company’s management determined that the estimated losses to the Company amounted to RMB98,368 and RMB99,223 at December 31, 2001 and 2002, respectively, and such losses have been provided in the consolidated financial statements. In the opinion of management, amounts accrued for such losses are adequate and ultimate resolution of these legal actions will not have a material effect on the Company’s financial position, results of operations or cash flow.

NOTE 6—INVENTORIES

	December 31,
	2001	2002
	RMB	RMB
Raw materials	62,789	48,608
Work in progress	7,694	6,929
Finished goods	67,380	67,757
Less: Allowance for slow-moving inventories	(16,440)	(16,440)

Inventories, net	121,423	106,854

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 7—PROPERTY, PLANT AND EQUIPMENT

	December 31,
	2001	2002
	RMB	RMB
At cost:
Buildings	150,790	133,034
Machinery and equipment	450,235	474,516
Land use rights	17,864	17,864
Construction in progress	938	1,224

	619,827	626,638

Allowances for depreciation:
Buildings	36,520	37,490
Machinery and equipment	264,919	309,286
Land use rights	5,257	6,334

	306,696	353,110

Net book value	313,131	273,528

According to the laws of the PRC, title to all PRC land is retained by the government. Pursuant to the joint venture agreement, the PRC joint venture partner is responsible for procuring from the government the right to use the land required for the Company’s operations. No land use rights payment was made by the Company on the premises (the “original premises”) occupied since the formation of the Company. According to an agreement dated November 11, 1994, however, the Company acquired from the government the respective land use rights of part of the original premises (the “existing premises”) for the tenure of the Company. The land premiums together with other relevant costs totaling RMB9,497 were paid indirectly to the government through the PRC joint venture partner. Pursuant to another agreement in 1995, the Company has paid a sum of RMB8,367 to the PRC joint venture partner for the development of the land.

NOTE 8—INVESTMENTS IN AND RECEIVABLES FROM/PAYABLE TO JOINT VENTURES

As of December 31, 2002, the Company held a 50% equity interest in Henan Dayang Motorcycle Company Limited (“Henan Dayang”). The summarized financial information of Henan Dayang is disclosed in Note 20.

In 1998, Luoyang Motorcycle held 50% interests in two PRC joint ventures, which were formed with two State-owned enterprises. In 1999, another PRC joint venture, Guangzhou Shi Da Yang Motorcycle Company Limited was formed by the Company and a State-owned enterprise, in which the Company has a 65% equity interest. The principal activities of these joint ventures are the repair of motorcycles and sale of motorcycles and spare parts supplied by the Company.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 8—INVESTMENTS IN AND RECEIVABLES FROM/PAYABLE TO JOINT VENTURES (continued)

In 2000, the Company disposed all of its 50% equity interest in one of these PRC joint ventures at a gain of RMB88 to the joint venture partner of the joint venture. The share of net book value of this joint venture was RMB222 at the date of disposal. The joint venture was previously accounted for by the equity method of accounting, and the amount of investment was RMB2,462 as at 31 December 1999. The principal activities of this joint venture are the repair of motorcycles and sale of motorcycles and spare parts supplied by the Company.

In 2001, the Company disposed all of its 65% equity interest in another PRC joint venture at a loss of RMB1,030 to the joint venture partner of the joint venture. The joint venture is previously accounted for by the equity method of accounting, and the amount of investment is RMB7,515 at the date of disposal. The principal activities of this joint venture are the repair of motorcycles and sale of motorcycles and spare parts supplied by the Company. The total consideration for the disposal of the joint venture amounted to RMB6,500, of which a total of RMB4,000 was settled in 2001 and 2002, and the remaining consideration amounting to RMB2,500 is due for payment in June 2003 and is included in other receivables. In addition, receivable from the joint venture amounting to RMB15 is written off at the date of disposal.

The Company’s share of undistributed net income of PRC joint ventures amounted to RMB80 and RMB615 in 2001 and 2002, respectively. The investments in and receivable from the joint ventures amounted to RMB1,150 and RMB3,824, and RMB1,152 and RMB1,568, respectively, as of December 31, 2001 and 2002.

Aggregate sales to these PRC joint ventures represented approximately, 16.1%, 14.5% and 17.6% of the Company’s total sales in 2000, 2001 and 2002, respectively.

NOTE 9—SHORT-TERM BANK LOANS

All of the short-term bank loans are denominated in Renminbi and United States Dollars and are guaranteed by the PRC joint venture partner and repayable on demand. Interest on the short-term bank loans is payable at the weighted average rate of 5% (2001: 6.1%) per annum.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 10—CONTINGENCIES AND COMMITMENTS

(a)	Capital commitments

Luoyang Motorcycle had outstanding capital commitments in respect of the purchases of property, plant and equipment and of inventories amounting to RMB2,996 and RMB9, respectively, at December 31, 2002.

(b)	Operating leases

Luoyang Motorcycle leases its warehouses and factory premises under operating lease arrangements, and its rental commitments at December 31, 2002, representing those payable to the PRC joint venture partner and third parties in the next five years and thereafter, are as follows:

	PRC joint venture	Third parties	Total
	RMB	RMB	RMB
2003	423	149	572
2004	423	—	423
2005	423	—	423
2006	423	—	423
2007	423	—	423
Thereafter	2,966	—	2,966

	5,081	149	5,230

Rental expenses under operating leases for the years ended December 31, 2000, 2001 and 2002 were RMB1,720, RMB678 and RMB940, respectively.

(c)	Contingent losses on product defects

The General Principles of the Civil Law of the PRC and the Industrial Product Quality Liability Regulations provide for the liability of manufacturers and sellers for loss and injury caused by defective products. However, the laws have seldom been utilized and Luoyang Motorcycle seldom had any product liability claims brought against it in the past. The Company does not carry product liability insurance, however, it grants warranty period on its products during which free repair or replacements would be provided to customers.

(d)	Contingent liabilities on guarantees

Luoyang Motorcycle has given a cross guarantee to a bank together with its PRC joint venture partner, under which the Company agreed to act as guarantor for the bank loans drawn by the PRC joint venture partner. The term of the guarantee was 1 year without any recourse provision that would reduce the maximum potential amount. The maximum potential amount of future payments the Company could be required to make under its guarantee at December 31, 2002 is RMB65,000, and the PRC joint venture partner agreed to provide a guarantee to the bank in respect of loans drawn by the Company for a maximum amount of RMB65,000. The outstanding balance of bank loans drawn by the PRC joint venture partner amounted to RMB43,050 and RMB32,400 at December 31, 2001 and 2002, respectively. The Company’s guarantee did not have any carrying value at December 31, 2001 and 2002. The Company held no collateral to support the guarantee.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 11—FOREIGN CURRENCY EXCHANGE

Sino-foreign equity joint venture enterprises may have their own foreign currency accounts and retain their own foreign currency. They may also buy and sell foreign currency from authorized foreign exchange banks in connection with current account transactions and to retain foreign exchange in certain instances, including, but not limited to, payments for trade services, payments of interest on external debt and profit repatriation. However, with respect to foreign exchange in connection with capital account transactions, such as equity investments, foreign investment enterprises are required to seek the approval of State Administration for Exchange Control (“SAEC”) or its relevant branch to exchange RMB holdings into foreign currencies. When applying for approval, such enterprises will be subject to the review by SAEC of the source and nature of the RMB funds.

Under the current foreign exchange control system, there is no guarantee that sufficient foreign currency will be available at a given exchange rate to satisfy the demand of a particular enterprise in full. There can be no assurance that shortages in the availability of foreign currency will not restrict the Company’s ability to obtain sufficient foreign currency to pay dividends or to satisfy its other foreign currency requirements. In addition, there can be no assurance that the special treatment currently afforded to foreign investment enterprises will continue.

The unified exchange rates as of December 31, 2000, 2001 and 2002 were as follows:

	2000	2001	2002
	RMB	RMB	RMB
RMB equivalent of US$1.00	8.28	8.28	8.28

The majority of Luoyang Motorcycle’s products are sold in the PRC in RMB and revenues and profits are thus predominantly denominated in RMB. Funds denominated in RMB may, from time to time, be converted to US$ or other foreign currencies for the purchase of imported parts. The Company is not normally able to hedge its foreign exchange exposure because neither the Bank of China nor other financial institutions authorized to engage in foreign exchange transactions in the PRC offer forward exchange contracts. The Company from time to time makes prepayments in foreign currencies to suppliers for the purchase of fixed assets and imported parts. At December 31, 2001 and 2002, prepayments denominated in foreign currencies totaled RMB4,060 (US$490, DM1 and JP¥45) and RMB200 (US$11 and JP¥1,421), respectively.

NOTE 12—CAPITAL

The registered and paid up capital of the Company is stated in United States dollars and amounted to US$56,310 (RMB410,439) at both December 31, 2001 and 2002.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 12—CAPITAL (continued)

The capital contributed by the PRC joint venture partner was in the form of assets consisting primarily of property, plant and machinery totaling RMB75,198, determined to be equivalent to US$14,400 at the then prevailing official exchange rate, and by way of conversion of US$8,484 (RMB70,432) in retained earnings and US$2,455 (RMB20,381) in loans due to the PRC joint venture partner. The capital contributed by the foreign joint venture partner was in the form of cash of US$20,601 (RMB158,344) and by way of conversion of retained earnings of US$10,370 (RMB86,084).

NOTE 13—DISTRIBUTION OF EARNINGS

Pursuant to the relevant laws and regulations for Sino-foreign joint venture enterprises, the earnings of Luoyang Motorcycle are available for distribution to each of the joint venture partners after the Company: (1) satisfies all tax liabilities; (2) provides for any losses in previous years; and (3) makes appropriations to reserve funds, as determined at the sole discretion of the board of directors. The appropriations include a general reserve fund, an enterprise expansion fund and staff bonus and welfare benefits. The Company intends to allocate as appropriations in the aggregate up to 15% of the net income as reflected in its statutory financial statements. These reserve funds are not distributable in the form of dividends.

The earnings reflected in the consolidated financial statements prepared in accordance with US GAAP differ from those reflected in the statutory financial statements. In accordance with the relevant laws and regulations for Sino-foreign joint venture enterprises, the profits available for distribution are based on the statutory financial statements. At December 31, 2000, 2001 and 2002, the Company did not have any retained earnings available for distribution reflected in the statutory financial statements.

Profit distributions are declared and payable in RMB. If foreign currency is not available and the foreign investor desires to obtain the foreign currency equivalent to RMB distributions, it will be necessary to convert such distributions through the conversion mechanism as described in Note 11.

The amount of foreign currency remitted as distribution to the foreign joint venture partner is determined with reference to the then prevailing unified exchange rate. The decision to make a distribution is at the discretion of the board of directors of the Company and will depend upon the results of operations, the financial position and any other factors deemed relevant by the board of directors.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 14—RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

Summary of related party transactions:

			Year ended December 31,
	Notes		2000	2001	2002
			RMB	RMB	RMB
Sales of goods to related parties	(a	)	176,409	194,489	179,681
Purchases of raw materials from related parties	(b	)	24,328	24,653	19,888
Purchases of raw materials from the PRC joint venture partner			109,950	105,731	125,072
Purchases of finished goods from a related party	(b	)	—	68,778	197,675
Consultancy fee income from a related party	(c	)	3,000	—	—
Subcontracting expense paid to related parties	(d	)	—	7,072	3,434

			December 31,
			2001	2002
			RMB	RMB
Accounts receivable from related parties			—	1,241
Amount due to PRC joint venture partner	(e	)	(63,406)	(58,640)
Amount due to foreign joint venture partner	(f	)	(78,695)	(42,964)
Accounts payable to related parties			(6,398)	(1,630)

Notes:

(a)	Sales of goods to related parties

The Company’s sales to the affiliated companies of the PRC joint venture partner and the foreign joint venture partner represented Nil, 3% and 3% of total sales, and 4.9%, 12.5% and Nil of the total sales for the years ended December 31, 2000, 2001 and 2002, respectively.

(b)	Purchases of raw materials and finished goods from related parties

Related party purchases are from the affiliated companies of the PRC joint venture partner and a joint venture of the foreign joint venture partner.

(c)	Consultancy fee income from a related party

Consultancy fee income is received from the joint venture partner of a joint venture.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 14—RELATED PARTY TRANSACTIONS AND ARRANGEMENTS (continued)

(d)	Subcontracting expense paid to related parties

Subcontracting expense is paid to a joint venture of the foreign joint venture partner and an affiliated company of the PRC joint venture partner for manufacturing of motorcycles.

(e)	Amount due to PRC joint venture partner

The amounts at December 31, 2001 and 2002 included trade receivables of RMB638 from the PRC joint venture partner and trade payables of RMB23,890 to the PRC joint venture partner, respectively, as well as a loan of RMB64,044 and RMB34,750 respectively. The amounts are unsecured, interest-free and have no specific terms of repayment.

(f)	Amount due to foreign joint venture partner

The amounts at December 31, 2001 and 2002 included other payables of RMB Nil and RMB17 to the foreign joint venture partner, as well as a loan of RMB78,695 and RMB42,947, respectively. The amounts are unsecured, interest-free and have no specific terms of repayment.

NOTE 15—MAJOR CUSTOMER

The Company made sales of RMB105,042, RMB93,066, and RMB153,726, which represented 12%, 15% and 17.6% of the total sales in 2000, 2001 and 2002, respectively, to a related company.

NOTE 16—RETIREMENT PLAN

As stipulated by the regulations of the PRC government, Luoyang Motorcycle has a defined contribution retirement plan for all its staff. Upon completion of a period of three years of service, all staff are entitled to an annual pension equal to their twelve-month average basic salary immediately prior to their retirement date. Luoyang Motorcycle has provided for the contributions payable to a PRC insurance company, representing 20% of its staff’s basic salary and certain related benefits. The insurance company is responsible for the entire pension obligations of all staff retiring on or after March 1, 1992. The PRC joint venture partner has undertaken to bear all pension payments to staff who retired before March 1, 1992. The total expenses incurred by Luoyang Motorcycle in connection with the retirement plan amounted to RMB6,468, RMB6,481 and RMB6,914 for the years ended December 31, 2000, 2001 and 2002, respectively.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 17—SUPPLEMENTAL CASH FLOW INFORMATION

	Year ended December 31,
	2000	2001	2002
	RMB	RMB	RMB
Interest paid	6,467	5,182	852

Acquisition of controlling interest in a subsidiary:
Assets acquired	1,129	—	—
Liabilities assumed	(330)	—	—
Interest in a joint venture reclassified on becoming a subsidiary	(473)	—	—

Net assets acquired	326	—	—

Net cash paid for acquisition of controlling interest in a subsidiary	(326)	—	—

Part of the consideration for disposal of a joint venture in 2001 amounting to RMB4,500 and RMB2,500 has not been settled in accordance with the terms of the agreement and hence recorded as receivable as of December 31, 2001 and 2002, respectively.

NOTE 18—FINANCIAL INSTRUMENTS

(a)	Concentration of credit risk

Luoyang Motorcycle maintains its currencies with a number of State-owned banks in the PRC. The Company markets its products principally to affiliates of C.P. Pokphand Co. Ltd. and the PRC joint venture partner, the joint ventures established by the Company (Note 8), and other independent distributors in the PRC. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. The allowance for doubtful accounts is based upon the expected ability to collect all accounts receivable.

(b)	Fair value of financial instruments

The carrying amounts of the Company’s cash approximate their fair value because of the short maturity of such instruments. Cash denominated in foreign currencies has been translated at the applicable unified exchange rates.

The carrying amounts of bank loans approximate to their fair value, based on the borrowing rates currently available for bank loans with similar terms and average maturities.

(c)	Forward foreign exchange contracts

The Company had not entered into any currency forward contracts in the years ended December 31, 2000, 2001 and 2002.

LUOYANG NORTHERN EK CHOR MOTORCYCLE COMPANY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 19—CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The majority of revenue of Luoyang Motorcycle derives from the sale of motorcycles in the PRC, which is vulnerable to the increase in the level of competition and the change in the supply and demand relationship in the motorcycle industry in the PRC. Currently, the PRC imposes restrictions on the importation of motor vehicle components and motor vehicles, including motorcycles. These restrictions are intended, in part, to encourage the development of the domestic motor vehicle industry. As the PRC became a signatory of the World Trade Organization (“WTO”) last year, which regulates trading among its signatory states, import restrictions on both motor vehicle components and motor vehicles, including motorcycles, will probably diminish and import tariffs will be gradually reduced. Although such developments could benefit the Company by reducing the cost of imported parts and components used in the manufacture of the Company’s products, lower tariffs and reduced import restrictions might lead to increased competition in the sale of motorcycles.

Luoyang Motorcycle’s current products are based on technology originally procured from third parties, and no assurance can be given that additional technology transfer agreements for the upgrading of the Company’s existing products and development of new products could be achieved in the near term.

NOTE 20—SUMMARIZED FINANCIAL INFORMATION OF AN EQUITY JOINT VENTURE

The following tables present the summarized financial information of a joint venture, Henan Dayang, which is accounted for using the equity method.

	Year ended December 31,
	2001	2002
	RMB	RMB
Current assets	6,557	2,251

Non-current assets	348	419

Current liabilities	4,554	1,144

Total equity	2,351	1,526

	Year ended December 31,
	2000	2001	2002
	RMB	RMB	RMB
Net sales	125,397	80,723	162,642

Sales less cost of sales	2,591	1,081	2,549

Net income	1,144	360	1,142

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Ek Chor China Motorcycle Co. Ltd.

We have audited the accompanying consolidated balance sheets of Shanghai-Ek Chor General Machinery Co., Ltd., registered in the People’s Republic of China, as of December 31, 2001 and 2002, and the related consolidated statements of income, equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of Shanghai-Ek Chor General Machinery Co., Ltd.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shanghai-Ek Chor General Machinery Co., Ltd. at December 31, 2001 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ernst & Young

Hong Kong, March 28, 2003

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2001 and 2002

(Amounts stated in thousands)

	2001	2002	2002
	RMB	RMB	US$
ASSETS
Current assets:
Cash	119,731	125,436	15,149
Accounts receivable, net of allowance of RMB30,902 in 2001 and RMB26,260 in 2002 (Note 5) Related parties (Note 16)	40,938	31,295	3,780
Others	77,635	102,244	12,348
Notes receivable
Related parties (Note 16)	33,678	16,460	1,988
Others	38,951	80,693	9,745
Loan receivable (Note 7)	50,000	—	—
Deposits and other receivables	1,216	7,102	858
Inventories (Note 6)	146,315	191,196	23,091
Prepayments	14,809	20,354	2,458
Deferred tax assets (Note 4)	4,947	6,020	727

Total current assets	528,220	580,800	70,144

Deferred tax assets (Note 4)	6,613	6,521	788
Property, plant and equipment, net (Note 8)	259,890	243,522	29,411
Investment in and receivable from a joint venture (Note 9)	44,876	54,562	6,590
Long-term investment (Note 10)	802	800	97
Intangible assets	3,268	1,773	214

Total assets	843,669	887,978	107,244

The accompanying notes are an integral part of these consolidated financial statements.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2001 and 2002

(Amounts stated in thousands)

	2001	2002	2002
	RMB	RMB	US$
LIABILITIES AND EQUITY
Current liabilities:
Short-term bank loans (Note 11)	37,100	37,500	4,529
Trade payables to a PRC joint venture partner (Note 16)	70	70	8
Loan from foreign joint venture partner (Note 16)	38	55	7
Loan from a related company (Note 16)	183,000	183,000	22,101
Accounts payable:
Related parties (Note 16)	3,748	5,799	700
Others	85,054	138,928	16,779
Notes payable (Note 17)	2,882	27,453	3,316
Other payables and accrued expenses	23,229	34,269	4,139
Accrued staff bonus and welfare benefits	7,643	8,349	1,008
Income taxes payable	10,202	7,594	917
Sales tax payable	9,420	1,615	195
Dividend payable	84,006	30,331	3,663

Total current liabilities	446,392	474,963	57,362

Minority interests	8,940	13,882	1,677

Contingencies and commitments (Note 12)

Equity (Notes 14 and 15):
Capital	212,994	212,994	25,724
Reserve funds	82,820	95,007	11,474
Retained earnings	92,523	91,132	11,007

Total equity	388,337	399,133	48,205

Total liabilities and equity	843,669	887,978	107,244

The accompanying notes are an integral part of these consolidated financial statements.

/s/ Edward Chen

Director

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	2000	2001	2002	2002
	RMB	RMB	RMB	US$
Sales to:
Related parties	476,896	530,728	449,522	54,290
Others	477,802	455,056	589,532	71,199

	954,698	985,784	1,039,054	125,489
Cost of sales (including purchases from related parties of RMB78,066, RMB75,066 and RMB84,140)	(697,544)	(722,619)	(772,345)	(93,278)

Gross profit	257,154	263,165	266,709	32,211

Selling and administrative expenses	(81,386)	(89,222)	(103,106)	(12,452)
Provision for doubtful accounts	(290)	19,530	4,642	561

Operating income	175,478	193,473	168,245	20,320
Interest income
Related party	497	897	1,901	230
Others	286	873	1,212	146
Interest expense
Related party	(10,884)	(10,606)	(8,894)	(1,074)
Others	(4,519)	(2,993)	(2,532)	(306)
Foreign exchange losses, net	(65)	(294)	(3,758)	(454)
Share of net income from a joint venture	—	3,476	9,686	1,170

Income before income taxes	160,793	184,826	165,860	20,032
Provision for income taxes (Note 4)	(52,949)	(49,745)	(44,488)	(5,373)

	107,844	135,081	121,372	14,659
Minority interests	(2,414)	(1,675)	(2,051)	(248)

Net income	105,430	133,406	119,321	14,411

The accompanying notes are an integral part of these consolidated financial statements.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	Capital	Retained Earnings	Reserve Funds
	RMB	RMB	RMB
Balance at January 1, 2000	212,994	93,070	59,163
Net income for the year	—	105,430	—
Transfer to reserve funds	—	(11,403)	11,403
Cash distributions:
Ek Chor Investment Company Limited	—	(53,865)	—
Shanghai Automotive Company Limited	—	(43,092)	—
Shanghai Longhua Country Industrial Company	—	(10,773)	—

Balance at December 31, 2000	212,994	79,367	70,566
Net income for the year	—	133,406	—
Transfer to reserve funds	—	(12,550)	12,550
Share of reserve funds by minority shareholders	—	—	(296)
Cash distributions:
Ek Chor Investment Company Limited	—	(53,850)	—
Shanghai Automotive Industry Corporation	—	(43,080)	—
Shanghai Longhua County Industrial Company	—	(10,770)	—

Balance at December 31, 2001	212,994	92,523	82,820
Net income for the year	—	119,321	—
Transfer to reserve funds	—	(12,386)	12,386
Share of reserve funds by minority shareholders	—	—	(199)
Cash distributions:
Ek Chor Investment Company Limited	—	(54,163)	—
Shanghai Automotive Industry Corporation	—	(43,330)	—
Shanghai Longhua County Industrial Company	—	(10,833)	—

Balance at December 31, 2002	212,994	91,132	95,007

The accompanying notes are an integral part of these consolidated financial statements.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	2000	2001	2002	2002
	RMB	RMB	RMB	US$
Cash flows from operating activities:
Net income	105,430	133,406	119,321	14,411

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38,024	36,237	33,348	4,027
Share of net income from a joint venture	—	(3,476)	(9,686)	(1,170)
Minority interests	2,414	1,675	2,051	248
Loss/(gain) on disposal of property, plant and equipment	1,857	(193)	1,133	137
Amortization of intangible assets	1,527	1,496	1,495	181
Deferred income taxes	5,474	3,849	(981)	(118)
Write-off of property, plant and equipment	490	1,315	698	84
Write-off of long-term investment	—	—	2	—
Changes in operating assets and liabilities:
Accounts receivable and notes receivable	(18,612)	(11,125)	(39,490)	(4,769)
Trade payables to a PRC joint venture partner	(1,288)	(667)	—	—
Loan from foreign joint venture partner	12	11	17	2
Deposits and other receivables	(449)	1,003	(5,886)	(711)
Inventories	6,461	43,349	(44,881)	(5,420)
Prepayments	1,198	(9,648)	10,478	1,265
Accounts payable and notes payable	(1,685)	10,080	80,496	9,722
Other payables and accrued expenses	7,318	2,531	11,040	1,333
Accrued staff bonus and welfare benefits	(66)	1,190	706	85
Income taxes payable	1,992	(2,374)	(2,608)	(315)
Sales tax payable	(120)	2,877	(7,805)	(943)

Net cash provided by operating activities	149,977	211,536	149,448	18,049

The accompanying notes are an integral part of these consolidated financial statements.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

For the years ended December 31, 2000, 2001 and 2002

(Amounts stated in thousands)

	2000	2001	2002	2002
	RMB	RMB	RMB	US$
Cash flows from investing activities:
Purchase of property, plant and equipment	(22,508)	(30,769)	(46,518)	(5,618)
Prepayment for purchase of property, plant and equipment	—	(3,458)	(16,023)	(1,935)
Proceeds from disposal of property, plant and equipment	1,892	1,243	27,707	3,346
Investment in a joint venture	(41,400)	—	—	—
Purchase of long-term investment	(2)	—	—	—
Repayment from/(advance to) a joint venture	(273)	273	—	—

Net cash used in investing activities	(62,291)	(32,711)	(34,834)	(4,207)

Cash flows from financing activities:
Distributions paid	(90,493)	(40,931)	(162,001)	(19,566)
Dividend paid to minority shareholders	—	(1,426)	(2,428)	(293)
Decrease/(increase) in loan receivable	—	(50,000)	50,000	6,039
Capital investment by the minority shareholder of a subsidiary	—	—	5,120	618
Increase in short-term bank loans	119,100	109,300	82,500	9,964
Repayment of short-term bank loans	(118,600)	(126,300)	(82,100)	(9,915)
Increase in loan from a related company	458,000	264,200	4,000	483
Repayment of loan to a related company	(460,000)	(284,200)	(4,000)	(483)

Net cash used in financing activities	(91,993)	(129,357)	(108,909)	(13,153)
Net increase/(decrease) in cash	(4,307)	49,468	5,705	689
Cash at beginning of year	74,570	70,263	119,731	14,460

Cash at end of year	70,263	119,731	125,436	15,149

The accompanying notes are an integral part of these consolidated financial statements.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 1—ORGANIZATION AND PRINCIPAL ACTIVITIES

Shanghai-Ek Chor General Machinery Co., Ltd. (“Shanghai Machinery” or the “Company”) was formed by Shanghai Automotive Industry Corporation (“Shanghai Automotive”), Shanghai Longhua County Industry Company (“Longhua County”) and Ek Chor Investment Company Limited (the “foreign joint venture partner”), a wholly-owned subsidiary of Ek Chor China Motorcycle Co. Ltd., on May 14, 1990 under the relevant laws of the People’s Republic of China (the “PRC”). Pursuant to the joint venture agreement, the contributions to the Company’s registered capital of US$11,840 are Shanghai Automotive as to 40%, Longhua County as to 10% and the foreign joint venture partner as to 50%.

The foreign joint venture partner contributed its 50% share of the registered capital of US$5,920 in cash and the PRC joint venture partners’ contributions were in the form of property, plant and equipment. The registered capital was subsequently raised to US$29,840 through the conversion of retained earnings and an enterprise expansion fund. The joint venture has a term of 25 years commencing May 1990 which may be extended with the mutual consent of the joint venture partners, subject to the approval of the relevant PRC authorities. The Company currently has a remaining term of 12 years. Profits are shared in accordance with the investors’ contributed equity interests in the Company.

On January 1, 1999, Shanghai Automotive Company Limited, a listed company in the PRC and a subsidiary of the Shanghai Automotive Group, acquired the 40% shareholding in the Company from Shanghai Automotive. All other terms pursuant to the original joint venture agreement remain unchanged.

Shanghai Machinery is engaged in the design, manufacture and sale of parts for automobiles and motorcycles in the PRC.

Pursuant to the terms of the joint venture agreement, each joint venture partner is entitled to receive its attributable share of any net asset value upon the liquidation of Shanghai Machinery.

In May 1993, Shanghai Machinery and one of its PRC joint venture partners, Longhua County, formed a subsidiary to produce automotive air conditioner compressor accessories. The subsidiary, Ek Chor General Machinery Compressor Accessories Factory (“ECGM Compressor Accessories”), is a Township and Village Industrial Enterprise and all of its products are sold to Shanghai Machinery. ECGM Compressor Accessories has the same remaining joint venture term as Shanghai Machinery. Pursuant to the joint venture agreement, the registered capital of ECGM Compressor Accessories is RMB4,500, and Shanghai Machinery and Longhua County hold 80% and 20% interests, respectively, in ECGM Compressor Accessories and profits are shared by the joint venture partners according to their respective equity interests. The registered capital was subsequently raised in December 1995 to RMB8,498 through the conversion of dividends payable in 1994 and profits in 1995 in the above equity ratios.

In March 1994, Shanghai Machinery and one of its PRC joint venture partners, Longhua County, and Shanghai Huapu Industries Company formed a subsidiary to produce automotive air conditioner compressor accessories. The subsidiary, Ek Chor Valve Plates Factory (“ECGM Valve Plates”), is a Township and Village Industrial Enterprise and part of its products are sold to Shanghai Machinery. ECGM Valve Plates has the same remaining joint venture term as Shanghai Machinery.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 1—ORGANIZATION AND PRINCIPAL ACTIVITIES (continued)

Pursuant to the joint venture agreement, the registered capital of ECGM Valve Plates is RMB6,800. The registered capital was subsequently raised in December 1997 to RMB9,201 through the conversion of retained earnings and dividends payable in 1995 in accordance with the existing equity ratios. Shanghai Machinery, Shanghai Huapu Industries Company and Longhua County hold 60%, 28% and 12% interests, respectively, in ECGM Valve Plates and profits are shared by the joint venture partners according to their respective equity interests.

In April 2002, ECGM Compressor Accessories and Xuheng Assets Management Limited formed a subsidiary to produce automotive air conditioner compressor accessories. The subsidiary, Ek Chor Compressor Foundry Factory (“ECGM Compressor Foundry”), is a Township and Village Industrial Enterprise and part of its products are sold to Shanghai Machinery. ECGM Compressor Foundry has the same remaining joint venture term as ECGM Compressor Accessories. Pursuant to the joint venture agreement, the registered capital of ECGM Compressor Foundry is RMB12,800 and ECGM Compressor Accessories and Xuheng Assets Management Limited hold 60% and 40% interests, respectively, in ECGM Compressor Foundry and profits are shared by the joint venture partners according to their respective equity interests.

NOTE 2—BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Consolidation principles

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All material intercompany balances and transactions are eliminated on consolidation.

(b)	Equity method of accounting

Investments in affiliates, in which the Company does not have a controlling interest, are accounted for by the equity method of accounting, whereby the investment is carried at cost of acquisition, plus the Company’s equity in undistributed earnings or losses since acquisition.

(c)	Inventories

Inventories are valued at the lower of average cost or market value.

(d)	Property, plant and equipment

Property, plant and equipment are stated at cost, less allowances for depreciation.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(d)	Property, plant and equipment

Depreciation is provided using the straight-line method based on the estimated economic useful life of each category of assets as follows:

Buildings	16 -20 years
Machinery and equipment	5 - 10 years

(e)	Long-term investment

Investment held on a long-term basis is stated at cost less provision for other than temporary diminution in value, if any. Details of the long-term investment are set out in Note 10.

(f)	Intangible assets

Intangible assets represent technology know-how fees.

Technology know-how fees are amortized using the straight-line method over a period of 10 years or over the term of the technology know-how agreement, whichever is shorter.

(g)	Accounts receivable

Accounts receivable are stated at estimated net realisable value. Accounts receivable comprise balance due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

(h)	Revenue recognition

Sales represent the net invoiced value of goods sold, net of value-added tax and returns. Revenue is recognized upon the delivery of goods to and acceptance by customers, when collectibility of the sales price is reasonably assured.

(i)	Foreign currency translation

Shanghai Machinery’s financial records are maintained and the statutory financial statements are stated in Renminbi (“RMB”). In preparing these financial statements, all foreign currency transactions during the years ended December 31, 2000, 2001 and 2002 have been translated into RMB using the applicable rates of exchange quoted by the People’s Bank of China (the “unified exchange rates”) for the respective years. Monetary assets and liabilities denominated in foreign currencies have been translated into RMB at the unified exchange rates at December 31, 2001 and 2002. The resulting exchange gains or losses have been credited or charged to the statements of income.

Translation of amounts from RMB into United States dollars (“US$”) for the convenience of the reader has been made at the unified exchange rate as quoted by the People’s Bank of China on December 31, 2002 of US$1.00 = RMB8.28. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate on December 31, 2002 or at any other rate.

The market risks associated with changes in exchange rates and the restrictions over convertibility of RMB to foreign currencies are discussed in Note 13.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(j)	Income taxes

Income taxes, if any, are determined under the liability method as required by Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.

(k)	Product warranties

Shanghai Machinery provides for warranty periods on various products, during which time the Company provides free repair services or replacements. Provisions for product warranties granted by the Company on certain products are recognised based on management’s estimates of the amount that will eventually be required to settle such obligations. The Company records a liability in the amount of such costs at the time the product revenue is recognised. The amount is based on several factors including sales volume, past experience and various other considerations. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s product liability during the year are as follows:

	2001	2002
	RMB’000	RMB’000
Balance at beginning of the year	5,511	4,449
Warranties issued during the year	10,563	16,453
Settlements made during the year	(11,625)	(12,265)

Balance at end of the year	4,449	8,637

(l)	Research and development costs

Research and development costs are charged to expense as incurred and amounted to RMB11,741, RMB19,465 and RMB20,608 in 2000, 2001 and 2002, respectively.

(m)	Cash

The Company considers cash to include cash on hand and demand deposits with banks with maturities of less than 3 months at the time of acquisition. At December 31, 2001 and 2002, cash included foreign currency deposits equivalent to RMB14,847 (US$1,793 and JP¥51) and RMB9,196 (US$1,110 and JP¥153), respectively.

(n)	Shipping and handling fees and costs

Shipping and handling fees associated with the purchase of raw materials are included in inventories and charged to cost of sales. When the goods are sold, shipping and handling costs associated with the delivery of goods to customers are included in selling and administrative expense and totaled RMB2,772, RMB4,249 and 5,450 in 2002, 2001 and 2000, respectively.

(o)	Advertising costs

Advertising costs are charged to expenses as incurred and amount to RMB491, RMB1,017, and RMB1,054 in 2000, 2001 and 2002, respectively.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(p)	Impairment of long-lived assets

The Company review property, plant and equipment and intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amount might not be recoverable. If indicators of impairment were present in property, plant and equipment and intangible assets used in operations, and future cash flows were not expected to be sufficient to recover the assets’ carrying amount, impairment loss would be charged to expense in the period identified.

(q)	Recent pronouncements

In June 20002, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 146 (“FAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities”. FAS 146 addresses accounting and reporting for costs associated with exit or disposal activities, and requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. FAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company’s management does not expect the adoption of this statement to have a material effect on the Company’s financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees it has issued and clarifies the accounting for such guarantees. The initial recognition and measurement provisions of FIN 45 are effective on a prospective basis to guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for periods ending after December 15, 2002. The Company’s management does not expect the adoption of FIN 45 to have a material impact on the Company’s consolidated operating results or financial position.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“FAS 148”), “Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123”. This Statement amends Statement of Financial Accounting Standards No. 123 (“FAS 123”), “Accounting for Stock-Based Compensation”, and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement requires that companies having a year-end after December 15, 2002 follow the prescribed format and provide the additional disclosures in their annual reports. The Company’s management does not expect the adoption of this statement to have a material effect on the Company’s financial statements.

NOTE 4—INCOME TAXES

Pursuant to the Income Tax Law of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the “Income Tax Law”), Sino-foreign equity joint venture enterprises generally are subject to income tax at an effective rate of 33% (30% State income taxes plus 3% local income taxes) on income as reported in their statutory accounts unless the enterprise is located in specially-designated regions or cities for which more favorable effective rates apply.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

Shanghai Machinery is located in a region where preferential tax rates apply and currently qualifies for a reduced rate of taxation of 26.4% (80% of the full rate of 33%).

NOTE 4—INCOME TAXES (continued)

The provision for income taxes comprised the following:

	Year ended December 31,
	2000	2001	2002
	RMB	RMB	RMB
State and local taxes:
Current	47,475	45,896	45,469
Deferred	5,474	3,849	(981)

	52,949	49,745	44,488

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of these differences, to the extent that they are temporary, are recorded as deferred tax assets and liabilities, and consisted of the following major components:

	December 31,
	2001	2002
	RMB	RMB
Deferred tax assets:
Allowance for doubtful accounts	7,071	5,790
Allowance for slow-moving and obsolete inventories	5,851	5,968
Amortization of intangible assets	389	283
Depreciation of property, plant and equipment	6,224	6,239
Provision for warranty expense	1,062	1,595
Provision for royalty expense	—	220

	20,597	20,095
Valuation allowances	(6,453)	(5,628)

Total deferred tax assets	14,144	14,467

Deferred tax liabilities:
Price adjustment for inventories	(1,879)	(1,879)
Sales	(705)	(47)

Total deferred tax liabilities	(2,584)	(1,926)

Net deferred tax assets	11,560	12,541

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 4—INCOME TAXES (Continued)

The reconciliation of the effective income tax rate stated in the statements of income to the statutory income tax rates applicable to Shanghai Machinery is as follows:

	Year ended December 31,
	2000	2001	2002
	RMB	RMB	RMB
Statutory tax rate	26.4%	26.4%	26.4%
Valuation allowances	4.7%	(0.6%)	(0.5%)
Other items	1.8%	1.1%	0.9%

Effective tax rate	32.9%	26.9%	26.8%

Movements in the valuation allowances are as follows:

	December 31,
	2000	2001	2002
	RMB	RMB	RMB
Balance at beginning of year	—	7,635	6,453
Charged/(credited) to expenses during the year	7,635	(1,182)	(825)

Balance at end of year	7,635	6,453	5,628

Pursuant to the Income Tax Law concerning Township and Village Industrial Enterprises, the Company’s subsidiaries are subject to the statutory income tax rate of 33% (30% State income taxes plus 3% local income taxes).

NOTE 5—ACCOUNTS RECEIVABLE

Movements in the allowance for doubtful accounts are as follows:

	December 31,
	2000	2001	2002
	RMB	RMB	RMB
Balance at beginning of year	54,575	54,641	30,902
Additions—charged/(credited) to expenses	290	(19,530)	(4,642)
Write-off of accounts receivable	(224)	(4,209)	—

Balance at end of year	54,641	30,902	26,260

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 6—INVENTORIES

	December 31,
	2001	2002
	RMB	RMB
Raw materials	90,037	114,774
Spare parts and consumables	7,629	7,237
Work-in-progress	22,485	23,186
Finished goods	48,327	68,604
Less: Allowance for slow-moving and obsolete inventories	(22,163)	(22,605)

Inventories, net	146,315	191,196

Movements in the allowance for slow-moving and obsolete inventories are as follows:

	December 31,
	2000	2001	2002
	RMB	RMB	RMB
Balance at beginning of year	27,210	18,098	22,163
Additions - charged to costs of sales	—	4,065	442
Deductions	(9,112)	—	—

Balance at end of year	18,098	22,163	22,605

NOTE 7— LOAN RECEIVABLE

The loan receivable at December 31, 2001 represented an advance to a third party sub-contractor. It was unsecured, bore interest at 5.58% per annum and was fully repaid in February 2002.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 8—PROPERTY, PLANT AND EQUIPMENT

	December 31,
	2001	2002
	RMB	RMB
At cost:
Buildings	59,599	53,211
Machinery and equipment	384,418	382,837

	444,017	436,048

Allowances for depreciation:
Buildings	24,215	21,821
Machinery and equipment	159,912	170,705

	184,127	192,526

Net book value	259,890	243,522

According to the laws of the PRC, title to all PRC land is retained by the government. The Company’s premises are located on certain sites whereby the right to use the land is obtained through annual land use fee payments of RMB173 and RMB1,452 to the PRC Government and a PRC joint venture partner, respectively, during the term of the Company. The Company incurred annual land use fees of RMB1,680, RMB1,599 and RMB1,625 in 2000, 2001 and 2002, respectively.

NOTE 9—INVESTMENT IN A JOINT VENTURE

On August 9, 2001, the Company formed a PRC joint venture named Sanden (Shanghai) Automotive Air-conditioning Co. Ltd. with a Japanese enterprise, in which each of the joint venture partners holds an equity interest of 50%. The principal activities of the joint venture is the production and sales of compressors.

Equity method of accounting is used to account for the investment in a joint venture. The carrying value of the Company’s investment in the joint venture amounted to RMB54,745 (2001: RMB44,876) as of December 31, 2002.

Net revenue from aggregate sales to the joint venture represented approximately 0.5% (2001: 0.6%) of the Company’s total sales in 2002.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 10—LONG-TERM INVESTMENT

The long-term investment represents holdings in unlisted PRC legal person shares of Shanghai Dajiang (Group) Stock Co., Ltd. (an associated company of C.P. Pokphand Co. Ltd.), which are stated at cost.

NOTE 11 – SHORT-TERM BANK LOANS

All of the short-term bank loans are denominated in Renminbi, are unsecured and are guaranteed by the PRC joint venture partners. Interest on the various short-term bank loans is payable at various rates from 5.0% to 5.5% per annum (2001: 5.6% to 8.7%). The weighted average rate of interest for the short-term bank loans amounted to 5.8% and 5.1% at December 31, 2001 and 2002, respectively. Short-term bank loans are normally repayable on demand.

NOTE 12 – CONTINGENCIES AND COMMITMENTS

(a)	Capital commitments

The Company had outstanding capital commitments for the purchase of property, plant and equipment amounting to RMB4,370 as at December 31, 2002 (2001: RMB3,327).

(b)	Operating leases

The Company’s rental commitments at December 31, 2002, including land use fees payable to the PRC joint venture partner and third parties in the next five years and thereafter, are as follows:

	PRC joint venture partner	Third parties	Total
	RMB	RMB	RMB
2003	910	273	1,183
2004	910	273	1,183
2005	910	273	1,183
2006	910	273	1,183
2007	910	273	1,183
Thereafter	7,280	2,184	9,464

	11,830	3,549	15,379

Shanghai Machinery has no agreement with the government on the use of land. However, pursuant to the joint venture agreement, the PRC joint venture partner is responsible for procuring from the government the right to use the land required for the Company’s operations and the Company has the right to use the land on which its facilities are located for the term of the Company. For further details, please refer to Note 8.

Rental expenses under operating leases for the years ended December 31, 2000, 2001 and 2002 were RMB1,680, RMB1,599 and RMB2,205, respectively.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 12—CONTINGENCIES AND COMMITMENTS (continued)

(c)	Contingent losses on product defects

The General Principles of the Civil Law of the PRC and the Industrial Product Quality Liability Regulations provide for the liability of manufacturers and sellers for loss and injury caused by defective products. However, the laws have seldom been utilized and Shanghai Machinery has not had any material product liability claims brought against it in the past. The Company does not carry product liability insurance, however, it provides for warranty period on its products during which free repair or replacements would be provided.

(d)	Technology license royalty

Shanghai Machinery entered into a technology license contract with a foreign automobile manufacturing company in relation to the production of a new type of compressor and accumulator dehydrator for automotive air-conditioner systems. Upon the completion of the technology transfer in late 1999, Shanghai Machinery has to pay to the foreign automobile manufacturing company three percent of the net selling price of all contract products produced for a period of seven years.

Technology license royalty expense paid for the years ended December 31, 2000, 2001 and 2002 were RMB231, RMB166 and RMB5,075, respectively.

NOTE 13—FOREIGN CURRENCY EXCHANGE

Sino-foreign equity joint venture enterprises may have their own foreign currency accounts and retain their own foreign currency. They may also buy and sell foreign currency from authorized foreign exchange banks in connection with current account transactions and to retain foreign exchange in certain instances, including, but not limited to, payments for trade services, payments of interest on external debt and profit repatriation. However, with respect to foreign exchange in connection with capital account transactions, such as equity investments, foreign invested enterprises are required to seek the approval of the State Administration of Exchange Control (“SAEC”) or its relevant branch to exchange RMB holdings into foreign currency. When applying for approval, such enterprises will be subject to the review by SAEC of the source and nature of the RMB funds.

Under the current foreign exchange control system, there is no guarantee that sufficient foreign currency will be available at a given exchange rate to satisfy the demand of a particular enterprise in full. There can be no assurance that shortages in the availability of foreign currency will not restrict the Company’s ability to obtain sufficient foreign currency to pay dividends or to satisfy its other foreign currency requirements. In addition, there can be no assurance that the special treatment currently afforded to foreign invested enterprises will continue.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 13—FOREIGN CURRENCY EXCHANGE (continued)

The unified exchange rates as of December 31, 2000, 2001 and 2002 were as follows:

	2000	2001	2002
	RMB	RMB	RMB
RMB equivalent of US$1.00	8.28	8.28	8.28

Shanghai Machinery’s products sold in the PRC are primarily in RMB and revenues and profits are thus predominantly denominated in RMB. Funds denominated in RMB may have to be, and from time to time are, converted to US$ or other foreign currencies for the purchase of imported parts. The Company is not normally able to hedge its foreign exchange exposure because neither the Bank of China nor other financial institutions authorized to engage in foreign exchange transactions in the PRC offer forward exchange contracts. The Company from time to time makes prepayments in foreign currencies to suppliers for the purchase of fixed assets and imported parts. There were no prepayments denominated in foreign currencies at December 31, 2001 and 2002.

NOTE 14—CAPITAL

The registered and paid-up capital of the Company is stated in United States dollars and amounted to US$29,840 (RMB212,994) at both December 31, 2001 and 2002.

The capital contributed by the PRC joint venture partners was in the form of assets consisting primarily of machinery and equipment totaling RMB27,955 (Shanghai Automotive—RMB22,364 and Longhua County—RMB5,591), determined to be equivalent to US$5,920 at the then prevailing official exchange rate and by way of conversion of retained earnings attributable to them of US$9,000 (RMB75,381). The capital contributed by the foreign joint venture partner was in the form of cash of US$5,920 (RMB34,277) and by way of conversion of retained earnings attributable to it of US$9,000 (RMB75,381).

NOTE 15—DISTRIBUTION OF EARNINGS

Pursuant to the relevant laws and regulations for Sino-foreign joint venture enterprises, the earnings of Shanghai Machinery are available for distribution to each of the joint venture partners after the Company: (1) satisfies all tax liabilities; (2) provides for any losses in previous years; and (3) makes appropriations to reserve funds, as determined at the sole discretion of the board of directors. The appropriations include a general reserve fund, an enterprise expansion fund and staff bonus and welfare benefits. The Company intends to allocate as appropriations in aggregate up to 15% of the net income as reflected in its statutory financial statements. These reserve funds are not distributable in the form of dividends.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 15—DISTRIBUTION OF EARNINGS (continued)

The earnings reflected in the financial statements prepared in accordance with US GAAP differ from those reflected in the statutory financial statements. In accordance with the relevant laws and regulations for Sino-foreign joint venture enterprises, the profits available for distribution are based on the statutory financial statements. At December 31, 2002, there were retained earnings of RMB131,874 reflected in the statutory financial statements which were unrestricted for distribution. The amount of undistributed earnings of the joint venture included in the Company’s retained earnings amounted to RMB13,644 at December 31, 2002.

Profit distributions are declared and payable in RMB. If foreign currency is not available and the foreign investor desires to obtain the foreign currency equivalent of RMB distributions, it will be necessary to convert such distributions through the conversion mechanism as described in Note 13.

The amount of foreign currency remitted as distribution to the foreign joint venture partner is determined with reference to the then prevailing unified exchange rate. The decision to make a distribution is at the discretion of the board of directors of the Company and will depend upon the results of operations, the financial position, and any other factors deemed relevant by the board of directors.

NOTE 16—RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

Summary of related party transactions:

			Year ended December 31,
			2000	2001	2002
	Notes		RMB	RMB	RMB
Sales to related parties	(a	)	476,896	530,728	449,522
Purchases from related parties	(b	)	78,066	75,066	84,140
Interest paid to a related party			10,884	10,606	8,894
Interest received from a related party			497	897	1,901
Rental paid to a related party	(c	)	1,509	1,346	1,452
Disposal of property, plant and equipment to a related party			419	—	—

				December 31,
				2001	2002
				RMB	RMB
Trade payables to a PRC joint venture partner:
Shanghai Longhua County Industry Company	(d	)		70	70
Loan from a related company:
Shanghai Automobile Group Financial Affairs Company Limited	(e	)		183,000	183,000
Loan from foreign joint venture partner:
Ek Chor Investment Company Limited	(f	)		38	55
Accounts payable to related parties				3,748	5,799
Accounts receivable from related parties				40,938	31,295
Notes receivable from related parties				33,678	16,460

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 16—RELATED PARTY TRANSACTIONS AND ARRANGEMENTS (continued)

(a)	Sales to related parties

Related party sales are made to the affiliated companies of two joint venture partners, Shanghai Automotive and Ek Chor Investment Company Limited, and the Company’s joint venture. The Company’s sales to the two joint venture partners’ affiliated companies represented 50%, 46% and 43% of total sales in 2000, 2001 and 2002, respectively. Net revenue from aggregate sales to the Company’s joint venture represented approximately 0.5% and 0.6% of the Company’s total sales in 2002 and 2001, respectively, while there were no such sales in 2000.

(b)	Purchases from related parties

Related party purchases are mainly from one of the PRC joint venture partners and its affiliated companies.

(c)	Land use and rental arrangements with a PRC joint venture partner

In 1990, Shanghai Machinery entered into three agreements with one of the PRC joint venture partners, Longhua County, for the use of land for a term of 25 years as set out in Note 8.

(d)	Trade payables to a PRC joint venture partner

The amounts are unsecured, interest-free and have no specific terms of repayment.

(e)	Loan from a related company

Shanghai Automobile Group Finance Affairs Company Limited, a company affiliated with Shanghai Automotive, made advances to Shanghai Machinery and its subsidiaries to finance its working capital. At December 31, 2002, total such borrowings amounted to RMB183,000 (2001:RMB183,000), out of which RMB183,000 (2001: RMB183,000) was guaranteed by a PRC joint venture partner and bore interest at 4.9% per annum (2001: 5.3%). The weighted average rate of interest of these borrowings in 2002 amounted to 4.9% (2001: 5.3%). The loans are repayable within one year.

(f)	Loan from foreign joint venture partner

The amount due is unsecured, interest-free and repayable on demand.

NOTE 17—NOTES PAYABLE

Notes payable amounting RMB27,453 (2001: RMB2,882) represents negotiable instruments issued by banks, which is unsecured, interest-free and repayable upon maturity.

NOTE 18—MAJOR CUSTOMER

The Company made sales of RMB469,141, RMB483,164 and RMB427,048, which represented 50%, 43% and 40% of total sales in 2000, 2001 and 2002, respectively, to a related company.

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 19—RETIREMENT PLAN

As stipulated by the regulations of the PRC Government, Shanghai Machinery has a defined contribution retirement plan for all its staff. Upon completion of three years of service, all staff are entitled to an annual pension equal to:

(i)	Their twelve-month average basic salary immediately prior to their retirement date, plus certain subsidies from the government, which depends on their number of service years; or

(ii)	One-tenth of their total personal contributions to the plan times a certain ratio as stipulated by the government.

Since July 1, 1990, Shanghai Machinery paid to a PRC insurance company an amount representing 30% of its staff’s basic salary and certain related benefits. All contributions to the plan are required to be paid to a government body, which is responsible for the entire pension obligation for all staff of Shanghai Machinery. Total expenses incurred by Shanghai Machinery in connection with the retirement plan amounted to RMB9,658, RMB7,272 and RMB7,617 in 2000, 2001 and 2002, respectively. From April 2001 onwards, the contribution rate has been decreased to 22.5% since Shanghai Machinery has introduced another basic medical insurance scheme to its staff. Pursuant to the new medical insurance scheme, Shanghai Machinery has to pay an amount representing 10% of its staff’s basic salary to a PRC insurance company.

Starting from July 1, 1995, Shanghai Machinery also has a retirement and savings plan (the “Plan”) covering substantially all employees. The Plan allows each participant to contribute up to 2.5% of his or her basic salary. Shanghai Machinery matches contributions in an amount equal to 2 times the contribution of each participant. Shanghai Machinery made matching contributions to the Plan of approximately RMB1,948, RMB2,009 and RMB2,132 in 2000, 2001 and 2002, respectively. All contributions are paid to a PRC insurance company.

NOTE 20—SUPPLEMENTAL CASH FLOW INFORMATION

	Year ended December 31,
	2000	2001	2002
	RMB	RMB	RMB
Interest paid	15,403	13,599	11,426

Income taxes paid	35,637	48,270	47,096

SHANGHAI-EK CHOR GENERAL MACHINERY CO., LTD. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 21—FINANCIAL INSTRUMENTS

(a)	Concentration of credit risk

Shanghai Machinery maintains its currencies with one foreign bank and various State-owned banks in the PRC. At December 31, 2002, balances maintained with the foreign bank were US$629 and JP¥102 (2001: US$1,793 and JP¥51). All other cash and bank loans were maintained with State-owned banks in the PRC.

The Company markets its products principally to related parties and independent distributors in the PRC. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. The allowance for doubtful accounts is based upon the expected ability to collect all accounts receivable.

(b)	Fair value of financial instruments

The carrying amounts of the Company’s cash approximate their fair value because of the short maturity of such instruments. Cash denominated in foreign currencies has been translated at the applicable unified exchange rates.

The carrying amounts of bank loans approximate their fair value, based on the borrowing rates currently available for bank loans with similar terms and average maturities.

(c)	Forward foreign exchange contracts

The Company had not entered into any currency forward contracts in the years ended December 31, 2000, 2001 and 2002.

NOTE 22—CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The revenue of Shanghai Machinery comes from the sale of parts for automobiles in the PRC, which is vulnerable to the increase in the level of competition and the change in the supply and demand relationship in the automobile industry in the PRC. Currently, the PRC imposes restrictions on the importation of motor vehicle components and motor vehicles. These restrictions are intended in part to encourage the development of the domestic motor vehicle industry. As the PRC became a signatory of the World Trade Organization (“WTO”) in 2001, which regulates trading among its signatory states, import restrictions on both motor vehicle components and motor vehicles will probably diminish and import tariffs will be gradually reduced. Although such developments can benefit the Company by reducing the cost of imported parts and components used in their products, lower tariffs and reduced import restrictions will lead to increased competition in the sale of their products.

Shanghai Machinery’s current products are based on technology originally procured from third parties, and no assurance can be given that additional technology transfer agreements for the upgrading of the Company’s existing products and development of new products could be reached in the near term.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Ek Chor China Motorcycle Co. Ltd.

We have audited the accompanying balance sheet of Zhan Jiang Deni Carburetor Co. Ltd., registered in the People’s Republic of China, as of December 31, 2002, and the related statements of income, equity and cash flows for the year then ended. These financial statements are the responsibility of Zhan Jiang Deni Carburetor Co. Ltd.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zhan Jiang Deni Carburetor Co. Ltd. at December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ernst & Young

Hong Kong

March 28, 2003

ZHAN JIANG DENI CARBURETOR CO. LTD.

BALANCE SHEET

December 31, 2002

(Amounts stated in thousands)

	RMB	US$
ASSETS
Current assets:
Cash	58,686	7,088
Accounts receivable, net of allowance of RMB8,919 (Note 5)	27,055	3,268
Accounts receivable from related companies (Note 13)	3,372	407
Notes receivable (Note 5)	37,986	4,588
Prepayments, deposits and other receivables	1,881	227
Inventories (Note 6)	43,049	5,199

Total current assets	172,029	20,777
Property, plant and equipment, net (Note 7)	107,794	13,018
Intangible assets	159	19

Total assets	279,982	33,814

The accompanying notes are an integral part of these financial statements.

ZHAN JIANG DENI CARBURETOR CO. LTD.

BALANCE SHEET (continued)

December 31, 2002

(Amounts stated in thousands)

	RMB	US$
LIABILITIES AND EQUITY
Current liabilities:
Short-term bank loans (Note 8)	25,000	3,019
Amounts due to joint venture partners (Note 13)	2,839	343
Accounts payable to related companies (Note 13)	828	100
Accounts payable	24,015	2,900
Salaries payable	4,637	560
Advance payments by customers	2,402	290
Other payables and accrued expenses	2,231	270
Accrued staff bonus and welfare benefits	7,445	899
Taxes payable (Note 4)	3,758	454

Total current liabilities	73,155	8,835
Long-term bank loans (Note 8)	20,000	2,415
Contingencies and commitments (Note 9)
Equity (Notes 11 and 12):
Capital	127,135	15,355
Reserve funds	53,977	6,519
Retained earnings	5,715	690

Total equity	186,827	22,564

Total liabilities and equity	279,982	33,814

The accompanying notes are an integral part of these financial statements.

/s/ Edward Chen

Director

ZHAN JIANG DENI CARBURETOR CO. LTD.

STATEMENT OF INCOME

For the year ended December 31, 2002

(Amounts stated in thousands)

	RMB	US$
Sales to:
Related parties	15,356	1,855
Others	222,155	26,830

	237,511	28,685
Cost of sales (including purchases from related parties of RMB32,135)	(156,273)	(18,874)

Gross profit	81,238	9,811
Selling and administrative expenses	(35,008)	(4,228)
Royalty expense to a related party (Note 13)	(1,359)	(164)
Provision for doubtful accounts	(135)	(16)

Operating income	44,736	5,403
Interest income	399	48
Interest expense	(3,633)	(439)
Foreign exchange losses, net	(284)	(34)

Income before income taxes	41,218	4,978
Provision for income taxes (Note 4)	(5,435)	(656)

Net income	35,783	4,322

The accompanying notes are an integral part of these consolidated financial statements.

ZHAN JIANG DENI CARBURETOR CO. LTD.

STATEMENT OF EQUITY

For the year ended December 31, 2002

(Amounts stated in thousands)

	Capital	Retained earnings	Reserve funds
	RMB	RMB	RMB
Balance at January 1, 2002	127,135	8,460	50,449
Net income for the year	—	35,783	—
Transfer to reserve funds	—	(3,528)	3,528
Cash distributions:
Ek Chor Investment Co. Ltd.	—	(9,800)	—
Zhan Jiang Southern Carburetor Factory	—	(7,000)	—
Dong Feng Automobile Carburetor Co. Ltd.	—	(11,200)	—
Keihin Seiki Manufacturing Co. Ltd.	—	(7,000)	—

Balance at December 31, 2002	127,135	5,715	53,977

The accompanying notes are an integral part of these financial statements.

ZHAN JIANG DENI CARBURETOR CO. LTD.

STATEMENT OF CASH FLOWS

For the year ended December 31, 2002

(Amounts stated in thousands)

	RMB	US$
Cash flows from operating activities:
Net income	35,783	4,322

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,499	1,872
Loss on disposal of property, plant and equipment	1,052	127
Amortization of intangible assets	1,125	136
Changes in operating assets and liabilities:
Accounts receivable and notes receivable	15,609	1,885
Prepayments, deposits and other receivables	65	8
Inventories	(7,985)	(964)
Accounts receivable from related companies	(2,547)	(308)
Accounts payable to related companies	828	100
Amounts due to joint venture partners	2,192	265
Accounts payable	8,641	1,043
Other payables and accrued expenses	4,715	569
Accrued staff bonus and welfare benefits	945	114
Income taxes payable	944	114

Net cash provided by operating activities	76,866	9,283

The accompanying notes are an integral part of these financial statements.

ZHAN JIANG DENI CARBURETOR CO. LTD.

STATEMENT OF CASH FLOWS (continued)

For the year ended December 31, 2002

(Amounts stated in thousands)

	RMB	US$
Cash flows from investing activities:
Purchase of property, plant and equipment	(9,590)	(1,158)
Proceeds from disposal of property, plant and equipment	3,415	412

Net cash used in investing activities	(6,175)	(746)

Cash flows from financing activities:
Distributions paid	(45,000)	(5,435)
Increase in short-term bank loans	11,000	1,329
Repayment of short-term bank loans	(5,000)	(604)
Repayment of long-term bank loans	(16,000)	(1,932)

Net cash used in financing activities	(55,000)	(6,642)

Net increase in cash	15,691	1,895
Cash at beginning of year	42,995	5,193

Cash at end of year	58,686	7,088

The accompanying notes are an integral part of these financial statements.

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 1—ORGANIZATION AND PRINCIPAL ACTIVITIES

Zhan Jiang Deni Carburetor Co. Ltd. (“Deni Carburetor” or the “Company”) was a Sino-foreign joint venture with limited liability formed on November 11, 1992 under the relevant laws of People’s Republic of China (the “PRC”). Zhan Jiang Southern Carburetor Factory (“Southern Carburetor”), Dong Feng Automobile Carburetor Co. Ltd. (“Dong Feng Automobile”), Ek Chor Investment Company Limited (“Ek Chor Investment”), a subsidiary of Ek Chor China Motorcycle Co. Ltd. and Keihin Seiki Manufacturing Co. Ltd. (“Keihin Seiki”) contributed 20%, 32%, 28% and 20%, respectively, of the capital of Deni Carburetor. The Company is principally engaged in the manufacture of carburetors for motorcycles and other vehicles.

Pursuant to the joint venture contract and its articles of association, Deni Carburetor had an initial term of 30 years, which may be extended with the mutual consent of the participants in the joint venture, subject to the approval of relevant PRC governmental authorities. The Company currently has a remaining term of 19 years. Profits are shared in accordance with the joint venture partners’ contributed equity interest in the Company.

In late 1994, Keihin Seiki became a participant in Deni Carburetor, and provided updated carburetor technology to the Company, enabling it to produce carburetors for sale to automotive and motorcycle manufacturers in the PRC and for export. In addition to enabling Deni Carburetor to become a certified carburetor supplier for Shanghai Volkswagen, the new motorcycle carburetor technology provided by Keihin Seiki has enabled the Company to become a major supplier of carburetors to Sino-foreign motorcycle joint ventures in the PRC.

NOTE 2—BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Cash

The Company considers cash to include cash on hand and demand deposits with financial institutions with maturities of less than 3 months at the time of acquisition. At December 31, 2002, cash included foreign currency deposits equivalent to RMB1,913 (US$228, JP¥6 and HK$23).

(b)	Inventories

Inventories are valued at the lower of average cost or market value.

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(c)	Property, plant and equipment

Property, plant and equipment, are stated at cost, less allowances for depreciation.

Depreciation is provided using the straight-line method based on the estimated economic useful life of each category of assets as follows:

Buildings	20 years
Machinery and equipment	5 - 10 years
Motor vehicles	5 years
Land use rights	Over the tenure of the Company (30 years)

(d)	Intangible assets

Intangible assets represent technology know-how fees, which are amortized using the straight-line method over a period of 10 years or over the term of the technology know-how agreement, whichever is shorter.

The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that their carrying amount might not be recoverable. If indicators of impairment are present in intangible assets used in operations, and future cash flows are not expected to be sufficient to recover the asset’s carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the value of intangible assets recorded in the accompanying consolidated financial statements. The carrying value and the accumulated amortization of intangible assets at December 31, 2002 was RMB159 and RMB1,125, respectively.

(e)	Accounts receivable

Accounts receivable are stated at estimated net realisable value. Accounts receivable comprise balance due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

(f)	Revenue recognition

Sales represent the net invoiced value of goods sold, net of value-added tax and returns. Revenue is recognized upon the delivery of goods to and acceptance by customers, when collectibility of the sales price is reasonably assured.

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(g)	Foreign currency translation

Deni Carburetor’s financial records are maintained and the statutory financial statements are stated in Renminbi (“RMB”). In preparing these financial statements, all foreign currency transactions during the year ended December 31, 2002 have been translated into RMB using the applicable rates of exchange quoted by the People’s Bank of China (the “unified exchange rates”) for the year. Monetary assets and liabilities denominated in foreign currencies have been translated into RMB at the unified exchange rate at December 31, 2002. The resulting exchange gains or losses have been credited or charged to the statements of income.

Translation of amounts from RMB into United States dollars (“US$”) for the convenience of the reader has been made at the unified exchange rate as quoted by the People’s Bank of China on December 31, 2002 of US$1.00 = RMB8.28. No representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate on December 31, 2002 or at any other rate.

The market risks associated with changes in exchange rates and the restrictions over convertibility of RMB to foreign currencies are discussed in Note 10.

(h)	Income taxes

Income taxes, if any, are determined under the liability method as required by Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.

(i)	Research and development costs

Research and development costs are charged to expense as incurred and amounted to RMB772 in 2002.

(j)	Shipping and handling fees and costs

Shipping and handling fees associated with the purchase of raw materials are included in inventories and charged to cost of sales when the goods are sold. Shipping and handling costs associated with the delivery of goods to customers are included in selling and administrative expense and totaled RMB3,365 in 2002.

(k)	Advertising costs

Advertising costs are charged to expenses as incurred and amounted to RMB461 in 2002.

(l)	Recent pronouncements

In June 2002, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 146 (“FAS 146”), “Accounting for Costs Associated with Exit or Disposal Activities”. FAS 146 addresses accounting and reporting for costs associated with exit or disposal activities, and requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. FAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company’s management does not expect the adoption of this statement to have a material effect on the Company’s financial statements.

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(l)	Recent pronouncements (continued)

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees it has issued and clarifies the accounting for such guarantees. The initial recognition and measurement provisions of FIN 45 are effective on a prospective basis to guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for periods ending after December 15, 2002. The Company’s management does not expect the adoption of FIN 45 to have a material impact on the Company’s consolidated operating results or financial position.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“FAS 148”), “Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123”. This Statement amends Statement of Financial Accounting Standards No. 123 (“FAS 123”), “Accounting for Stock-Based Compensation”, and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement requires that companies having a year-end after December 15, 2002 follow the prescribed format and provide the additional disclosures in their annual reports. The Company’s management does not expect the adoption of this statement to have a material effect on the Company’s financial statements.

NOTE 4—INCOME TAXES

Pursuant to the Income Tax Law of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the “Income Tax Law”), Sino-foreign joint venture enterprises generally are subject to income tax at an effective rate of 33% (30% State income taxes plus 3% local income taxes) on income as reported in their statutory accounts unless the enterprise is located in specially-designated regions or cities for which more favorable effective rates apply.

Deni Carburetor was exempt from income taxes for a period of two years starting from the first profitable year of operations (1996) and, as a Sino-foreign joint venture enterprise engaged in the manufacturing business, was entitled to a 50% tax exemption from State income taxes for the next three years (1998 to 2000). Pursuant to the Preferential Provisions of the Government of Zhan Jiang for the Encouragement of Foreign Investment issued on September 15, 2000, the Company, can extend three more years for a 50% tax exemption from income taxes. This extension was approved by the relevant authorities of the Zhan Jiang Government. For the extended three years of tax reduction from 2001 to 2003, the income tax rate on income as reported in Deni Carburetor’s statutory financial statements was 12%. Commencing 2004, the Company will be subject to a tax rate of 24% as the Company is located in a region where preferential tax rates apply.

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 4—INCOME TAXES (continued)

The provision for income taxes comprised the following:

RMB
State and local taxes:
Current	5,435

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of these differences, to the extent that they are temporary, are recorded as deferred tax assets, and consisted of the following major components:

RMB
Deferred tax assets:
Allowance for doubtful accounts	1,070
Allowance for slow-moving and obsolete inventories	1,709
Allowance for other receivables	873
Property, plant and equipment	28
Intangible assets	11

3,691
Valuation allowances	(3,691)

Total deferred tax assets	—

The reconciliation of the effective income tax rate stated in the statements of income to the statutory income tax rates applicable to Deni Carburetor is as follows:

RMB
Statutory tax rate	24%
Tax exemption	(12%)
Valuation allowances	0.1%
Other items	1.1%

Effective tax rate	13.2%

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 4—INCOME TAXES (continued)

Movements in the valuation allowances are as follows:

RMB
Balance at beginning of year	3,686
Charged to expenses during the year	5

Balance at end of year	3,691

The effect of tax exemption to the Company amounted to RMB5,435 for the year ended December 31, 2002.

NOTE 5—ACCOUNTS RECEIVABLE/NOTES RECEIVABLE

Movements in the allowance for doubtful accounts are as follows:

RMB
Balance at beginning	8,919
Additions—charge to expenses	—

Balance at end of year	8,919

There were no additions or reductions to the allowance for doubtful accounts during the year.

The notes receivable represent negotiable instruments issued by banks, received from customers as settlements of accounts receivable. They are unsecured, interest-free and repayable upon maturity, with terms ranging from 2 to 6 months.

NOTE 6—INVENTORIES

RMB
Raw materials	11,478
Work-in-progress	12,678
Finished goods	33,133
Less: Allowance for slow-moving and obsolete inventories	(14,240)

Inventories, net	43,049

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 6—INVENTORIES (continued)

Movements in the allowance for slow-moving and obsolete inventories are as follows:

RMB
Balance at beginning of year	13,394
Additions—charged to expenses	846

Balance at end of year	14,240

NOTE 7—PROPERTY, PLANT AND EQUIPMENT

RMB
At cost:
Buildings	32,768
Machinery and equipment	154,074
Motor vehicles	2,416
Land use rights	17,406

206,664

Allowances for depreciation:
Buildings	10,679
Machinery and equipment	80,929
Motor vehicles	1,460
Land use rights	5,802

98,870

Net book value	107,794

According to the laws of the PRC, title to all PRC land is retained by the government. Deni Carburetor has no agreement with the government on the use of land. However, pursuant to the joint venture agreement, one of the PRC joint venture partners, Southern Carburetor, is responsible for procuring from the government the right to use the land required for the Company’s operations and the Company has the right to use the land on which its facilities are located for the term of the Company. Deni Carburetor occupies 79,117 square meters of land previously granted to Southern Carburetor. Pursuant to the joint venture agreement, Deni Carburetor’s premises are located on certain sites whereby the right to use the land is obtained through a transfer fee payment of RMB17,406 to Southern Carburetor. At December 31, 2002, certain of the Company’s machinery and equipment with a net book value of approximately RMB27,745 were pledged to secure banking facilities granted to the Company (Note 8).

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 8—SHORT-TERM/LONG-TERM BANK LOANS

All of the short-term and long-term bank loans are denominated in Renminbi, are secured by certain of the Company’s machinery and equipment amounting to approximately RMB27,745 and are guaranteed by the PRC joint venture partners. Interest on the bank loans was payable at the weighted average rate of 5.2% per annum. Short-term bank loans are normally repayable on demand.

NOTE 9—CONTINGENCIES AND COMMITMENTS

(a)	Operating leases

The Company leases its sales representative offices under operating lease arrangements, with leases negotiated for terms ranging from 1 to 3 years. The Company’s rental commitments at December 31, 2002, representing the payable in the next three years, are as follows:

RMB
2003	220
2004	43
2005	20

283

Rental expenses under operating leases for the year ended December 31, 2002 was RMB201.

(b)	Technology license royalty

Deni Carburetor entered into a technology license contract with one of the joint venture partners, Keihin Seiki, in relation to the production of several new types of motorcycle carburetors. The royalty is calculated by the number of unit sold multiplied by a fixed royalty rate, and the terms of technology license contracts are normally within 8 to 10 years, depending on the types of carburetors.

Technology license royalty expense paid for the year ended December 31, 2002 was RMB1,359.

NOTE 10—FOREIGN CURRENCY EXCHANGE

Sino-foreign joint venture enterprises may have their own foreign currency accounts and retain their own foreign currency. They may also buy and sell foreign currency from authorized foreign exchange banks in connection with current account transactions and to retain foreign exchange in certain instances, including, but not limited to, payments for trade services, payments of interest on external debt and profit repatriation. However, with respect to foreign exchange in connection with capital account transactions, such as equity investments, Sino-foreign invested enterprises are required to seek the approval of the State Administration of Exchange Control (“SAEC”) or its relevant branch to exchange RMB holdings into foreign currency. When applying for approval, such enterprises will be subject to the review by SAEC of the source and nature of the RMB funds.

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 10—FOREIGN CURRENCY EXCHANGE (continued)

Under the current foreign exchange control system, there is no guarantee that sufficient foreign currency will be available at a given exchange rate to satisfy the demand of a particular enterprise in full. There can be no assurance that shortages in the availability of foreign currency will not restrict the Company’s ability to obtain sufficient foreign currency to pay dividends or to satisfy its other foreign currency requirements. In addition, there can be no assurance that the special treatment currently afforded to foreign invested enterprises will continue.

The unified exchange rate as of December 31, 2002 was as follows:

RMB
RMB equivalent of US$1.00	8.28

Deni Carburetor’s products sold in the PRC are primarily in RMB and revenues and profits are thus predominantly denominated in RMB. Funds denominated in RMB may have to be, and from time to time are, converted to US$ or other foreign currencies for the purchase of imported parts. The Company is not normally able to hedge its foreign exchange exposure because neither the Bank of China nor other financial institutions authorized to engage in foreign exchange transactions in the PRC offer forward exchange contracts. The Company from time to time makes prepayments in foreign currencies to suppliers for the purchase of fixed assets and imported parts. There were no prepayments denominated in foreign currencies at December 31, 2002.

NOTE 11—CAPITAL

The registered and paid-up capital of the Company is stated in United States dollars and amounted to US$21,250 (RMB127,135) at December 31, 2002. Ek Chor Investment contributed its share in cash, and Southern Carburetor and Dong Feng Automobile contributed their shares in the form of property, plant and equipment and cash. As at 31 December 2002, Southern Carburetor, Dong Feng Automobile, Ek Chor Investment and Keihin Seiki contributed 20%, 32%, 28% and 20%, respectively, of the capital of the Company.

NOTE 12—DISTRIBUTION OF EARNINGS

Pursuant to the relevant laws and regulations for Sino-foreign joint venture enterprises, the earnings of Deni Carburetor are available for distribution to each of the joint venture partners after the Company: (1) satisfies all tax liabilities; (2) provides for any losses in previous years; and (3) makes appropriations to reserve funds, as determined at the sole discretion of the board of directors. The appropriations include a general reserve fund, an enterprise expansion fund and staff bonus and welfare benefits. The Company intends to allocate as appropriations in aggregate up to 15% of the net income as reflected in its statutory financial statements. These reserve funds are not distributable in the form of dividends.

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 12—DISTRIBUTION OF EARNINGS (continued)

The earnings reflected in the financial statements prepared in accordance with US GAAP differ from those reflected in the statutory financial statements. In accordance with the relevant laws and regulations for Sino-foreign joint venture enterprises, the profits available for distribution are based on the statutory financial statements. At December 31, 2002, there was retained earnings of RMB48,370 reflected in the statutory financial statements, which was unrestricted for distribution.

Profit distributions are declared and payable in RMB. If foreign currency is not available and the foreign investor desires to obtain the foreign currency equivalent of RMB distributions, it will be necessary to convert such distributions through the conversion mechanism as described in Note 10.

The amount of foreign currency remitted as distribution to the foreign joint venture partner is determined with reference to the then prevailing unified exchange rate. The decision to make a distribution is at the discretion of the board of directors of the Company and will depend upon the results of operations, the financial position, and any other factors deemed relevant by the board of directors.

NOTE 13—RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

Summary of related party transactions:

			RMB
Sales to related companies	(a	)	15,356
Purchases from related companies	(b	)	32,135
Royalty expense paid to a related company	(c	)	1,359
Accounts receivable from related companies	(d	)	3,372
Accounts payable to related companies	(d	)	828
Amounts due to joint venture partners:
Southern Carburetor	(e	)	878
Keihin Seiki	(e	)	1,961

(a)	Sales to related companies

Related party sales are mainly made to the affiliated companies of one of the joint venture partners, Ek Chor Investment. The Company’s sales to this joint venture partner’s affiliated companies represented 7% of the total sales in 2002.

(b)	Purchases from related companies

Related party purchases are mainly from one of the PRC joint venture partners and its affiliated companies.

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 13—RELATED PARTY TRANSACTIONS AND ARRANGEMENTS (continued)

(c)	Royalty expense paid to a related company

In 1994, Deni Carburetor entered into agreement with one of the joint venture partners, Keihin Seiki, for the technology transfer in relation to the development of new types of carburetors as set out in Note 9.

(d)	Accounts receivable/payable with related companies

The amounts are unsecured, interest-free and have no specific terms of repayment.

(e)	Amounts due to joint venture partners

The amounts are unsecured, interest-free and have no specific terms of repayment.

NOTE 14—MAJOR CUSTOMER

The Company made sales of RMB29,505, which represented 12.4% of the total sales in 2002, to one customer. The receivable from this customer amounted to RMB308 as of December 31, 2002.

NOTE 15—RETIREMENT PLAN

As stipulated by the regulations of the PRC Government, Deni Carburetor has a defined contribution retirement plan for all its staff. Upon completion of a period of three years of service, all staff are entitled to an annual pension equal to their twelve-month average basic salary immediately prior to their retirement date, plus certain subsidies from the PRC government, which depends on the number of their years of service with the Company. Deni Carburetor paid to a PRC insurance company an amount representing 25% of its staff’s basic salary and certain related benefits. All contributions to the plan are required to be paid to a government body, which is responsible for the entire pension obligation for all staff of Deni Carburetor. Total expenses incurred by Deni Carburetor in connection with the retirement plan amounted to RMB1,401 in 2002.

NOTE 16—SUPPLEMENTAL CASH FLOW INFORMATION

RMB
Interest paid	3,633

Income taxes paid	4,491

ZHAN JIANG DENI CARBURETOR CO. LTD.

NOTES TO FINANCIAL STATEMENTS

(Amounts stated in thousands, unless otherwise indicated)

NOTE 17—FINANCIAL INSTRUMENTS

(a)	Concentration of credit risk

Deni Carburetor maintains its currencies with a number of State-owned banks in the PRC. The Company also markets its products principally to independent distributors and related companies in the PRC. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. The allowance for doubtful accounts is based upon the expected ability to collect all accounts receivable.

(b)	Fair value of financial instruments

The carrying amounts of the Company’s cash approximate their fair value because of the short maturity of such instruments. Cash denominated in foreign currencies has been translated at the applicable unified exchange rates.

The carrying amounts of bank loans approximate their fair value, based on the borrowing rates currently available for bank loans with similar terms and average maturities.

(c)	Forward foreign exchange contracts

The Company had not entered into any foreign currency forward contracts in the year ended December 31, 2002.

NOTE 18—CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The revenue of Deni Carburetor comes from the sale of carburetors in the PRC, which is vulnerable to the increase in the level of competition and the change in the supply and demand relationship in the automobile and motorcycle industry in the PRC. Currently, the PRC imposes restrictions on the importation of motor vehicle components and motor vehicles, including motorcycles. These restrictions are intended in part to encourage the development of the domestic motor vehicle industry. As the PRC became a signatory of the World Trade Organization (“WTO”) in 2001, which regulates trading among its signatory states, import restrictions on both motor vehicle components and motor vehicles will probably diminish and import tariffs will be gradually reduced. Although such developments can benefit the Company by reducing the cost of imported parts and components used in their products, lower tariffs and reduced import restrictions will lead to increased competition in the sale of carburetors.

Deni Carburetor’s current products are based on technology originally procured from the joint venture partners and third parties, and no assurance can be given that additional technology transfer agreements for the upgrading of the Company’s existing products and development of new products could be reached in the near term.